COPELAND CAPITAL MANAGEMENT, LLC

COMPLIANCE MANUAL

March, 2014

Eight Tower Bridge	40 Walnut St., 1st Floor	1230 Peachtree Street, NE
161 Washington Street, Suite 1650	Wellesley, MA 02481	Suite 1900
Conshohocken, PA 19428		Atlanta, GA 30309

i

TABLE OF CONTENTS

Introduction		iv

Fiduciary Considerations		vi

I.	Registration	1

II.	Agreements	2

II-1 Separate Account Advisory Agreements		2

II-2 Mutual Fund Agreements		4

II-3 Hedge Fund Agreements		5

III.	Portfolio Oversight	6

IV.	Trading	9

IV-1. Brokerage Practices – Best Execution		9

IV-2. Trade Aggregation and Allocation		15

IV-3. Trade Errors		17

V.	Personal Trading and Conflicts of Interest – Code of Ethics	20

VI.	Disclosures to the Public	21

VI-1. Form ADV Disclosure Policy		21

VI-2. Regulatory Reporting		23

VII.	Safeguarding of Client Information and Assets	26

VII-1. Information Security		26

VII-2. Privacy Policy		30

VII-3. Custody		34

VIII. Books and Records Retention		37

VIII-1. Books and Records Retention		37

VIII-2. Email Usage and Retention Policy		38

IX.	Marketing	40

IX-1. Advertising and Marketing		40

IX-2. Guidelines for Payments Associated with Marketing Efforts		48

IX-3. Sales Force Guidelines		51

IX-4. Solicitation Agreements		53

X.	Valuation of Securities	54

X-1. Valuation for Separately Managed Accounts		54

X-2. Valuation for Mutual Funds Advised by Copeland		57

X-3. Valuation for Hedge Funds Advised by Copeland		60

XI.	Client Complaints	61

XII.	Client Accounts	62

XII-1. Anti-Money Laundering		62

XII-2. Client Reporting		65

XII-3. Proxy Voting		66

XIII.	ERISA Matters	70

XIV.	Reporting of Legal or Ethical Violations Procedures	73

XV.	Pay to Play Policy	75

XVI.	Social Media Policy	76

XVII.	Business Continuity and Disaster Recovery Statement	77

XVIII.	Compliance Program Annual Review	80

XIX.	Compliance Manual Acknowledgement and Confirmation	81

Exhibit I – Code of Ethics		1

Schedule A – Personal Transaction Pre-Clearance Form		14

Schedule B – Quarterly Personal Trading Report and Compliance Acknowledgement		15

Schedule C – Employee Representation of Accounts		16

Schedule D – Certification of Compliance with the Code of Ethics		17

Schedule E – Initial Certification of Compliance with the Code of Ethics		18

Schedule F – Certification of Compliance with Changes to the Code of Ethics		19

(Other than Annual Amendments)		19

Exhibit II – Client Notice of Privacy Policy		20

Exhibit III – Document Retention Requirements Pursuant to the Advisers Act		21

Exhibit IV – Document Retention Requirements Pursuant to the 1940 Act		30

Introduction

Overview

This Compliance Manual (the “Manual”) contains the written compliance policies and procedures of Copeland Capital Management, LLC (“Copeland,” “CCM,” or “the Firm”) and must be followed by all personnel in carrying out their responsibilities with Copeland. As an investment adviser registered with the United States Securities and Exchange Commission, the Firm is subject to certain requirements, including a requirement to have written policies and procedures reasonably designed to prevent or detect violations of the Investment Advisers Act of 1940 by the Firm and its Employees. The purpose of this Manual is to help ensure that Copeland conducts its business in compliance with all applicable federal and state laws, rules, and regulations and in keeping with the highest level of professional and ethical standards. Every employee should be familiar with the Firm’s written policies and procedures and report any activities that are inconsistent with the Firm’s procedures to Copeland’s Chief Compliance Officer, Barbara Grosso.

Amendments

Copeland will review the adequacy of this Manual on at least an annual basis, and amend the Manual as needed. The most up-to-date version of each of the enclosed policies and procedures is located on the T drive under Compliance. A hard copy may be obtained from Barbara Grosso.

Questions

Any questions concerning the policies and procedures contained within this Manual should be directed to Copeland’s Chief Compliance Officer, Barbara Grosso.

Limitations of Use

Copeland is the sole owner of all rights in this Manual. The information contained herein is confidential and proprietary and may not be disclosed to any third party or otherwise shared or disseminated in any way without the prior written approval of Compliance.

Violations

Violations of any of the enclosed policies or procedures may result in disciplinary sanctions, including, but not limited to, fines, disgorgement of profits, termination of employment, and notification of appropriate governmental or regulatory authorities, depending on the particular facts and circumstances of each violation.

Responsibility

The information and procedures provided within this Manual must be followed by Copeland’s personnel at all times, but are not inclusive of all laws, rules, and regulations that govern the activities of Copeland.

All Copeland employees are required to read this Manual and must sign an acknowledgment of receipt and confirmation of compliance with its provisions on an annual basis. Each Employee is responsible for familiarizing themselves with, and understanding, the policies covered in this Manual, and should refer to it on an ongoing basis. Persons in supervisory roles are responsible for those individuals under their supervision, and must ensure that the written policies and procedures of their department are accurate and up-to-date.

Abbreviations

For the purposes of this Manual, the following abbreviations have been used:

Copeland Capital Management, LLC	Copeland or CCM or Firm or Company
Employee Retirement Income Security Act	ERISA
Investment Advisers Act of 1940	Advisers Act
Investment Company Act of 1940	1940 Act
Financial Industry Regulatory Authority	FINRA
U.S. Securities and Exchange Commission	SEC
Securities Exchange Act of 1934	Exchange Act
Department of Labor	DOL

Compliance Officer

Barbara A. Grosso – Chief Compliance Officer Management Committee

Edward C. Rorer	Chairman / Portfolio Manager
Eric C. Brown, CFA	Chief Executive Officer / Portfolio Manager
Mark W. Giovanniello, CFA	Chief Investment Officer / Portfolio Manager
Charles M. Barrett	Director of Sales and Marketing

Investment Policy Committee

Edward C. Rorer	Chairman / Portfolio Manager
Eric C. Brown, CFA	Chief Executive Officer / Portfolio Manager
Mark W. Giovanniello, CFA	Chief Investment Officer / Portfolio Manager
Erik B. Granade, CFA	Head of International Equities
David B. McGonigle, CFA	Research Analyst / Portfolio Manager
James C. Spencer, CMT	Director of Fixed Income
Jeffrey A. Walkenhorst, CFA	Research Analyst / Portfolio Manager
Kenneth T. Lee	Research Analyst / Portfolio Manager

v

Fiduciary Considerations

As a registered investment adviser and fiduciary, Copeland has established policies and procedures to help ensure that the Firm and its Employees adhere to the highest standards in the Firm’s operations and compliance with all regulatory requirements.

Compliance involves more than acting with honesty and good faith alone; it means that Copeland has an affirmative duty of utmost good faith to act solely in the best interest of any accounts for which it provides investment advisory-related services.

Disinterested Advice

Copeland must provide advice that is in an account’s best interest. Employees must not place their interests ahead of an account’s interest under any circumstances.

Disclosure

Copeland must disclose all material facts regarding the Company to every account, including information regarding any advisory services rendered, any investment management fees charged, and conflicts of interest. Accounts that have a contract directly with Copeland will typically receive additional disclosures in the Company’s advisory services agreement. Employees must not make additional oral disclosures that contradict those presented in both the disclosure brochure and an account’s agreement. Compliance will ensure that disclosures in its Form ADV Part II (“the disclosure brochure”) and advisory agreement are accurate.

Conflicts of Interest

Employees must disclose any potential or actual conflicts of interest to Compliance prior to dealing with an account or potential account. It is the responsibility of Compliance to determine the disposition of such conflicts of interest, including whether disclosure may be required in Copeland’s Form ADV.

Confidentiality

Account records, financial and trade records, and client information must be treated with strict confidentiality. Such information must not be disclosed, except as required by law or for legitimate business purposes, and only to authorized recipients.

Fraud

Engaging in any fraudulent, deceptive or manipulative conduct with existing accounts or clients or potential accounts or clients is strictly prohibited. Examples of fraudulent conduct include, but are not limited to, misrepresentation, non-disclosure of fees, and misappropriation of funds.

I. Registration

Background

In general, the registration of investment advisers and their employees is governed by federal and state laws and regulations.

In accordance with the Advisers Act, an investment adviser that is registered with the SEC is exempt from state registration but may be required to file notices in each state where it maintains a place of business or has more than a de minimis number of clients. The investment adviser is required to maintain its SEC registration and state notice filings (as applicable) on an annual basis through the timely payment of renewal fees and the filing of an Annual Form ADV Updating Amendment with the Investment Adviser Registration Depository (the “IARD”).

Employees of a federally registered investment adviser selling or providing investment advisory services on behalf of their firm (“Investment Advisor Representatives” or “IARs”) are not required to register federally but may be required to maintain registrations in any state where they have a place of business or more than a de minimis number of clients, in accordance with each state‘s regulations. The definition of IAR may vary on a state-by-state basis. In most states, however, the definition is the same as that under the Advisers Act and includes only those investment adviser employees whose clients are natural persons. If the employee does not have any clients who are natural persons, the employee does not fall within the IAR definition and, therefore, does not have to register on the state level. IAR registrations must also be renewed on an annual basis by the timely payment of renewal fees through the IARD.

Registration may also be applicable to internal marketing support personnel who answer questions regarding products offered by Copeland.

Policy

As a registered investment adviser with the SEC, Copeland maintains and renews its federal adviser registration on an annual basis, complies with annual state notice filing requirements where applicable, and licenses and renews registrations of its IARs in those states where such licensing or registration is required, through timely filings with the IARD.

Copeland’s policy is to maintain all Company and IAR registrations or notice filings that are required for offering, selling and providing investment advisory services in all appropriate locations (i.e., in the states where the Company and its IARs have offices or more than a de minimis number of clients, as state law requires).

Responsibility

Compliance is responsible for ensuring that Copeland is properly registered with the SEC, that Firm notice filings are made in the appropriate states and that IARs are properly licensed or registered in all states where required.

Procedures

The Firm

Compliance determines which states require Firm notice filings and makes all required state and federal filings.

Registered IARs

Any Copeland Employee who falls within a particular state’s definition of Investment Adviser Representative must be registered in that state. Compliance will notify you if your registration as an JAR is required in any particular state.

II. Agreements

II-1 Separate Account Advisory Agreements

Background

The Investment Advisers Act of 1940 specifies certain requirements for agreements entered into by investment advisers in order to allow them to manage client assets. Written advisory agreements form the legal and contractual basis for an advisory relationship with each client and as a matter of industry and business best practices provide protections for both the client and an investment adviser. An advisory agreement is the most appropriate place for an adviser to describe its advisory services, fees, liability, and disclosures for any conflicts of interest, among other things.

Policy

This policy and procedure is to ensure that Copeland’s advisory agreements comply with regulations. In instances where Copeland has investment discretion over a client account, Copeland requires a written investment advisory agreement for each client relationship that includes a description of our services, discretionary authority, advisory fees, important disclosures, and other terms of our client relationship. As part of Copeland’s policy, the Company also obtains important relevant and current information concerning the client’s investment objectives, among many other things, as part of our advisory and fiduciary responsibilities. Copeland may not enter into, extend, or renew any client investment advisory agreement unless it is in writing and in compliance with the requirements of the Advisers Act and any other applicable legislation.

Responsibility

Compliance is responsible for implementing and monitoring the Company’s advisory agreement policy, practices, disclosures, and recordkeeping. Account Administration is responsible for obtaining and maintaining each advisory contract in each respective client file. In addition, Operations is responsible for reviewing and maintaining master subadvisory agreements between Copeland and each broker/sponsor program.

Procedure

Copeland has adopted the following procedures with regard to the use of its advisory agreements in instances where Copeland has investment discretion over client accounts:

1.	Copeland may only enter into any new investment advisory agreements that have been reviewed by legal counsel and/or compliance and which contain terms required by the Advisers Act, unless the contract is the standard Copeland contract and has not been modified in any way;

2.	Copeland will maintain and keep current copies of all written advisory agreements entered into with clients and other persons and all Powers of Attorney and other evidences of the granting of any discretionary authority by any client to Copeland, its representatives, or a third party;

3.	Any changes to client contracts, including investment guidelines and/or fee agreements must be documented and approved by a member of the Management Committee or his or her designee. Permanent changes must be evidenced by a written amendment to the client contract or fee agreement. Amendments to or waivers of fees are subject to the prior review of the Management Committee. Any temporary changes, such as waivers, must be evidenced by written confirmation to or from the client. Copies of all changes must be placed in the central client contract files;

4.	Compliance may review the advisory agreements against the Firm’s disclosure brochure (Form ADV Part II) and marketing materials to ensure consistency of disclosures regarding advisory services and fees;

5.	Compliance periodically may review the files to ensure compliance with these procedures; and

6.	Portfolio Managers are responsible for ensuring that written client investment objectives or guidelines are obtained along with a signed advisory agreement.

Note: Any agreement that contractually binds the Firm should be signed by a member of the Management Committee or their designee.

II-2 Mutual Fund Agreements

Background

The Investment Company Act of 1940 specifies certain requirements for agreements entered into by an investment adviser acting as an investment adviser of a registered investment company. Accordingly, prior to providing of any investment advice to a registered investment company, a written agreement, approved by the investment company, must set forth the compensation to be paid for the investment advice and the termination dates of the contract, in accordance with Section 15 of the Investment Company Act of 1940.

Policy

This policy is to ensure Copeland’s compliance with regulations. In any situation where Copeland provides investment advice to an investment company, Copeland requires a written advisory contract including a description of fees, services, important disclosures, termination of agreement, and other terms of the advisory relationship. Copeland may not enter into, extend, or renew any advisory agreement with an investment company unless it is in writing and in compliance with the requirements of the Investment Company Act of 1940 and any other applicable legislation.

Responsibility

Compliance is responsible for implementing and monitoring Copeland’s advisory agreement policy, practices, disclosures and recordkeeping, as well as for coordination with representatives of the investment company, and reviewing and maintaining master advisory agreements between Copeland and any investment company advised by Copeland.

Procedure

Copeland has adopted the following procedure with regard to the use of advisory agreements in instances where Copeland provides investment advice to an investment company: Copeland may only enter into any new advisory contract which contains terms required by the Advisers Act and the Investment Company Act of 1940. Compliance will maintain and keep current copies of all written advisory agreements.

Note: Any agreement that contractually binds the Firm should be signed by a member of the Management Committee or those given approval by the Members of Copeland to do so.

II-3 Hedge Fund Agreements

Policy

Hedge Funds have certain requirements for agreements entered into by potential Limited Partners. All documents required must be approved by the General Partner, prior to entry into the hedge fund.

Responsibility

Compliance is responsible for monitoring Copeland’s policies, practices, disclosures and recordkeeping, as well as for coordination with representatives of the hedge fund.

Note: Any agreement that contractually binds Copeland should be signed by a member of the Management Committee or those given approval by the Members of Copeland to do so. The General Partner for each hedge fund is responsible for approving hedge fund agreements.

III. Portfolio Oversight

Background

The U.S. Supreme Court has held that Section 206 (Prohibited Activities) of the Investment Advisers Act imposes a fiduciary duty on investment advisers by operation of law. (SEC v. Capital Gains Research Bureau, Inc., 375 U.S. 180 (1963)). Every fiduciary has the duty to act with the utmost good faith and in the best interest of its clients and to place clients’ interests first.

In addition, the SEC has indicated that an adviser has a duty, among other things, to ensure that its investment advice is suitable to the client’s objectives, needs, and circumstances.

Purpose and Overview

Where Copeland has discretionary authority with respect to a client account, it is Copeland’s responsibility to manage the account in accordance with the client’s investment objectives, guidelines and restrictions, as communicated to Copeland. The purpose of this policy and procedure is to ensure that in such situations, Copeland monitors compliance with those restrictions, and that guidelines are being followed by the Firm.

Policy

Copeland shall manage discretionary accounts in accordance with the clients’ investment objectives, guidelines, and restrictions, as communicated to Copeland.

Procedures

Client Guidelines, Portfolio Compliance, and Investment Oversight

For clients for whom Copeland has direct oversight and investment discretion, the Firm shall obtain written documentation of the clients’ investment objectives, guidelines, and restrictions, as applicable. Account Administration shall be responsible for reviewing written documentation of client guidelines. Mutual Funds will follow the guidelines set forth in their Prospectus, SAI and any other guidelines provided in writing (i.e., sub-advised mutual fund). Hedge Funds will follow the guidelines set forth in the offering documents.

Trading along with the Portfolio Manager are responsible for ensuring that client accounts have been constructed and maintained consistent with the model portfolios (“models”). Trading conducts these reviews on a regular basis.

Account Administration is responsible for reviewing written documentation of client guidelines. Account administrators will code standard restrictions (e.g., no alcohol, no tobacco, specific securities) into the portfolio accounting system. Client guidelines that include non-standard restrictions or raise other questions are reviewed by the Portfolio Manager and Trading before being accepted.

Trading is responsible for periodically running a report on the trading and portfolio accounting system. The report shows restriction exceptions including violations of coded restrictions. Any breach of restrictions or guidelines identified during the review process will be corrected appropriately and entered into the trade error log, if applicable.

Compliance may periodically review to ensure compliance with investment guidelines or restrictions imposed by the clients. Compliance will report any significant exceptions or issues to a member of the Management Committee, and will ensure that appropriate follow-up or corrective action is taken. Specifically, the Chief Compliance Officer shall periodically review Copeland’s client relationships with respect to the following:

A.	Client Contracts. At the outset of a client relationship, appropriate Copeland representatives shall conduct an initial review of materials and information provided by the client to ascertain the investment objective and investment parameters, policies, and guidelines, including any investment restrictions, of the prospective client. Copeland will enter into an investment advisory agreement with each client that, among other things:

1.	Contains an anti-assignment clause;

2.	Provides that Copeland will manage client accounts in accordance with client investment objectives;

3.	Sets forth client investment objectives and strategy; and

4.	Complies with the applicable regulatory standards governing Copeland.

B.	Consistency with Client Objectives. Copeland will collect information regarding client investment objectives and will invest the portfolio accordingly, including any applicable investment restrictions, and any client-approved, mandated, or prohibited investment techniques. In addition, Copeland will note any investment restrictions or limitations in the client file and will code standard restrictions (e.g., no alcohol, no tobacco, specific securities) into the portfolio accounting system.

C.	Safe Harbor for Separately Management Accounts. Copeland’s investment advisory programs shall be organized and operated in compliance with the safe harbor afforded by SEC Rule 3a-4 under the Investment Company Act of 1940, which establishes policies and procedures pursuant to which Copeland may provide investment advisory services to clients without being an investment company required to register under, or otherwise comply with, the Investment Company Act of 1940.

1.	Procedures. The Chief Compliance Officer shall be responsible for documenting that the following procedures are strictly followed in the administration of all investment advisory programs and accounts:

i.	Each client shall retain the indicia of ownership of all securities and funds in their account and have the ability to impose reasonable restrictions on the management of their account;

ii.	Each advisory account shall be managed on the basis of that client’s individual financial situation, investment objectives, and instructions, taking into account any reasonable restrictions placed on the management of the account;

iii.	The person designated by Copeland for overall responsibility for each advisory account and knowledge about the account and its management (“relationship manager”) shall make him or herself reasonably available to each client for consultation; and

iv.	From time to time, Copeland shall notify

a.	each advisory client in writing to contact Copeland if there have been any changes in the client’s financial situation or investment objective, or if the client wishes to modify existing restrictions or impose new restrictions on the management of the account,

b.	provide the client with a means by which such contact may be made, and

c.	provide the client with a statement containing a description of all activity in the client’s account.

Clients will be notified of any exceptions deemed material by any one of the following Copeland staff: the Relationship Manager, Client Service Manager, Portfolio Manager, Operations, Trading, Compliance or their designee.

Additional Procedures for Mutual Funds for which Copeland Acts as Investment Adviser

Whenever Copeland acts as investment adviser for an investment company required to register under and comply with the Investment Company Act of 1940, Copeland will provide investment advice, portfolio compliance, and maintain records as required under the Investment Company Act of 1940, the fund prospectus, and the fund compliance manual. “Portfolio compliance” means compliance with the Internal Revenue Code and the Investment Company Act of 1940 diversification requirements, Internal Revenue Code gross income tests, fund investment objectives, the investment restrictions and limitations contained in the prospectus and statements of additional information (“SAI”), SEC policies and interpretive positions, and procedures in this compliance manual and the compliance manual maintained by the fund relating to the management of the fund’s portfolio securities.

Compliance Checklist

Together with the chief compliance officer of the fund and any other parties such as legal or administration of the fund, a portfolio compliance checklist has been or will be developed which will be designed to ensure that the fund complies with federal securities laws and is used in quarterly and annual reports to the Board of Trustees of the fund. The compliance checklist will cover the items required by the fund documents, Board of Trustees, or by law such as the type of instrument purchased by the fund, applicable percentage limitations and percentage of net assets represented by the instrument; investment strategy / technique used by the fund, applicable percentage limitations and percentage of net assets subject to the strategy / technique; compliance with fundamental investment limitations; and compliance with non-fundamental investment limitations. Copeland shall use the compliance checklist to test portfolio compliance and provide summary reports with the results of the compliance tests to the Chief Compliance Officer of the fund quarterly or such other time as needed. When requested, Copeland will also assist the Chief Compliance Officer of the fund to prepare the annual written report on the operation of the fund’s compliance program to the Board of Trustees of the fund.

Additional Procedures for Hedge Funds for which Copeland Acts as Investment Adviser

Whenever Copeland acts as investment adviser for a hedge fund, Copeland will provide investment advice, portfolio compliance, and maintain records as required.

Compliance Checklist

Together with the chief compliance officer of the fund and any other parties such as legal or administration of the fund, Copeland will develop a portfolio compliance checklist designed to ensure that the fund complies with federal securities laws. The compliance checklist will cover the items required by the fund documents, Board of Trustees (if any), or by law such as the type of instrument purchased by the fund, applicable percentage limitations and percentage of net assets represented by the instrument; investment strategy / technique used by the fund, applicable percentage limitations and percentage of net assets subject to the strategy / technique; compliance with fundamental investment limitations; and compliance with non-fundamental investment limitations. Copeland shall use the compliance checklist to test portfolio compliance and provide summary reports with the results of the compliance tests to the Chief Compliance Officer of the fund quarterly or such other time as needed. When requested, Copeland will also assist the Chief Compliance Officer of the fund to prepare the annual written report on the operation of the fund’s compliance program. Please note that Copeland does not offer Chief Compliance Officer services to the hedge fund(s).

IV. Trading

IV-1. Brokerage Practices – Best Execution

Background

The concept of best execution may touch Copeland’s business from multiple avenues. In some cases, Copeland may serve as a fiduciary to advisory clients for whom the Firm maintains actual investment discretion, endeavoring to seek best execution directly for its clients’ transactions, i.e., seeking to obtain not necessarily the lowest commission or total cost but the best overall qualitative execution, in light of all relevant circumstances. In other cases, Copeland may be in the position of carrying out the instructions of another investment adviser to trade on a best execution basis, consistent with that adviser’s obligation to its clients to seek best execution. In such instances, Copeland may be in a position of reporting to that adviser(s) on the results of its best execution efforts. Finally, when Copeland acts as an investment advisor to a mutual fund or investment company, Copeland will endeavor to seek best execution for the fund transactions, and report to the fund board the result of its efforts.

Information on client trades being contemplated will usually be discussed in the morning meetings and, when placed, trades must be sent via email to both the Research and Trading groups so that the Wellesley, Atlanta and Conshohocken offices are aware of pending client trades. This will serve a dual purpose of combining trades for best execution where possible and to avoid potentially front-running a client’s transaction with a personal trade.

Policy

Copeland’s policy is to seek best execution for all client transactions executed by Copeland. When evaluating broker-dealers, Copeland considers such factors as the commission rates charged, the ability to negotiate commissions, the ability to obtain volume discounts, execution capability, financial responsibility, client brokerage direction (if any) and responsiveness to the advisor. As such, Copeland may continually evaluate the performance of broker-dealers executing clients’ transactions.

Copeland has adopted a series of core principles which it seeks to achieve in placing transactions on behalf of clients:

1.	Copeland will use its best efforts to seek the best available price and most favorable execution with respect to the management of portfolios for its clients.

2.	“Best available price and most favorable execution” is defined to mean the general policy of executing portfolio transactions at prices and, if applicable, commissions that provide the most favorable total cost or proceeds reasonably obtainable under the circumstances.

3.	In selecting a broker or dealer for each specific transaction, Copeland will use its best judgment to choose the broker or dealer most capable of providing the brokerage services necessary to seek best available price and most favorable execution. The full range of brokerage services applicable to a particular transaction will be considered when making this judgment such as, but not limited to, consideration of the quality of a broker’s services, including execution capability, expertise of trading, accuracy of execution, commission rates, reputation, policies in resolving disputes, financial responsibility, and availability and responsiveness. Copeland may also consider the value of research provided by the broker.

4.	Copeland is not obligated to choose the broker offering the lowest available commission rate if, in its reasonable judgment, there is a material risk that the total cost or proceeds from the transaction might be less favorable than may be obtained elsewhere. Copeland makes every effort to keep informed of commission rate structures and prevalent bid/ask spread characteristics of the markets and securities in which transactions for its client occur. Copeland may or may not solicit competitive bids based on its judgment of the expected benefit or harm to the execution process for that transaction.

Additional Policy for Mutual Fund Transactions

At no time will Copeland consider the broker’s sale or promotion of Fund shares in the selection of brokers to execute securities transactions on behalf of the Fund. Copeland will not enter into any agreement or understanding under which the Fund directs revenue or brokerage transactions to pay for the distribution of Fund shares.

Procedures

Copeland has established the following practices to fulfill its best execution obligations.

Trading may consider the following qualitative and quantitative factors in selecting broker-dealers and determining best execution:

Execution Capability and Available Liquidity. Execution capability is defined as the broker-dealer’s general trading skills and ability to accommodate Copeland’s trading requests. Trading evaluates:

•	The broker-dealer’s ability to work an order with an internal market maker or through floor broker-dealers;

•	Order flow through the broker-dealer (the ability to find the natural other side of a trade and trade larger blocks of stock);

•	Communication flows; and

•	Trading expertise.

Timing and Size of Particular Orders. Broker-dealers are chosen based on their ability to handle different sizes and types of orders in a timely manner.

Commission Rates. Commission rates are required to be competitive among like broker-dealers with which Trading does business. However, achieving the lowest commission rate is not considered an overriding factor.

Responsiveness. Trading looks to ensure that the trader/firm is attentive to all orders given. Trading defines responsiveness as not only the ability to enter trades quickly, but also the timeliness of return phone calls regarding the progress of the order. Trading requires general feedback on the stock, including the general breadth and depth of the market, not simply the bid and ask quotes.

Net Capital Position. At least annually, and prior to trading with a new broker, Copeland will review each broker’s net capital position from items such as financial and regulatory filings.

Other factors that Trading may consider include:

Trading experience;

Reputation, integrity and fairness in resolving disputes;

A good settlement/back-office area that is prompt in identifying and solving trading and billing issues;

Reliability in executing trades and keeping accurate and complete records

Disclosure of current market conditions; and

Availability of alternative trading systems.

Best Execution Review

Trading maintains a best execution report, which is reviewed quarterly during the best execution meetings by the Director of Trading, the COO and the CIO. Minutes of these meetings will be taken by the COO. Trading will conduct a Volume Weighted Average Price (VWAP) analysis upon certain client transactions which will be reviewed along with a review of commissions. The CCO will review the results on a quarterly basis.

Exceptions and Discrepancies

As noted above, the Director of Trading and CIO regularly review best execution. Exceptions and discrepancies are researched and resolved by the Trader, but are escalated to Director of Trading when necessary.

Directed Brokerage

In circumstances where a client directs Copeland to use a certain broker-dealer, Trading, in coordination with Compliance, ensures that such direction does not conflict with the Firm’s fiduciary responsibilities. In addition, Copeland includes certain disclosures relevant to this activity in its Form ADV, Part II.

Late Trading

It is Copeland’s policy not to engage in “late trading” when purchasing or redeeming mutual fund shares (whether directly from a fund’s distributor or through an intermediary that sells the fund’s shares). “Late Trading’ is the practice of circumventing a mutual fund’s forward-pricing requirement for purchases and redemptions by purchasing or redeeming shares at that day’s price after the fund has calculated its net asset value (NAV) for such day. The Chief Compliance Officer or a designee shall be responsible for insuring that policies and procedures dictate that all orders for the purchase or redemption of mutual fund shares are received by the fund before the time at which the fund closes for business and calculates its NAV for that day (usually 4:00 p.m. EST). Policies and procedures may be modified from time to time to accommodate cut-off times established by various account custodians/broker-dealers. This policy is intended to eliminate the potential for late trading through intermediaries that sell fund shares.

Market Timing

It is Copeland’s policy not to engage in market timing when purchasing or redeeming mutual fund shares for the purpose of creating an unfair or illegal advantage. Market timing strategies differ, but generally involve frequent purchases and redemptions of fund shares with the objective of benefiting from the difference between a fund’s price for that day and changes in the current value of the securities in the mutual fund’s portfolio.

Quarterly Reports to Board of Funds Advised by Copeland

On no less than a quarterly basis, Copeland and/or the Fund Administrator will report to the Board of any fund advised by Copeland, providing a written report, per the Fund’s Compliance Manual (if any), addressing its efforts to maximize benefits to the fund, which may or may not include the following items:

•	The policies and procedures that Copeland uses on behalf of the fund to allocate brokerage business and, for any allocated brokerage business, Copeland and/or the Fund Administrator will provide reports per the Fund’s Compliance Manual (if any) which may or may not include the following:

•	The name of the broker;

•	Total commissions paid;

•	Average commission rate per share;

•	Total dollar amount of trades with the broker;

•	Amount of trades as percentage of total fund trades; and

•	The reason(s) for placing the trades with the broker.

•	Any arrangements entered into on behalf of the fund, including directed brokerage arrangements exchanged for payment of fund expenses or research;

•	The level of commissions paid by the fund in comparison to commissions paid by other similar funds, or other information allowing the Board of the fund to evaluate the commissions paid;

•	The execution performance of brokers selected for fund transactions; and

•	A certification from Copeland that it has not considered the sale or promotion of fund shares in selecting brokers and that it has not entered into any agreement or understanding to direct brokerage transactions, revenue, or other remuneration to pay for distribution of fund shares.

Soft Dollars

Copeland will comply with the requirements and standards of Section 28(e) of the Securities Exchange Act of 1934, as amended. Brokerage commissions on client account portfolio transactions may be directed by Copeland to certain broker-dealers consistent with Section 28(e), in recognition of brokerage and research services provided by those broker-dealers and/or other third party providers. We may also utilize brokers, such as Instinet for example, that do not necessarily provide research themselves or through a third party, but instead allow us to use soft dollars generated, for example, to pay non-affiliated companies and/or broker-dealers for research products and services.

Products utilized through the use of soft dollars are reviewed initially and on an ongoing basis to ensure they fall under permissible Section 28(e) services by the Director of Trading, the COO and the CIO. As directed under Section 28(e), the research provided can be either proprietary (created and provided by the broker-dealer, including tangible research products as well as, for example, access to company management), third party (created by third party but provided by the broker-dealer) or other permissible Section 28(e) expenses such as trading software used to route orders to market centers, software that provides algorithmic trading strategies and software that transmits orders to direct market access systems. If products do not fall into these permissible expenses, hard dollars will be utilized to pay for those services. If a product partially falls within Section 28(e) permissible services, a mixed use designation will be given and a good faith determination will be made to split the expense between hard and soft dollars. Copeland may also decide to pay hard dollars for a Section 28(e) permissible service. Soft dollar budgets are created by the CIO utilizing prior years data combined with any newly approved products.

In the allocation of brokerage business, Copeland may give preference to those brokers that provide research products and services, either directly or indirectly, so long as Copeland believes that the selection of a particular broker is not inconsistent with Copeland’s duty to seek best execution. To the extent that Copeland is able to obtain such products and services through the use of clients’ commission dollars, it reduces the need to produce the same research internally or through outside providers for hard dollars and thus provides an economic benefit to Copeland.

Copeland may cause clients to pay a broker-dealer a commission rate higher than that which a broker-dealer would have charged for execution only. These soft dollar products and services may include advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities, and analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy, and quotation services among other things.

The research products and/or services provided by brokers through its soft dollar arrangements benefits Copeland’s investment process for client accounts and may be used in formulating investment advice for any and all clients of the firm including accounts other than those that paid commissions to the brokers on a particular transaction. Also, not all research generated by a client’s trade will benefit that particular client’s account. In some instances, the other accounts benefited will include accounts that clients have directed a portion of their brokerage commissions to go to particular brokers other than those providing the research products and/or services. For example, transactions on behalf of Sponsored Advisory Accounts do not generate soft dollars but clients receive the benefit of any research obtained from other clients’ commissions. Copeland does not attempt to allocate the relative costs or benefits of research among client accounts because it believes that, in the aggregate, the research it receives benefits clients and assists Copeland in fulfilling its overall duty to its clients.

Copeland soft dollar credits have been used to pay for various Section 28(e) approved brokerage, research services and material during the last fiscal year. Specifically, soft dollar credits were used for items such as, but not limited to, exchange fees, research services, research materials and attendance at conferences provided by broker dealers, and to pay for independent third party research (i.e., ISI - International Strategy & Investment Research).

With the exception of receipt of permissible soft dollar commissions to be used as allowed under Section 28(e) of the Securities Exchange Act of 1934, Copeland shall not receive any portion of the commissions, other fees, and other costs.

Soft Dollar Review

Trading maintains a soft dollar report, which is reviewed quarterly during the best execution meeting by the Director of Trading, the COO and the CIO. The CCO will review the results on a quarterly basis.

At least annually, and as new requests arise, soft dollar expense are reviewed for approval by the Director of Trading, the COO and the CIO. When requested, the CCO will assist with the review for approval.

Exceptions and Discrepancies

The Director of Trading and CIO have oversight responsibilities for soft dollar collection and use. Exceptions and discrepancies are researched and resolved by the Trader, but are escalated to Director of Trading when necessary. The CCO participates when necessary.

Soft Dollars Received by Mutual Funds Advised by Copeland

Section 28(e) of the Securities Exchange Act allows Copeland to pay a broker more than the lowest available commission rate in return for brokerage services or research provided by the broker, if the payment is reasonable for the value of the services received by the fund over which Copeland exercises investment discretion. Section 28(e) does not change Copeland’s duty of best execution to the funds advised by Copeland, as addressed above. Brokerage commissions generated by funds advised by

Copeland belong to the funds, and must be used to benefit the fund and its shareholders. Where the same permissible Section 28(e) services are shared with non-fund clients, the fund’s soft dollars may be used. In this case, fund clients may receive a benefit from non-fund client’s soft dollars and non-fund clients may receive a benefit from fund client’s soft dollars. Copeland shall provide a written report, at least annually, to the Board of any fund advised by Copeland describing Copeland’s soft dollar practices, including some or all of the following as required:

•	The policies and procedures that Copeland uses regarding soft dollars;

•	A list of brokers with whom Copeland has soft dollar arrangements for proprietary research, third-party research or other Section 28(e) permissible Safe Harbor expenses;

•	A description of all services or products received by Copeland; and

•	The total commissions directed by Copeland to the broker for the funds advised by Copeland and all Copeland’s clients.

IV-2. Trade Aggregation and Allocation

Background

Investment advisers must ensure fair and equitable treatment of all clients in situations where two or more client accounts, proprietary accounts (if any), and accounts that may combine proprietary, affiliated, employee and/or third party funds participate simultaneously in a buy or sell program involving the same security.

Policy

Copeland has adopted a policy for the fair and equitable allocation of transactions.

Responsibility

Compliance and Trading have responsibility for ensuring that Copeland follows the allocation policies and procedures and for amending those disclosures as warranted.

Procedures

Depending on the choice made by each client, with respect to those accounts that Copeland manages on a continuous basis, Copeland may have the authority to determine which securities are to be bought and sold, the amount of the securities to be bought and sold, and the timing of such transactions. In instances where Copeland has investment discretion, trade allocation decisions are made by Copeland, among client accounts, on a fair and equitable rotational basis to ensure that no single relationship has a trading advantage. Copeland does not charge additional compensation or remuneration for allocated trades. When trades are created in Advent’s Moxy system and where two or more client accounts are simultaneously engaged in the purchase or sale of the same security, to the extent possible, the transactions may be bunched/block traded, and these accounts will receive their pre-determined share count at an average price. For those client accounts where commission rates have been pre-arranged, they will receive those rates. The bunch/block trade will typically be allocated before the close of the trade day. The ability of a client account to participate with other client accounts of Copeland in bunched/blocked transactions may produce better executions for the individual client account. In some cases, the broker-dealer designated by the client may not execute bunched or block trades.

For partial allocations, client accounts are typically allocated on a pro-rata basis. In some instances, client accounts that maintain maximum/minimum cash restrictions may be allocated manually ahead of another client account within the same bunch/block trade so as to not violate the imposed restriction. The OMS allows for pro-rata, random, sequential, level % of Market Value and level % of Gross Exposure allocation methods. It is Copeland’s policy to allocate all partial fills on a pro-rata basis with the remaining shares split off to continue trading the next business day. The original ticket order is printed and time-stamped when the trade is submitted for execution. The partial allocation is stored in the OMS as well as the portfolio accounting system, showing the share amount, executed price, commission and net amount. A daily audit report is maintained by the Trader and reviewed by the Director of Trading and the CIO on a quarterly basis. Accounts participating in a partial allocation are not charged additional compensation or remuneration by the adviser.

Trades are allocated at the time of creation. All tickets are printed and time-stamped at the time of execution. Tickets are available for review at any time and are reviewed on a quarterly basis by the Director of Trading and the CIO. A best execution file is also maintained which shows all strategy across-the-board trades and contains the trade date, strategy, security, buy/sell side, broker rotation, time of trade request, time of trade confirmation, first execution time, last execution time and average commission cost. This file is reviewed on a quarterly basis as well by the Director of Trading and CIO.

Rotational Procedures

The Copeland Trading Department maintains a file for each trade per strategy and the method it was traded. Copeland rotates alphabetically by Broker Name moving through the alphabet starting with A, the subsequent trade in the same strategy would then start at B, and so on; after Z, the subsequent trade in the same strategy would start back at A. If a Broker Name starts with the word ‘The’, it would not be in the trade rotation under ‘The’ but instead under the next word in the name (i.e., The ABC Group would be traded under ‘A’ in the rotation). The file contains the strategy trade group, the security traded, and the trade date. All trades within a broker are blocked, where possible. In cases where the Copeland profit sharing plan is the only account at a brokerage firm it will always be entered last. In cases where Copeland participates in a UMA with no billable assets under management invested in the model, the updated model is provided after trades have been completed for Copeland’s client accounts. Once Copeland is made aware that there are billable assets under management, the UMA program will be added into Copeland’s trading rotation with Copeland’s other client accounts.

When two or more strategies are participating in the same trade, trades will be blocked where possible, and the trading rotation will begin initially with the oldest strategy and lined up through to the youngest strategy, with the oldest strategy setting the broker rotation with the next letter of the alphabet as described above. The next time two or more of the same strategies are participating in the same trade, it would start with the second oldest strategy with the oldest strategy going last.

Principal Trading

Principal Trading, buying securities for ourselves from clients or selling securities we own to clients, is prohibited at Copeland.

Cross Transactions – Agency Cross Transactions

Agency cross transactions are prohibited at Copeland. In the case where one client would benefit from the sale of a security and another Copeland client would benefit from owning the same security, the trading department would sell the security to a recognized broker/dealer allowing the broker/dealer to establish the market value. Copeland would then buy the security from the broker/dealer at the broker/dealers established price for the client in need of the security. In the case where a client is making a withdrawal or closing their account and another client is making a deposit or opening a new account where both are in the same strategy on the same date, the following will occur:

whether Copeland has discretion to select the broker in each case, each account has the same broker/dealer, or each account has a different broker/dealer, the account who’s request was first received will trade first, followed by the next received request. These requests may be received in writing or by phone call followed up with a written request.

IV-3. Trade Errors

Background

It is the policy of Copeland that the utmost care is to be taken in making and implementing investment decisions on behalf of accounts. To the extent that any errors occur, they are to be (i) corrected as soon as practicable and in such a manner that the account(s) are made whole as if no error occurred (incurs no loss (or is appropriately reimbursed for any loss) or gain due to the error), (ii) reported to the appropriate personnel, including Compliance, and (iii) if appropriate, further implementing procedures to prevent or reduce errors. Errors may occur either in the investment process (e.g., a security or an amount of a security may be inadvertently purchased in violation of an account’s investment restrictions) or in the trading process (e.g., a buy order may be executed as a sell (or vice versa) or a security other than which the portfolio manager ordered may be purchased or sold). For purposes of this policy, errors in investment, trading, and the administration of an account are referred to as trade errors.

Legal Responsibilities

Because Copeland is registered as an investment advisor under the Advisers Act, it must comply with all provisions of that statute and with SEC rules and interpretations. In addition, Copeland must comply with ERISA and its rules for any ERISA account. Finally, as an adviser to any funds registered under the Investment Company Act of 1940, Copeland must comply with the Investment Company Act of 1940, any other federal regulations governing such funds, and the fund compliance policies and procedures. It is important to understand that Copeland’s fiduciary responsibilities under these laws are the basis for the trade error correction procedures set forth below.

The SEC staff has stated that an investment adviser:

•	Should bear any loss associated with correcting a trade error in a client account;

•	May not use soft dollar credits to compensate a broker/dealer for absorbing the cost of a trade error;

•	May not use the promise of future trade commissions to compensate a broker/dealer for absorbing the cost of a trade error; and

•	May not use one client’s account to correct an error made in another client’s account.

In addition to the SEC requirements, the Department of Labor has taken the position that the receipt by an investment manager of consideration from a broker (i.e., absorption or forgiveness of a trade error) dealing with an employee benefit plan client is a violation of ERISA.

Policy and Procedures

The following outlines Copeland’s policies and procedures as it relates to trade errors in accounts:

Definition of Trade Errors

A “trade error” for the purpose of this policy is defined to include situations where an error or violation has occurred in the management, trading, or administration of an account. Examples of trade errors include:

1.	Purchase or sale of securities not authorized by the account’s investment objectives;

2.	Purchase or sale of securities not authorized by the management contract;

3.	Purchase or sale of the incorrect number of securities;

4.	Purchase or sale of the incorrect securities;

5.	Purchase or sale of securities for the wrong account;

6.	Allocation of wrong or unintended number of securities;

7.	Allocation of securities to wrong account;

8.	Failure to purchase or sell securities as instructed;

9.	Failure to follow specific client directives to purchase/sell/hold/wait to purchase securities;

10.	Sale of stock not owned (inadvertent short sale);

11.	Price or other recordkeeping error;

12.	Purchase or sale of securities not authorized for an account (e.g., purchasing a restricted security); and

13.	Failure to follow client guidelines or client-imposed restrictions may constitute a trade error for purchases of corrective action requirements.

It is Copeland’s policy that in all cases of trade errors caused by Copeland, it is Copeland’s intention to ensure that the account is “made whole.” This means that trades are adjusted as needed in order to put the account in such a position as if the errors had never occurred.

Trade errors affecting an account are documented by Copeland. All trade errors occurring during the year that were caused as a result of Copeland’s error are summarized in an Error spreadsheet. The Error spreadsheet is reviewed by Trading and Compliance to ensure that all trading errors were resolved timely and accurately and that the errors do not represent a pattern of recurring mistakes. Following the resolution of a trade error, Trading and Compliance will consider whether any enhancements to existing internal controls are appropriate.

Trade Errors in Funds Advised by Copeland

All Funds advised by Copeland have policies regarding trade errors, and pricing and processing errors. With regard to any errors in trades made on behalf of funds advised by Copeland, Copeland will follow the compliance policies of the fund. Any material errors will be reported immediately to the Board of the fund for review at the next Board meeting.

Trading Room Procedures for Identifying and Resolving Trade Errors

It should be noted that no policy could possibly anticipate every potential error. Therefore, the following guidelines are designed to address generally what to do in the event of an error.

1.	Communicate any error or suspected error to Compliance immediately upon discovery.

2.	Work with Compliance and the appropriate management to investigate and determine all the underlying facts surrounding the potential trade error.

3.	If the potential error appears to involve trades that should have been done or were done erroneously, generate an error spreadsheet for the trades that need to be corrected. The error spreadsheet should include the number of shares, the ticker, the price at which the error occurred and the current price. At a later date, the error spreadsheet should be updated to include the resulting profit or loss for the trade.

4.	Once all of the facts are assessed and any necessary error estimates are made, the trader will present the information to Compliance and the appropriate management. Compliance and any other appropriate personnel will determine how to resolve the error.

5.	Copeland’s employees should not agree to make any payments in respect of an error without obtaining approval by Compliance and a member of the Management Committee.

6.	Once the correcting trades have been executed, ensure that the error spreadsheet is updated to reflect the resulting profit or loss for the trade. Copeland’s employees should ensure that the Firm has documentation that includes a description of why the error occurred, what the gain/loss was, whether it was charged to Copeland’s error account or the brokerage firm’s account, and whether any portfolio accounting system adjustments have been made.

7.	The following day a rebalance may need to be run to make sure that the portfolio accounting system has been updated and that the account information is accurate.

8.	Following the resolution of a trade error, Trading and Compliance will consider whether any enhancements to existing internal controls are appropriate.

Use of the Trade Error Accounts

Trade error accounts will be used in the following manner:

1.	Certain broker/dealers maintain “in-house” trade error accounts for Copeland. These accounts allow for the netting of trade error gains and losses occurring with respect to that particular broker/dealer. Any net losses residing in these accounts will require reimbursement from Copeland. Any net gains will accumulate to be used to offset future trade error losses. In no instances will Copeland use net trade error gains for anything other than the offsetting of trade error losses.

2.	It is the policy of Copeland not to receive any trade error gains generated from accounts using broker/dealers who do not provide Copeland with a separate “in-house error account” to be used to offset future trade error losses. However, if a situation occurs and a gain is generated as a result of a trade error and the account is unable/restricted from receiving that gain, the broker/dealer or Copeland will donate the gain to a charity.

Additional Provisions

1.	In no case may brokerage be directed to a particular broker to generate commissions to be used to pay for correcting Copeland trading errors.

2.	Broker-Dealers are not permitted to assume responsibility for trade error losses caused by Copeland.

V. Personal Trading and Conflicts of Interest – Code of Ethics

Copeland has established a Code of Ethics that describes procedural requirements that Employees must follow to ensure that the Firm complies with applicable regulatory and legal requirements, including procedures relating to Employees’ personal trading, restrictions on the use of material, non-public information, and policies pertaining to gifts, business entertainment, and outside business activities.

The most recent version of Copeland’s Code of Ethics is attached hereto as Exhibit I.

VT. Disclosures to the Public

VT-1. Form ADV Disclosure Policy

Overview

As an investment adviser registered with the SEC, Copeland is required to complete Form ADV upon registration and amend annually thereafter. Investment advisers also must promptly amend Form ADV if certain information becomes materially inaccurate. Form ADV is organized in two parts. Form ADV Part I requires information regarding the adviser, its business practices, ownership, and key executives. Form ADV Part II is an adviser’s written disclosure statement (sometimes referred to as the Firm’s “Brochure” or “Disclosure Document”) and contains information regarding its business, business practices, professionals, policies, and any actual and potential conflicts of interest. As described in Rule 204-3 under the Advisers Act, an investment adviser is permitted to use its Form ADV Part II or another document containing at least the information required by Form ADV Part II as its Disclosure Document that must be offered to existing and furnished to prospective advisory clients.

Policy

Copeland will ensure that all the required disclosures made to investors, clients, and regulators regarding Copeland, are true, accurate, and consistent with applicable requirements.

Within 90 calendar days of each fiscal year end (December 31), Copeland is required to make updating amendments to its Form ADV Parts I and II. In addition, Copeland must amend Form ADV in the event information becomes materially inaccurate. Form ADV Parts I and II are electronically filed with the SEC through IARD.

Copeland is required to furnish each new advisory client with a copy of Copeland’s Form ADV Part II or other written disclosure statement that satisfies Rule 204-3. Depending on the type of account (advisory or subadvisory account), either Copeland or the primary advisor is responsible for delivery of Form ADV Part II. The Form ADV Part II must be delivered at least 48 hours prior to a client entering into a contract, or at the time of entering into the contract if the client is given the right to terminate the contract without penalty within five business days of signing the contract. Copeland must also offer to deliver a copy of its Form ADV Part II to existing clients on an annual basis.

Procedure

Copeland has adopted and implemented the following procedures to ensure that Copeland complies with the SEC’s disclosure rules:

Initial Delivery

Copeland or an introducing broker-dealer or financial consultant (“Sponsor”)1 will provide a copy of Copeland’s current Disclosure Document (i.e., Form ADV Part II) to each prospective client either at least 48 hours prior to entering into a contract or at the time of entering into an advisory agreement with the client, provided the client is given the right to terminate the contract without penalty within five business days of signing the contract. Copeland shall provide each Sponsor with a copy of its updated Form ADV Part II if and when updated, but not less frequently than annually.

Compliance will maintain dated copies of all Disclosure Documents provided to clients to be able to identify which Disclosure Document was in use at any time.

[1]	Copeland offers investment supervisory services on a discretionary basis to the clients of introducing broker-dealers or financial consultants (“Sponsors”) who offer brokerage, custodial, and advisory services for a comprehensive “wrap” fee, typically based upon a percentage of assets under management.

Annual Offer / Delivery

Copeland or Sponsors will send a written notice (Annual Offer) to all current advisory clients once each year, offering a current copy of the Firm’s Disclosure Document free of charge. Any clients who wish to receive a copy of the Copeland Form ADV Part II must send their request in writing to the Compliance department or may obtain a copy from Copeland’s website www.CopelandCapital.com. Clients should receive a requested Form ADV Part II within seven business days of Copeland’s receipt of the request. Copeland will maintain documentation to demonstrate compliance with the rule.

Review and Amendment

Compliance is responsible for ensuring that both Parts I and II of the Firm’s Form ADV is updated with all changes necessary to ensure that it is complete and accurate with respect to the Firm’s business. Parts I and II of Form ADV must be amended at least annually, and in the event any information becomes materially inaccurate. Compliance involves the appropriate members of the business units in a formal review of the Form ADV to ensure its accuracy. Copeland Employees are responsible for making Compliance aware of any disclosures that appear to be inaccurate or incomplete. When changes or updates to Form ADV are made, Compliance will make changes and maintain records of all SEC filings and amendments.

VI-2. Regulatory Reporting

Overview

Investment advisers are subject to various regulatory reporting requirements. Form ADV provides information to the public and to regulators regarding an investment adviser. Regulations require that material changes to Form ADV be updated annually and in the event information becomes materially inaccurate.

Form 13F and Schedule 13D or 13G are filings required under Securities Exchange Act related to client holdings in equity securities when certain minimums are met. Form LM-10 filings are required by the U.S. Department of Labor (“DOL”) pursuant to the Labor-Management Reporting Disclosure Act of 1959 (“LMDRA”) pertaining to payments to union officials and related individuals of Taft-Hartley plan clients.

Policy

Copeland must ensure that it complies with applicable reporting requirements pursuant to the various regulatory entities and rules to which it is subject. Copeland is required to file Form ADV Part I, and, depending on the assets under management, client holdings in equity securities or specific clients serviced by Copeland, Copeland may be required to file Form 13F and/or Form 13D or 13G with the SEC and Form LM-10 with the DOL, pursuant to the terms described under the applicable rules.

Procedures

Copeland maintains the following guidance for its regulatory reporting:

1.	Form ADV

a.	Copeland submits Form ADV Part I amendments and annual filings, as required by Rule 204-1 of the Advisers Act.

b.	Copeland reviews Form ADV periodically and updates, as required.

c.	Copeland is required to file an annual updating amendment to Form ADV Part I within 90 days of the end of each fiscal year to update certain information and also must file other than annual amendments in the event certain required information becomes materially inaccurate.

d.	Copeland files Form ADV Parts I and II electronically via the IARD system.

2.	Form 13F

a.	Pursuant to Section 13(f) of the Securities Exchange Act, if Copeland acts as an institutional investment advisor for more than $100 million in assets under management in exchange-traded or NASDAQ securities as of the last trading day of each quarter, Copeland is required to file Form 13F.

b.	The report must be filed electronically on the SEC’s EDGAR filing system within 45 days of each calendar quarter end, reporting: 1) the name of the issuer; 2) the number of shares held; and 3) the aggregate fair market value of each security held.

c.	Trading calculates and reports all information required by the Form 13F and Schedule 13D or 13G, if applicable. The information is then reviewed by Compliance, and filed when required with the SEC.

3.	Schedule 13D or G

a.	Pursuant to Section 13(g) under the Securities Exchange Act, Copeland is required to file a Schedule 13G if, at the end of any calendar year, Copeland is a beneficial owner of 5% or more of any class of registered equity securities of any U.S. issuer.

b.	Copeland also must send a copy of Schedule 13G to the issuer and the principal exchange on which the securities are traded. For purposes of this requirement, Copeland will be deemed to be a Beneficial Owner of securities when Copeland, directly or indirectly, has or shares voting or investment power, including the power to vote or dispose of, or to direct the voting or disposition of the securities.

c.	If a Schedule 13G is required to be filed, it must be filed within 45 days of the calendar year end. More frequent reporting will be required if Copeland is the beneficial owner of 10% or more of any class of equity securities of any one issuer.

d.	Copeland may become ineligible to file on the short-form Schedule 13G and, instead, be required to file the more detailed Schedule 13D under certain circumstances, including when Copeland’s securities holdings are for the purpose or have the effect of changing or influencing control over the issue of the securities or if the stake exceeds 20%.

4.	Form 13H

a.	The rule requires large traders to register with the SEC through Form 13H, which will then assign each trader a unique identification number. Large traders will provide this number to their broker-dealers, who will be required to maintain transaction records for each large trader and report that information to the SEC upon request. A “large trader” will be defined as a person whose transactions in exchange-listed securities equal or exceed two million shares or $20 million during any calendar day, or 20 million shares or $200 million during any calendar month.

b.	Large traders must update Form 13H annually and amend the form on at least a quarterly basis if necessary to correct information that becomes inaccurate. A large trader, such as an infrequent trader, may also use Form 13H to file for inactive status if it does not reach the identifying activity level for a full calendar year after registering.

5.	Form N-PX

a.	As the investment adviser to funds registered under the Investment Company Act of 1940, on or before August 31 of each year, Copeland is required to file Form N-PX to report to the SEC the proxy voting record of each fund for the most recent 12-month period ending June 30. Form N-PX includes the name of the issuer of the portfolio security; the exchange ticker symbol; CUSIP number; shareholder meeting date; brief description of matter voted on; whether the matter was proposed by the issuer or security holder; whether the fund cast its vote and, if so, how the fund cast its vote (for or against proposal, etc.); and whether the fund cast its vote for or against management.

b.	Copeland will complete a copy of the Form N-PX Report each time a proxy is voted on behalf of a fund advised by Copeland. This function may be outsourced to a proxy voting service which will assist in voting, tracking and reporting proxy votes.

c.	On or before July 31, Operations will review its proxy records to determine whether any proxy votes were cast on behalf of a fund for which Copeland acts as an investment adviser for which reports were not filed. If any unreported proxy votes exist, Operations will contact the fund manager for appropriate explanation and documentation.

d.	Operations and/or Compliance will file all Form N-PX reports and complete Form NPX for each fund, and send the completed Form N-PX to the fund’s Administrator and/or Chief Compliance Officer for review prior to SEC filing. Copeland may request that the fund’s Administrator file the forms on our behalf.

6.	Form LM-10

a.	Copeland is required to make an annual filing of LM-10 to the DOL within 90 days after the end of Copeland’s fiscal year if Copeland, as an investment adviser to Taft Hartley Plans, made any payments in excess of $250 annually to or for the benefit of any labor organization, union official, employee, or labor relations consultant.

b.	If Copeland provides anything of value (including business entertainment such as meals, gratuities, golf outings and/or tickets to sporting events) to any of these entities or persons when seeking to establish or maintain business relationships with unions or union-affiliated pension or welfare trusts, Copeland’s payments are covered by the DOL rules in this area.

c.	The Marketing team must report any such payments to Compliance prior to entering into any agreement for these payments.

d.	Copeland is required to keep records on these payments and, if the payments exceed the $250 threshold, file Form LM-10s with the DOL on an annual basis to report these payments.

Oversight

Compliance shall be responsible for ensuring that all regulatory reports are filed as required by Rule 204-1, and shall maintain records of all SEC and other regulatory agency filings and amendments.

VII. Safeguarding of Client Information and Assets

VII-1. Information Security

Overview

The Gramm-Leach Bliley Act and certain other laws require investment advisers to adopt policies and procedures that address administrative, technical, and physical safeguards for the protection of confidential information including customer records and other nonpublic personal information. The purpose of these laws, among other things is:

•	To safeguard assets, including information assets, from conversion or inappropriate use by advisory personnel or third parties; and

•	To ensure the accurate creation of required records and their maintenance in a manner that secures them from unauthorized alteration or use and protects them from untimely destruction.

For purposes of Copeland’s policy, the term “nonpublic personal information” shall mean information that can be uniquely associated with a particular individual but shall not include information that is made available to the general public.

Policy

Copeland maintains physical, electronic, and procedural safeguards to protect the integrity and confidentiality of information it receives and generates. Copeland also limits access to nonpublic personal information to those Employees who need to know that information to fulfill their job responsibilities, including providing products and services to customers. All of our Employees are required to comply with these information principles.

Procedures

Copeland has implemented procedures and policies necessary to protect the integrity and confidentiality of information which is transmitted and stored on the Firm’s technology systems or physically maintained on Copeland’s premises or at offsite maintenance or storage facilities, such as those policies relating to:

•	Risk assessments to identify threats

•	Physical access

•	System updates/modifications

•	Segregation of duties

•	Monitoring for unauthorized access attempts

•	Response plans for security/privacy violations

•	Disaster Recovery Plan

Review of Copeland Security Standards

Compliance will periodically review the policies and procedures presented in this Manual to ensure they are being implemented effectively and are working as intended. The effectiveness of the policies (i.e., whether the procedures are protecting customer information) will be evaluated and strengthened as needed. To ensure that the systems that process and store information are operated and maintained in a secure and recoverable environment, safe from misuse, theft and foreseeable catastrophes, Copeland has adopted the following policies:

Administrative Safeguards

a)	Employees must safeguard information in their possession to prevent access by unauthorized individuals. Departing employees must not take with them or disclose nonpublic information.

b)	Copeland’s employees must protect and secure information used in their area and must ensure that they understand and follow the Company’s privacy policy.

c)	Access to Employees’ nonpublic personal information shall be limited to authorized persons with a legitimate business need (e.g. Payroll) who must protect and secure such information in its possession. These authorized persons also may retain outside service providers to fulfill functions that require access to Employees’ nonpublic personal information provided that each service provider has executed a confidentiality agreement with Copeland or has a confidentiality clause in their contract.

d)	Copeland may limit access to account information to those employees that need access to the information to either provide services to the accounts or conduct the Company’s operations.

e)	For account address changes, Operations must verify the request with the customer’s broker/consultant before executing the request. Employees should take notice of frequent address changes, as this may constitute suspicious activity. For requests that may seem suspicious, Employees should verify the request directly with the account.

f)	All Employees must verify identities for outside requests for information from unknown parties.

g)	Each account should be assigned a unique code/identifier (i.e., a “short name” or SNAM) to be used in Copeland main account database.

h)	Copeland may conduct disciplinary background checks for all new employees with responsibilities for or access to account information.

i)	Employees must report any attempted violations of security controls to Compliance. Compliance will follow up on any complaints and investigate any serious allegations.

j)	Compliance meets with each new employee upon employment to review Copeland’s privacy policies and stress the importance of abiding by these policies.

k)	Copeland typically maintains a confidentiality/non-disclosure agreement with each outside service provider who may have access to confidential information.

Physical Safeguards

a)	Account information or other nonpublic personal information should not be left out unattended in offices or conference rooms. Keep confidential account records secured in cabinets or desks when not in use.

b)	Make sure all account records are appropriately secured at the end of the day.

c)	All doors should be locked at the close of business. Security provisions have been established at the Conshohocken office—the use of key cards are required for access to the office during and after business hours.

d)	Documents containing sensitive client information should be destroyed or shredded after their required retention period and prior to disposal. Such documents should not be discarded in whole in Employees’ trashcans.

e)	Confidential and nonpublic personal information should, where possible, be protected against potential physical hazards, such as fire and water damage using appropriate technology such as smoke and water detectors and fireproof cabinets.

Technical Safeguards

a)	All computer systems must incorporate a security control mechanism that limits access to authorized users.

b)	Access to confidential information must be restricted to those Employees who need access to the information to service the client or conduct the Firm’s operations.

c)	Outside sponsor firm trading and custodian system passwords must be maintained in a secure document available only to authorized persons, and only authorized personnel are permitted to update passwords.

d)	PCs with access to confidential or nonpublic personal information should not be left unattended, or in the alternative, Employees must lock their workstation if they are going to be away from their desk for an extended period of time. Computer screens should lock after a certain period of inactivity (e.g., a time-out period of 15 minutes may require the reentry of a password).

e)	The authorization of each temporary Employee or consultant to access the system must only be for a limited time and only when authorized.

f)	Access privileges previously granted to those who are terminated or whose responsibilities change must be promptly revoked. User ID’s will also be locked out when an incorrect password is entered three consecutive times.

g)	All emails sent outside of the office should be automatically stamped with the following (or similar) disclaimer:

“The preceding email message contains information that is confident

IT Responsibilities

a)	Ensure the security, integrity, and availability of the Company’s information, and protect the resources used to do so.

b)	Promptly notify Management of attempted violations of security.

c)	Provide for restoration or disaster recovery of critical applications (i.e., Copeland’s portfolio accounting system) following a disruption in service. Ensure the recoverability of information in case of a disruption in service.

d)	Develop security procedures that define: (1) authorized data and program access levels; (2) password composition and change procedures; (3) access via terminals or modems; and (4) procedures for reporting and investigating security violations.

e)	Conduct periodic stress-testing of security procedures and disaster recovery plans.

f)	Upon an Employee termination, immediately disable and ultimately delete login ID and passwords for all software applications accessed by the Employee.

g)	Monitor actual and attempted “attacks” or intrusions into the Firm’s network and computer information systems. In the event of a known breach, IT will promptly notify the CCO, the COO and/or a member of the Management Committee.

VII-2. Privacy Policy

Introduction

At Copeland, protecting our clients’ privacy is very important to us. We view protecting our clients’ information as a priority and as a result the Company has established a privacy policy (the “Privacy Policy” or the “Policy”) that conforms to the provisions of the Gramm Leach Bliley Act (“GLBA”).

This Privacy Policy serves as formal documentation of our ongoing commitment to our clients’ privacy. All employees will be expected to read, understand and abide by this policy and to follow all related procedures to uphold the standards of privacy and security set forth by Copeland. This Policy and related procedures are designed to comply with applicable privacy laws and to protect nonpublic personal information of our clients. In the event of new privacy-related laws or regulations affecting new information practices of Copeland, this Privacy Policy will be revised as necessary and such changes will be communicated, as appropriate.

Scope

This Privacy Policy covers the practices of Copeland and applies to the nonpublic personal information of our current and former client accounts to which Copeland acts as discretionary investment adviser.

Privacy Organization

Compliance is responsible for overall privacy compliance, coordinating implementation, and ongoing monitoring of privacy issues for Copeland. Compliance coordinates with Management regarding strategic decisions that impact privacy and ensures that changes to its privacy and information sharing policies are communicated to all applicable parties as necessary.

Procedures

Collection, Retention, and Use of Client Information

Copeland may collect nonpublic personal information about clients that the law allows or requires the Firm to have to conduct its business and properly service its accounts. These sources and examples of types of information collected include:

•	Investment management contracts or other forms, such as client surveys, agreements, subscription agreements, etc., including the client’s name, address, age, social security number or tax ID number, assets and income;

•	Transactions with Copeland or others, such as account balance, types of transactions and products purchased; and

•	Other authorized third party sources acting on behalf of Copeland’s clients, such as accountants, attorneys, and investment consultants.

Compliance reviews the information collection and sharing practices of Copeland. This review is conducted on an ongoing basis.

Keeping Information Secure

Copeland maintains physical, electronic, and procedural safeguards to protect the integrity and confidentiality of information it receives and generates. Copeland also limits access to nonpublic personal information of those Employees who need to know that information to provide products and services to customers. All Employees are required to comply with these information principles.

Limitations on Disclosure of Portfolio Holdings

Where required by investment guidelines, Prospectus’ or SAI’s, Copeland will abide by each client’s portfolio holdings disclosure requirements. In some instances the portfolio holdings may be shared, as necessary, to maintain/service a client’s account or make a required regulatory filing.

Accuracy of Information

Copeland strives to keep accurate client information records and takes steps to correct errors as they are found. Copeland encourages clients to contact the Firm if there are any inaccuracies in their account statements or any other communications so that the Firm may promptly make any necessary corrections.

Limits and Responsibilities When Receiving Information from Nonaffiliated Third Parties

Copeland understands and abides by the limits on use and re-disclosure of client information received from third parties. Generally, information is only received from nonaffiliated third parties in order to carry out transactions or maintain or service accounts on behalf of clients. In all cases, the Firm only uses and re-discloses the information in accordance with the purpose for which it is received and does not share with other nonaffiliated third parties, unless the original third party has legally shared with such a party.

Disclosure of Information to Nonaffiliated Third Parties

Copeland has a “do not share” privacy policy. Copeland does not disclose any nonpublic personal information about the Firm’s clients or former clients to nonaffiliated third parties, except under one of the Gramm-Leach Bliley Act (“GLBA”) privacy exceptions as described below.

In no circumstances does Copeland share credit-related information, such as income, total wealth, or other credit header information with these nonaffiliated third parties.

Limitations on Disclosure of Account Numbers

Under no circumstances does Copeland share account numbers or other account identifiers with nonaffiliated third parties for the purposes of marketing. In the instances when account identifiers are shared, as necessary to carry out a transaction or to maintain or service a client’s account, there are clear contractual provisions governing the use and re-disclosure of those account numbers or account identifiers.

Service Providers and Joint Marketing Agreements

Copeland has relationships with nonaffiliated third parties that require us to share client information in order for the third party to carry out its services for us. These nonaffiliated third parties provide marketing or other related services to us and/or carry out marketing activities on our behalf. In addition, we may offer products or services jointly with another financial institution therefore which may require us to disclose client information to that third party.

Each of these nonaffiliated third parties that falls under this exception is required to enter into a joint agreement (contract) with Copeland. This agreement includes confidentiality provisions as required by GLBA privacy regulations. These provisions ensure that the nonaffiliated third party only uses and re-discloses client nonpublic personal information for the purpose for which it was originally disclosed.

Sharing in Response to Client Requests / Sharing Information Needed to Process Transactions

Copeland may also share information when it is necessary to effect, administer, or enforce a transaction for our clients or if a client initiates a request to the Firm that Copeland share information with an outside party. All requests by clients must be received in writing from the client or the client’s authorized

•	Required, or is one of the lawful or appropriate methods, to enforce your rights or the rights of other persons engaged in carrying out the financial transaction or providing the product or service; or

•	Required, or is a usual, appropriate or acceptable method:

•	To carry out the transaction or the product or service business of which the transaction is a part, and record, service, or maintain the client’s account in the ordinary course of providing the financial service or financial product;

•	To administer or service benefits or claims relating to the transaction or the product or service business of which it is a part;

•	To provide a confirmation, statement, or other record of the transaction, or information on the status or value of the financial service or financial product to the consumer or the consumer’s agent or broker;

•	To accrue or recognize incentives or bonuses associated with the transaction that are provided by you or any other party.

In connection with:

•	The authorization, settlement, billing, processing, clearing, transferring, reconciling or collection of amounts charged, debited, or otherwise paid using a debit, credit, or other payment card, check, or account number, or by other payment means;

•	The transfer of receivables, accounts, or interests in receivables or accounts; or

•	The audit of debit, credit, or other payment information.

In addition, Copeland may be requested to provide specific account transaction information in cases where a current or former account wishes to participate in a class action suit. In such cases, Copeland will release this information only upon written authorization from the client or the client’s authorized representative.

Sharing as Permitted or Required by Law

Copeland may disclose information to nonaffiliated third parties as allowed by law. For example, this may include a disclosure in connection with a subpoena or similar legal process, a fraud investigation, recording of deeds or trust and mortgages in public records, an audit or examination, or the transfer of a client’s account to another financial institution.

•	With the consent or at the direction of the client, provided that the client has not revoked the consent or direction;

•	To protect the confidentiality or security of the records pertaining to the client, service, product, or transaction;

•	To protect against or prevent actual or potential fraud, unauthorized transactions, claims, or other liability;

•	For required institutional risk control or for resolving client disputes or inquiries;

•	To persons holding a legal or beneficial interest relating to the client; or

•	To persons acting in a fiduciary or representative capacity on behalf of the client;

•	To provide information to insurance rate advisory organizations, guaranty funds or agencies, agencies that are rating Copeland, persons that are assessing compliance with industry standards, and attorneys, accountants, and auditors;

•	To the extent specifically permitted or required under other provisions of law;

•	To a consumer reporting agency in accordance with the Fair Credit Reporting Act (15 U.S.C. 1681 et seq.), reported by a consumer reporting agency;

•	In connection with a proposed or actual sale, merger, transfer, or exchange of all or a portion of a business or operating unit if the disclosure of nonpublic personal information concerns solely consumers of such business or unit; or

•	To comply with Federal, State, or local laws, rules and other applicable legal requirements;

•	To comply with a properly authorized civil, criminal, or regulatory investigation, or subpoena or summons by Federal, State, or local authorities; or

•	To respond to judicial process or government regulatory authorities having jurisdiction for examination, compliance, or other purposes as authorized by law.

Sharing Data with Law Enforcement Agencies

As a result of the September 11 terrorist attacks on the United States, Congress and Federal regulatory agencies requested from financial institutions any financial data that could lead investigators to individuals financing terrorism. The SEC requested that all securities-related entities, including advisors, voluntarily check their records for any relationships or transactions with the individuals and organizations named on the FBI’s list. As such, in the event a regulatory agency (i.e., SEC, FBI, or DOL) requests client personal/financial information from Copeland for investigative or examination purposes, Copeland shall fully comply with such requests and will provide the information under the following guidelines:

•	Compliance should immediately be notified of any government or regulatory requests for client personal information.

•	Copeland may fully cooperate with law enforcement agencies and their investigative personnel in sharing client information. Compliance must first verify that such authorities are employed with the government agency, and/or be provided with a signed judicial subpoena or compliance certificate from the law enforcement agency.

•	Copeland will only provide the specific information requested, and will not provide any additional or unsolicited information.

Beneficiaries of Trusts

Certain information, such as fiduciary information, is subject to more restrictive information sharing limitations than other types of information, both internally and externally.

Provision of Opt Out

Currently, Copeland operates under a “Do Not Share” policy and shares information only with entities providing services to Copeland or as otherwise noted in this section. Based on its current practices, Copeland does not believe it is required to provide the right to opt out of sharing with nonaffiliated third parties to our clients. If the information sharing practices change in the future, Copeland will implement opt out policies and procedures and make the appropriate disclosure to clients.

Maintenance of Accurate Information

Copeland provides its clients with the right to contact us if they should ever believe that our records contain inaccurate, incomplete, or outdated information about them. Copeland commits to its clients that it will respond to requests to correct the information in a timely manner.

Privacy Notice

Copeland has developed a privacy notice, to be delivered to clients on an initial and annual basis. This notice has been formatted and written to be “clear and conspicuous” and discloses our information collection and sharing practices and other required information. This notice will be revised any time our information practices change. A current copy of the Privacy Notice can be obtained from the Chief Compliance Officer and is attached hereto as Exhibit II.

VII-3. Custody

Background

The custody rule under the Investment Advisers Act of 1940 defines custody as “holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them.” The custody definition includes three examples of what constitutes custody for advisors as follows:

1.	Possession of client funds or securities, unless an advisor receives them inadvertently e.g., from a client. If the advisor returns them within three business days of receipt, custody can be avoided (inadvertent custody);

2.	Any arrangement which authorizes or permits an advisor to withdraw client funds or securities, e.g., a general power of attorney, direct debiting of advisory fees, etc.; and

3.	Any capacity, e.g., general partner of a limited partnership, trustee, etc., that gives an advisor, or supervised person, legal ownership or access to client funds or securities.

The custody rule requires advisors with custody to maintain client funds and securities with “qualified custodians,” which include banks, registered broker-dealers, and certain foreign custodians, which provide at least quarterly account statements directly to the advisor’s clients.

Policy

Rule 206(4)-2 regulates the custody practices of registered investment advisers. The rule requires advisors that have custody of client securities or funds to implement a set of controls designed to protect those client assets from being lost, misused, misappropriated, or subject to the advisor’s financial reverses.

The rule states that advisors who have authorization to collect advisory fees directly from client accounts have custody. Thus, Copeland is considered to have custody of client assets if it is authorized to collect advisory fees directly from client custodial accounts.

Neither Copeland nor any Employee on behalf of Copeland may take custody of clients’ funds or securities, other than custody it may be deemed to have as a result of automatically deducting fees from a client account or where it serves as the general or limited partner of an investment partnership.

Direct Fee Deduction

In any case where Copeland’s fee may be directly deducted from a client’s custodial account for payment, Copeland may be deemed to have physical custody for purposes of the fee payment unless a duplicate invoice may be sent to the client at the same time or the invoice sent to the client may show the specific manner in which Copeland’s fee is calculated; the invoice sent to the custodian may show summarized information, but in no case will show less than the information that would a) identify the amount of funds and each security in the client’s account at the end of the period and b) set forth all transactions in the account during that period.

Copeland relies on the client’s custodian to provide a quarterly statement to the clients that shows disbursements of funds from the client’s account, including the payment of Copeland’s fee.

Qualified Custodian

Any introducing broker-dealers that Copeland may have relationships with would be considered “qualified custodians” as defined by the rule.

Physical Custody

It is important to note that Copeland does not have physical custody or possession of client funds or securities, except as noted below, that would subject Copeland to more stringent rules and regulations.

General Partner of Hedge Fund

Copeland is considered to have custody of our hedge fund client assets, which are held at a qualified custodian. Copeland is not, however, required to have a ‘surprise’ exam by a third party auditing firm as it has procedures in place to protect those client assets such as:

1)	an independent third party administrator oversees all financial transactions;

2)	an independent third party administrator prepares and sends account statements at least quarterly directly to the investors in the managed pooled investment vehicles;

3)	an independent third party accounting firm annually audits the managed pooled investment vehicles; and

4)	an independent third party accounting firm prepares tax filings and audited financial reports for the managed pooled investment vehicles which are sent to the investors in the managed pooled investment vehicles.

Responsibility

Compliance is responsible for monitoring and ensuring that Copeland is only deemed to have custody due to its position as General Partner of a hedge fund and also due to direct debit fee arrangements, and not by any other direct or indirect ways (i.e., check-writing authority for client accounts; receipt of stock certificates, etc.). Compliance shall periodically review the Firm’s business practices to ensure that it does not inadvertently gain physical custody of client assets and/or securities.

Compliance is responsible for periodically verifying that client accounts are maintained only with qualified custodians. Compliance will also periodically confirm that Copeland has not otherwise accepted custody of client assets by examination of client contracts and discussions with Employees.

Procedures

Copeland generally does not choose custodians for its clients. However, in the event that Copeland was to do so, Copeland will only place client assets it manages with a “qualified custodian.” Per SEC regulations, qualified custodians include:

a)	SEC-registered broker-dealers that hold client assets in customer accounts;

b)	Banks and FDIC-insured savings institutions (thrifts are qualified, credit unions and uninsured banks are not qualified);

c)	Futures commission merchants (FCMs) that hold client assets in customer accounts. However FCMs are qualified to be custodians only for client funds and securities futures, or other securities incidental to transactions in contracts for the purchase or sale of a commodity for future delivery and options thereon; and

d)	A foreign financial institution that customarily holds financial assets for its customers, provided that the foreign financial institution keeps the advisory clients’ assets in customer accounts segregated from its proprietary assets and where Copeland must have a reasonable basis for believing that the foreign institution will provide a level of safety for client assets similar to that which would be provided by a U.S.-based qualified custodian.

Inadvertent Receipt of Client Funds

a)	Receipt of client fund or securities from the client:

In the event that client funds or securities are received inadvertently by Copeland or any of its Employees, such funds will be returned to the sender within three business days, otherwise Copeland will be deemed to have custody and significant compliance responsibilities would need to be fulfilled.

b)	Receipt of client or former client funds or securities from a third party:

Client or former client funds or securities received from third parties, such as class action settlement checks or IRS refund checks will be forwarded to the client, former client, or its qualified custodian within five (5) business days. If for some reason Copeland is unable to forward the funds or securities to the client, former client, or qualified custodian, Copeland will return the funds or securities received to the third party sender within five (5) business days.

In either case, a letter may be sent with the returned funds or securities instructing, as appropriate, the client, the representative, or third party from whom they were sent that all transactions must be handled by the custodian of the client or former client.

The Chief Compliance Officer will be copied on all such letters sent, along with a facsimile of the asset being returned or forwarded. Copeland will maintain and preserve appropriate records of all client assets inadvertently received by it, including a written explanation of whether (and, if so, when) the client assets were forwarded to its client (or former client) or a qualified custodian, or returned to third parties. Employees of Copeland do not have authority to direct custodians to disburse funds or securities.

Copeland Employees may relay, at times, the instructions of a client to the custodian for fund disbursement along with a copy of the client’s written request.

VIII. Books and Records Retention

VIII-1. Books and Records Retention

Purpose and Overview

Generally speaking, SEC regulations require Copeland to maintain two types of books and records:

(1) typical business accounting records and (2) certain records the SEC believes an advisor should keep in light of the special fiduciary nature of its business.

Advisers Act Requirement

Rule 204-2 of the Investment Advisers Act of 1940 requires Copeland to prepare and maintain certain books and records related to our business as an investment adviser. These records are required to be maintained on a current basis (i.e., journals, order tickets and other records of original entry must be created concurrently with the transaction or other event they are recording). Summary records (e.g., ledgers) may be created as needed. A list of records required to be maintained by Copeland under this Act is attached hereto as Exhibit III.

Generally, with some exceptions, the required books and records must be maintained in an “easily accessible place”, with the first two years in one of Copeland’s offices, and the remaining books and records where the appropriate personnel should ideally be able to obtain from off-site storage within 24-48 hours of a request.

1940 Act Requirement

Copeland is required to maintain certain records in addition to those required under the Advisers Act because Copeland provides investment advice to various funds registered under the Investment Company Act of 1940. A list of records required to be maintained by Copeland in connection with its 1940 Act Fund activities is attached hereto as Exhibit IV.

Policy

Records to be Maintained

Exhibit III identifies the various departments within Copeland that are responsible for creating and maintaining the various documents required by the Advisers Act. Compliance is responsible for maintaining the various documents required by the Investment Company Act of 1940, as identified in Exhibit IV. Records to be maintained include hard copy documentation as well as electronic files, including email.

Compliance is responsible for conducting a periodic review of Copeland’s compliance with the books and records retention provisions listed in Exhibits III and IV, which summarizes the records required to be maintained and the designation of oversight responsibilities.

Retention Period

See Exhibits III and IV for the required retention periods for compliance with the Advisers Act and the Investment Company Act of 1940.

Duplicate Records

In general, the same record is not required to be kept twice to satisfy two separate regulatory requirements. For example, if a record is kept to satisfy one provision of the Advisers Act, it generally does not have to be kept twice to satisfy a separate provision.

Electronic Retention

Records may be maintained on film, magnetic disk, tape optical storage disk or other computer storage medium in accordance with the Advisers Act and the Investment Company Act of 1940.

VIII-2. Email Usage and Retention Policy

Purpose and Overview

Email communications by Copeland Employees are considered written Firm records and must be retained consistent with books and records requirements under applicable securities laws. This policy is designed to establish guidelines for the use of email by employees of Copeland and to ensure compliance with appropriate regulations pertaining to records retention, including what information sent or received should be retained and for how long. Inappropriate use of the email system or violation of Copeland’s retention guidelines, including tampering with original records, is expressly prohibited and may result in disciplinary action, up to and including termination.

Usage Guidelines

All email communications, including deleted emails, may be considered business records of the Firm, and are the sole property of Copeland. As such, Employees should have no expectation of privacy in anything that they create, store, send, or receive on the company’s email system. Copeland reserves the right to access, audit and monitor any outbound, incoming, saved, deleted, or archived messages at any time, with or without notice. Copeland may also be required to provide access to its email messages to its affiliated entities or to regulatory bodies.

In addition, information obtained by Copeland, its affiliated entities or regulatory bodies during such access, auditing and monitoring may be used or disclosed to other third parties. Employees should have no expectation of privacy for their email communications.

It is each employee’s responsibility to use Copeland’s email communication system in a professional, ethical, and lawful manner. Employees must use the same care in drafting email messages as they would any other written business communication. Each Employee is responsible for properly maintaining email records and communications as defined by the Company’s written IT Policies and Procedures. Emails that are retained may be stored in a manner that permits prompt access and retrieval, and includes search, sorting, and printing capabilities.

Copeland prohibits any and all forms of discrimination, including, but not limited to, discrimination based on age, race, gender, sexual orientation, religious or political beliefs. The use of emails to discriminate is inappropriate and strictly prohibited.

The Email system is the property of Copeland. All emails composed, distributed, received, or stored by any Employee is the property of Copeland. Additionally, the unique email address assigned to any Employee is the property of Copeland.

Copeland reserves the right (through, without limitation, content filtering software, computer checks by the Chief Compliance Officer or its designee or third parties contracted by Copeland) to intercept, monitor, review, copy, record, disclose, or take such other necessary action on any and all email composed, distributed, received, or stored using the Email System.

Instant Messaging & Text Messaging

Employees should refrain from conducting business through personal communication accounts, such as Internet-based email accounts (e.g., Yahoo, Hotmail, Gmail) and ‘Instant Messaging’. Instant messaging, which allows near-instant text conversations via pop-up windows on computer screens, is strictly prohibited by the Firm. No Employees may use instant messaging or text messaging for conducting business either internally or externally or for personal use during business hours using the Firm’s computer systems, which also may include wireless handheld devices. Exceptions may be permitted for certain Employees during Emergency situations, provided that communications are captured and archived.

Wireless Handheld Devices & Tablets

Wireless handheld devices and tablets are often used by Employees who are conducting business outside of the office. In such cases, emails that are required to be maintained under this policy must also be retained if received or sent via the use of these wireless hand devices. (Note: Use of the business email address through these devices is automatically synchronized to the Firm’s email system, MS Outlook.) In addition, the use of any other type of Personal Digital Assistant used to conduct business must be approved by Compliance prior to use (i.e., pocket PC, mp3, and the like).

Retention Guidelines

According to Rule 204-2(a)-7 (the “Rule”) of the Investment Advisers Act, specific written communications must be kept including those relating to a) investment recommendations or advice given or proposed; b) receipt or delivery of funds or securities; and c) placing and execution of orders for the purchase or sale of securities. Emails that are retained may be stored in a manner that permits prompt access and retrieval, and includes search, sorting, and printing capabilities. Emails containing attorney-client privileged information or other privileged content may be identified as such in the subject line of the message and may be retained in a separate folder. A separate log of these emails may be maintained.

Questions regarding the proper classification of a particular communication should be addressed to Compliance.

Deletion Guidelines

Emails required to be maintained under the Rule must be retained for the period of time described in that Rule, namely two years on-site and approximately six years in total. After such time, our IT vendor may delete all such required emails after obtaining Compliance approval.

Violations or Questions

Any and all violations of this policy or questions regarding this policy should be reported to the Chief Compliance Officer.

IX. Marketing

IX-1. Advertising and Marketing

Background

An advertisement is generally defined as any written communication, including websites and emails, directed to more than one person concerning advice or recommendations about the purchase or sale of securities or any other advisory services.

The anti-fraud rules described in Rule 206(4)-1 (the “Advertising Rule”) of the Advisers Act prohibit advisers for engaging in advertising practices that are fraudulent, deceptive, or manipulative. The manner in which investment advisers portray themselves, their services, and their investment returns to existing or prospective clients is highly regulated.

The policy applicable to advertising and marketing material is described below, including the review process and the specific content requirement for those pieces.

Policy

All marketing materials must be reviewed and approved by Compliance prior to their use (including posting on Copeland’s website). In addition, no employee is permitted to create any new marketing materials (whether for Copeland or for any advisor) without first obtaining approval from the Chief Compliance Officer.

Copeland uses various advertising and marketing materials to obtain new advisory clients and to maintain existing client and sponsor relationships. Copeland’s policy requires that any advertising and marketing materials must be truthful and accurate, consistent with applicable rules, and reviewed and approved by Compliance prior to use. Copeland’s policy prohibits any advertising or marketing materials that contain any untrue statement of material fact, omit any material facts, or that otherwise might be construed as misleading. Fraudulent, manipulative, or deceptive conduct may be deemed to have occurred when an advertisement contains untrue statements of material fact or false or misleading information or omits material facts.

For the purpose of this policy statement, “advertising” includes:

•	Audio and videotapes of marketing

•	Brainsharks

•	Podcasts

•	Bulletins

•	Circulars

•	Consultant/rating agency questionnaires and RFP’s

•	Form letters and mass mailings

•	Internal or Investment Professional Use Only pieces that may actually reach a client or fund shareholder

•	Investment letters

•	Marketing email messages

•	Paid advertisement in a periodical or publication

•	Presentations

•	Press releases

•	Prospective client books

•	Product profiles

•	Rating agency write-ups

•	Reprints or redistribution of third-party publications

•	Television Scripts

•	Website content

This list is not exhaustive; other communications that Copeland circulates or distributes to more than one person or that could reach a retail audience, as well as material directed to a single person but used repeatedly without change, may also be considered “Advertising.”

For the purposes of this policy statement, “advertising” generally does NOT include:

•	Oral communications other than those in radio or television broadcasts;

•	Academic articles that discuss a portfolio management methodology but do not offer or discuss advisory services or fund shares;

•	Fund shareholder reports with performance information only for those periods covered by the financial statements within the shareholder reports; or

•	Regular account statements or reports sent only to existing clients (but not intended to solicit business from existing clients).

Although Copeland may use the terms “marketing” and “advertising” interchangeably, all materials used to obtain new advisory clients and to maintain existing client and sponsor relationships must undergo Compliance review and approval prior to use.

Marketing Material Review Process

Copeland’s Marketing Team is responsible for maintaining the Firm’s marketing material, and is solely responsible for creating and updating the Firm’s marketing materials. The marketing materials shall be forwarded to Compliance for review and final approval. Marketing materials previously approved by Compliance that are altered must be re-submitted to Compliance for approval. All marketing materials must go through this review process.

Copeland’s Portfolio Managers, Marketers and/or other designees shall be responsible for maintaining, as part of the Company’s books and records, copies of all advertising and marketing materials used by the Firm.

Investment Adviser Advertising Requirements

Non-performance Requirements

The SEC has detailed the various advertising practices it views as being fraudulent, deceptive and/or manipulative within the meaning of the law. While the term “misleading” is not specific in its definition, the SEC generally bases its determination on all the particular facts relative to the advertisement and looks carefully at the form and content of the advertisement, the implications or inferences which could reasonably be made from the advertisement in its total context and the overall sophistication of the audience who would be receiving the advertisement.

The Investment Advisers Act prohibits the following to be contained in any advertisements by an investment adviser:

A.	Testimonials concerning any advice or service of the advisor (see further detail below);

B.	Direct or indirect references to past specific recommendations of the advisor which were or would have been profitable to a person (excepting advertisements listing or offering to list all recommendations for at least one year together with certain required information and containing a required cautionary clause) (see further detail below).

C.	Representations that any graphs, charts, or formula or device can be used to determine which securities to buy or sell or when to buy or sell them unless accompanied by explicit disclosure regarding the limitations and serious difficulties and risks inherent with their use;

D.	Any representation that a service will be provided free of charge unless there is in fact no condition or obligation; or

F.	Any untrue statement of a material fact or which may be false and/or misleading.

Testimonials: Testimonials are typically statements of a client’s experience with, or an endorsement of, an investment adviser or its advisory services and are strictly prohibited.

Representative client lists may be testimonials and may not be used unless certain conditions are met as follows:

1.	the advisor will not use performance based criteria to determine which clients to include in the list, and

2.	the client list will include the disclaimer “It is not known whether the listed clients approve or disapprove of Copeland Capital Management, LLC or the advisory services provided.”

Past Specific Recommendations

Advisers may list or identify securities that were recommended in the past and that have become profitable only if the specific conditions of the rule are met. (The rule does not apply to current recommendations.) These conditions include offering or including a list of all securities recommended for the past year which must include specific information and disclosure of or similar to: “It should not be assumed that recommendations made in the future will be profitable or will equal the performance of the securities in this list.”

Advisers also may distribute certain marketing materials to prospective clients and current clients who are not invested in the investment strategy to which the marketing materials relate, provided generally that the materials:

1.	Show no fewer than five holdings that contributed most positively to a representative’s account performance;

2.	Show an equal number of holdings that contributed most negatively to the representative’s account performance;

3.	Charts provide both the average weight of the holdings during the period and the contribution of these holdings to the representative account’s return;

4.	Each presentation of information and number of holdings will be consistent from period to period;

5.	Each page containing top and bottom contributors will disclose that:

a.	Holdings identified do not represent all of the securities purchased, sold, or recommended for advisory clients; and

b.	Past performance does not guarantee future results.

The SEC has indicated that certain communications to prospective clients, clients, and consultants that include information about profitable and unprofitable past recommendations are not advertisements.

In the following circumstances, providing or offering to provide information about recommendations for the past year are not required and do not fall within the past specific recommendations rule:

1.	Written communications by advisers responding to unsolicited client, prospective client, or consultant requests about profitable or unprofitable past recommendations; and

2.	Written communications by an adviser to existing clients about past specific recommendations that were or are held by those clients.

An adviser’s communications to its existing clients about their portfolio holdings and transactions are not considered advertisements unless the communication appears to be soliciting or offering advisory services.

List of Partial Current Recommendations

Advisers may also distribute reports to clients and prospective clients that identify and discuss certain, but not all, securities bought, sold, or managed by the advisor provided certain conditions are met. These conditions include using consistent and objective non-performance based criteria in selecting the securities, not disclosing profits or losses, including specific disclosures, and maintaining records, among others.

Comparisons to Indices

Advertisements that compare performance to an index should include performance based on a relevant and meaningful index, and, where performance is strong, the advertisement should note any special factors leading to this performance.

Form ADV Disclosures

All advertising and marketing materials must be consistent with the fees and services as described in the Company’s current Form ADV and advisory agreements.

Article Reprints

Reprints of newspaper or periodical articles about an advisor, or its personnel, are subject to the advertising rules and must not be misleading.

Unbiased Third-Party Reports and Rankings

An advisor’s use of client surveys in advertising or marketing materials that are conducted by an unbiased third party service provider will be viewed as a testimonial by the SEC. However, the SEC has indicated that such surveys could be used in an advertisement so long as the survey results represent a valid sample, involve no subjective analysis, do not favor positive or negative results, and are otherwise consistent with regulatory requirements, among other things.

Website

Information provided in an advisor’s website is subject to the SEC advertising rules, and any applicable state regulations. Website information must therefore be considered advertising and subject to the same policies and procedures for the review, approval, and retention of advertising and marketing materials.

Advertising or providing advisory services on the Internet may also result in a firm having to register the firm/investment adviser representatives in the states unless certain safeguards, checkpoints, or disclosures are provided. State regulations should be checked for specific requirements.

Partial Client List

Copeland may advertise a partial list of its clients when:

•	Copeland has not used performance-based data to determine which clients to include on the list (for example, it could be misleading to advertise a partial list of clients that have experienced above-average performance);

•	Copeland discloses that “it is not known whether the listed investors approve or disapprove of our firm or the advisory services provided;”

•	Copeland has obtained the prior written approval of the client to be included on the list.

Terms to Avoid

Words such as “superior performance,” “proven,” “guarantee” or any similar terms which cannot be documented, proved true (even if believed to be true) or are over promissory in nature cannot be used in any advertising.

Free Information

The Advisers Act prohibits advertisements indicating that a report, analysis or other service will be provided free of charge, unless the materials or services are actually provided free of charge and without obligation.

Performance Requirements

The use of performance data in advertising and marketing materials is a highly complex subject and is carefully scrutinized by the SEC. Guidance surrounding the use of performance data is based primarily upon a series of SEC no-action letters and, thus, not always clearly defined. An advertisement using performance data must disclose all material facts necessary to avoid any unwarranted inference.

When presenting model or actual performance in an advertisement, the SEC may consider the advertisement to be fraudulent or misleading if it:

1.	Fails to disclose the effect of material market or economic conditions on the results portrayed;

2.	Includes model or actual results that do not reflect the deduction of advisory fees, brokerage or other commissions and any other expenses that a client would have paid or actually paid;

3.	Fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

4.	Suggests or makes claims about the potential for profit without also disclosing the possibility of loss;

5.	Compares the model or actual results to an index without disclosing all material facts relevant to the comparison;

6.	Fails to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed;

7.	Fails to disclose prominently the limitations inherent in model results, particularly the fact that the results do not represent actual trading;

8.	Fails to disclose, if applicable, that the conditions, objectives or investment strategies of the model portfolio changed materially during the time period portrayed in the advertisement and the effect of the change on the results portrayed;

9.	Fails to disclose, if applicable, that any of the securities contained in or the investment strategies followed with respect to the model portfolio do not relate or partially relate to the type of advisory services currently offered by the advisor;

10.	Fails to disclose, if applicable, that the advisor’s clients had investment results materially different from the results portrayed in the model;

11.	Fails to disclose, if applicable, that the results portrayed relate only to a select group of the advisor’s clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.

Gross and Net of Fee Performance

Gross performance numbers can be used in one-on-one presentations to prospective clients, provided that four conditions are met. The SEC requires that at the time of the one-on-one presentation, the client be presented with written disclosure stating that:

1.	The performance figures do not reflect the deduction of investment advisory fees;

2.	The client’s return will be reduced by the advisory fees and any other expenses it may incur in the management of its advisory account;

3.	The investment advisory fees are described in Part II of the advisor’s Form ADV; and

4.	A representative example (e.g., a table, chart, graph, or narrative), which shows the effect an investment advisory fee, compounded over a period of years, could have on the total value of a client’s portfolio.

Advisers who use investment consultants to market their services must instruct those consultants to give the same data and to provide the same written disclosure in one-on-one presentations. Published materials that include “gross” performance numbers should contain appropriate legends stating “For use in one-on-one presentations only.”

Typically, a one-on-one presentation is intended to mean a confidential and private meeting between the advisor and a prospective client or a consultant (on behalf of the advisor) and a prospective client where the client or a consultant can ask specific questions and request clarifications regarding items included in marketing materials.

Wrap Accounts

Provided that certain conditions are met, an advisor may combine wrap and non-wrap accounts into one composite and adjust the performance of the non-wrap accounts by deducting a “model wrap fee” equal to the highest fee charged for the wrap fee accounts contained in the composite.

Multi-Manager Accounts

Advisors may include in performance advertisements the portion of a multi-manager account for which the advisor is responsible. Net performance for that portion must be reduced by the transaction costs related to the advisor’s management and all fees or charges paid to the advisor or its affiliates.

Claims of GIPS Compliance

Even though the SEC does not require advisors to comply with the GIPS standards, claims of compliance with GIPS are highly scrutinized by the SEC. When Copeland claims performance has been presented in compliance with GIPS, the SEC will consider Copeland to have misled investors if Copeland’s performance presentation is not fully compliant, including its calculation methodology and in its disclosure presentation to all of the requirements of the GIPS standards.

Performance Records

The rules and regulations of the Advisers Act require advisors who use performance data in their advertisements to maintain the advertisements and all data supporting the performance figures for the entire performance period (i.e., if an advisor advertises performance for a 10 year period, then for that entire period). The records need to be maintained for a period of five years after the end of the fiscal year in which the advertisement/performance was last disseminated.

The advertisements and supporting documents must be maintained in an appropriate office for the first two fiscal years following the dissemination of the advertisement, and in an easily accessible place for the next three years, or for a period of five years from the last year disseminated.

If the performance data is based on managed accounts, the advisor must retain all work sheets necessary to demonstrate the calculation of the performance data. In addition, all account statements (including accounts that were not used in the computation of the performance figures) reflecting all debits, credits and transactions in a client’s account must be retained.

If the performance data is not based on managed accounts, the advisor is required to prepare and maintain whatever documents are needed to substantiate the performance data.

The advertisements and supporting documents must be maintained in an appropriate office for the first two fiscal years following the dissemination of the advertisement, and in an easily accessible place for the next three years or for a period of five years from the year last disseminated.

As an example, an advisor with a ten-year performance record must maintain required records for the entire length of the performance period, plus five years after the time the performance is no longer being disseminated.

Deduction of Model Fees

Instead of showing performance in advertisements net of actual fees incurred, an adviser can deduct a “model” fee equal to the highest fee the adviser charges to a client with respect to that particular investment strategy.

Additional recommended disclosures, when using model advisor fees, include that:

1.	The performance data reflects the deduction of the highest fee charged for the specific investment strategy for the performance period represented;

2.	Actual advisory fees may vary among clients with the same investment strategy; and

3.	The advisor’s fee schedules are available in Copeland’s Form ADV Part II or upon request.

Portability of Performance Results

An advisor must closely consider a number of factors in determining whether the performance of a portfolio manager(s) at a prior firm may be utilized by the new firm, i.e., the “portability” of a manager’s performance results from one firm to another.

The SEC staff has stated that an advertisement that includes prior performance would not in and of itself be misleading if the following conditions were satisfied:

1.	The person or persons who manage accounts at the successor advisor were also primarily responsible for achieving the prior performance results;

2.	The accounts managed at the predecessor are so similar to the accounts currently under management that the performance results would provide relevant information to prospective clients of the successor advisor;

3.	All accounts that were managed in a substantially similar manner are advertised unless that exclusion of any such account would not result in materially higher performance;

4.	The advertisement is consistent with staff interpretations with respect to the advertisement of performance results; and

5.	The advertisement includes all relevant disclosures, including the fact that the performance results were from accounts managed at another entity.

Further, advisors must have possession of the necessary records from the prior firm to support the prior performance information.

Use of the Terms “RIA” or “Investment Counsel”

The SEC prohibits an investment adviser from representing or implying that it has been approved or endorsed by the SEC. An investment adviser representative may not indicate that it is registered as an investment adviser with the SEC. An adviser may not use the initials “RIA,” because the use of these initials implies an educational or professional designation and, therefore, may be misleading.

An investment adviser representative may not refer to itself as “investment counsel” or use the term to describe its business unless the “principal” business of the advisor is rendering investment advice and a substantial part of the advisor’s business consists of rendering “investment supervisory services” as defined in Form ADV.

The determination of misleading or false statements is generally judged against a standard of fair and accurate disclosure in keeping with the fiduciary nature of the advisor-client relationship.

Marketing and Advertisements related to Funds

Any advertisements or other marketing materials related, connected to, or referring to any funds to which Copeland acts as an investment adviser must be approved by the Underwriter and Distributor of the fund, currently Northern Lights Distributors, LLC.

IX-2. Guidelines for Payments Associated with Marketing Efforts

Background

Investment advisers and broker-dealers must ensure that they place their clients’ interests above their own and avoid conflicts of interest that may jeopardize their duty to their clients. As such, these firms are subject to various rules and requirements related to the payments of certain expenditures associated with the Firm’s marketing efforts with brokerage firms, consulting firms, and prospective clients. Because these guidelines relate to marketing activities, the procedures are particularly important for the Portfolio Managers, including the Management Committee. These procedures are intended to assist employees in meeting the high ethical standards that Copeland follows in conducting its business, and to meet regulatory requirements.

It should be noted that employees need to read and understand these procedures in tandem with the gifts and gratuities provisions of Copeland’s Code of Ethics. Employees may not make payments associated with Copeland’s marketing efforts in violation of Copeland’s Code of Ethics. It should also be noted that certain sponsors have specific restrictions and guidelines for such payments, and that all Copeland’s employees who have contact with those sponsors must abide by those sponsors’ restrictions and guidelines as well, most notably if they are stricter than Copeland’s policies and guidelines in this regard.

The main categories of marketing effort expenses include: (a) Brokerage/Consultant Firm Seminars/Symposiums and (b) Individual Broker/Consultant Seminars. As it relates to the approval thresholds outlined in this policy, Compliance has the discretion to waive the approval requirements for certain recurring commitments. Such waiver will typically be granted when items have been incorporated into the Company’s annual sales and marketing budget.

A. Brokerage / Consulting Firm Seminars / Symposiums

Seminar/symposium expenditures that are associated with Copeland’s marketing efforts with brokerage/consulting firms require attendance and participation by Copeland’s representatives and may include: i) Road Shows, and ii) individual speaking slots by a Copeland representative. Seminars/symposiums generally involve multiple manager participation in which each manager sets up a booth to market the Firm’s name and product(s). In addition, Copeland may also participate in seminars/symposiums by being granted a speaking slot in which a Copeland representative speaks about Copeland and its products and services, absent a booth. Copeland’s Employees may participate in seminars/symposiums in connection with its marketing efforts under the following guidelines:

1.	Seminars/symposiums costing more than $1,000 should be pre-approved by a member of the Management Committee. If requesting employee is a member of the Management Committee, the approval must come from another Management Committee member.

2.	Any invitations to participate in a seminar/symposium should be obtained from the broker/consultant in writing on the sponsoring firm’s company letterhead. If invited verbally, Employees should request an invitation in writing. An email received from the business email address of the sponsoring firm’s broker/consultant will also be acceptable.

3.	Requests for payments and expenditures associated with seminars/symposiums should be submitted for payment via check request, which should include evidence of required pre-approval, where applicable, and generally should not be paid with an Employee’s AMEX company credit card where possible.

4.	Checks may not be made payable to individual brokers or consultants. Checks may be made payable to the brokerage or consulting firm, or to the name of the establishment where the seminar/symposium was held.

5.	Special Note – Employee Attendance at Educational Conferences: These procedures apply to conferences associated with marketing efforts on behalf of the Firm. Employees may attend conferences for continuing education purposes (e.g., CFA Institute Conference on the GIPS Standards, Technology Conference, or PAICR Marketing Conference) and may use their Copeland AMEX credit card for payment of conference attendance fees. Employees should obtain their supervisor’s approval, as needed.

All supporting documentation, including evidence of approvals, where required, should accompany any check request or expense reimbursement form. Any Employee who does not submit required documentation and evidence of required approval may be subject to disciplinary action.

B. Individual Broker / Consultant Seminars

Individual broker/consultant seminars (“seminars”) generally reflect sessions that are held for a smaller audience, typically between 1-20 clients. At a seminar, Copeland might be the only advisor that gives a presentation to the group, although other firms might also participate. The seminar may include dinner, a luncheon, refreshments, or entertainment. Copeland Employees may participate in individual broker/consultant seminars for marketing purposes under the following guidelines:

1.	Seminars/symposiums costing more than $1,000 should be pre-approved by a member of the Management Committee. If requesting employee is a member of the Management Committee, the approval must come from another Management Committee member.

2.	Any invitations to participate in a seminar/symposium should be obtained from the broker/consultant in writing on the sponsoring firm’s company letterhead. If invited verbally, ask for it in writing. An email received from the business email address of the sponsoring firm’s broker/consultant will also be acceptable.

3.	All business expense receipts should be submitted with an expense report.

4.	An Attendee List should be obtained from the broker/consultant and submitted with the expense report.

5.	Checks may not be made payable to individual brokers or consultants. For expenses associated with meals and drinks (i.e., branch luncheons), AMEX company credit cards should be used, or a check may be made payable directly to the service provider (e.g., restaurant, country club, etc.).

All supporting documentation, including evidence of approvals, where required, should accompany any check request or expense reimbursement form. Any Employee who does not submit required documentation and evidence of required approval may be subject to disciplinary action.

C. Entertainment Expenses

Entertainment expenses that are customarily associated with doing business are acceptable so long as they are not extraordinary or give the appearance of a conflict of interest. These expenses should be paid for using your AMEX credit card or a check made payable to the service provider. If expenses are projected to cost more than $1,000, then pre-approval should be obtained by a member of the Management Committee. (If requesting employee is a member of the Management Committee, the approval must come from another Management Committee member.) In addition, a Copeland Employee is expected to be in attendance for all events paid for by the Firm. In general, a member of the Management Committee should approve any event that is paid for by the Firm where an Employee is not expected to be present, which may be considered a gift rather than business entertainment. Employees should also refer to Gifts and Entertainment policies included in the Firm’s Code of Ethics to ensure they comply with all obligations under the Firm’s policies and procedures.

All supporting documentation, including evidence of approvals, where required, should accompany any check request or expense reimbursement form. Any Employee who does not submit required documentation and evidence of required approval may be subject to disciplinary action.

D. Charities and Fundraisers

From time to time, Copeland may be asked to participate in a charity or fundraiser that is sponsored by a brokerage firm or a corporate / institutional Copeland client. Copeland may participate (and/or make a donation) to such charities and fundraisers under the following guidelines:

1.	Contributions should be approved by a member of the Management Committee. If requesting employee is a member of the Management Committee, the approval must come from another Management Committee member.

2.	Any invitations / notices promoting the charity or fundraiser should be obtained from the broker/consultant or client in writing and submitted with the expense report.

3.	The check should be made payable to the specific charity or fundraiser, and should not be made payable to the client. Checks may not be made payable to individual brokers or consultants.

All supporting documentation, including evidence of approvals, where required, should accompany any check request or expense reimbursement form. Any Employee who does not submit required documentation and evidence of required approval may be subject to disciplinary action.

E. Request for Exception

Any request for an exception to this policy should be addressed to a member of the Management Committee, who may grant the exception subject to the approval of Compliance.

IX-3. Sales Force Guidelines

Sales and servicing activity is directed toward four general distribution intermediaries as follows:

1.	Broker/Dealer organizations including wire-house, regional firms, and third party administrators;

2.	Independent Broker/Dealers;

3.	Registered Investment Advisors; and

4.	Independent consulting firms (institutional consultants).

Sales and servicing activity is directed toward organizations with which Copeland has established sub-advisory selling agreements or where Copeland investment advisory products have been approved for distribution on a dual contract basis.

Licensing, Training and Education

Sales representatives are expected to have a thorough understanding of the responsibilities and obligations of the Company and its obligations under the Advisers Act. Additionally, all representatives are required to obtain the proper licensing. No sales representative may sell or discuss mutual fund products with prospects or any client until properly registered with FINRA for the appropriate licenses (i.e., Series 63 or 65 and either the Series 6 or 7). Additionally, sales representatives must be registered through the mutual fund’s Underwriter/Distributor, which is currently Northern Lights Distributors. The purpose of training and education is to make sure each individual is prepared to deliver the Copeland message clearly and confidently while ensuring the message is accurate and consistent.

•	Please refer to the Registration section of this manual for a discussion of Copeland’s policies with regard to individual registration. Should continuing education be required to maintain a valid license, your Supervisor, Compliance and/or the Distributor will notify affected Employees.

•	Immediately after hire, each individual will work closely with designated supervisory personnel to review and discuss the critical aspects of selling and servicing Copeland’s investment advisory services. In particular, sales will focus on delivering product knowledge that is detailed and accurate in content.

•	Continuing professional development is strongly encouraged. This can take the form of obtaining industry-recognized designations such as CFA, CFP, CIMA, or AIF.

•	Sales representatives will familiarize themselves with Copeland’s marketing materials. This includes, but is not limited to Copeland’s most recent Form ADV Part II and Compliance Manual, performance, investment and marketing personnel bios, and quarterly communications.

Documentation of Sales and Servicing Activity

All selling and servicing activity is to be documented in a central location as designated by the Director of Sales and Marketing. Documentation should include contact information, date and time of meeting, issues addressed from a sales and/or servicing perspective and any follow-up activity, actions taken or discernible conclusions reached.

Travel and Entertainment Documentation

All travel and entertainment expense incurred must be fully documented in adherence with Copeland’s guidelines. This includes at a minimum the date, time, purpose and description of the expense. Where entertainment or other engagement takes place, all persons in attendance and the topic of discussion should be made part of the records.

Guidelines for Expense Payments for Marketing Efforts

All sales representatives should follow the Company’s guidelines on expense payments associated with marketing efforts (please refer to separate written policy within this Compliance Manual) while conducting business through any and all channels of distribution. Where certain sponsor firms have established guidelines for their business partners that are stricter than Copeland’s, those guidelines will supersede the guidelines established by Copeland.

Distribution and use of Marketing Materials

Only approved marketing materials may be used in the course of conducting sales and servicing efforts. Before using marketing materials, all sales representatives should consult the sponsor firm restrictions regarding use of Copeland marketing materials with sponsor firm employees. No Employee may use Copeland marketing materials that conflict with the sponsor firm’s restrictions or with Copeland’s policy.

Where sponsor firms restrict the use of some or all of Copeland’s marketing/composite performance data, sales representatives will utilize the sponsor firms’ published material in working with clients and prospective clients.

Compliance and the Director of Sales and Marketing will retain electronic copies of the most frequently used Copeland marketing materials.

All industry related materials not specific to Copeland used in a presentation format, including sponsor firms’ published material, must obtain prior approval from Compliance. Any discussion of third party industry data must contain full disclosure of source information and be authorized by the third party before any reproduction or distribution of such third party data.

Any person receiving a request from a client for Copeland’s information not already available for distribution should forward the request to the Chief Compliance Officer. The Chief Compliance Officer must approve any proposed new materials created (or internal materials repurposed for external use) prior to distribution of the materials.

Privacy

Client communications are subject to Copeland’s Privacy Policy. Any documents containing specific client information should be secured.

IX-4. Solicitation Agreements

Background

Under Rule 206(4)-3 of the Investment Advisers Act (“Cash Solicitation Rule”), and comparable rules adopted by most states, investment advisers may compensate persons who solicit advisory clients for a firm if appropriate agreements exist, specific disclosures are made, and other conditions are met. Under the Cash Solicitation Rule, a solicitor is defined as “any person who, directly or indirectly, solicits any client for, or refers any client to, an investment adviser.” The definition of client includes any prospective client.

Policy

Copeland may enter into solicitation arrangements with professionals including broker-dealers and other investment consultants who may be compensated for referring clients to Copeland. When a client is introduced to Copeland by a solicitor, Copeland may pay that solicitor a referral fee in accordance with the requirements of Rule 206(4)-3. Any such referral fee will be paid by Copeland’s investment advisory fee, and will not result in any additional charge to the client. If the client is introduced to Copeland by an unaffiliated solicitor, the solicitor must provide the client with a copy of Copeland’s Form ADV Part II and a copy of the disclosure statement between Copeland and the solicitor containing items and conditions of the solicitation arrangement, including compensation.

If Copeland is using an unaffiliated solicitor, full disclosure of the relationship must be made including the amount of compensation the solicitor will be paid. In addition, the client must sign a written acknowledgment showing that the solicitor’s disclosure and Copeland’s ADV Part II were received.

Responsibility

Compliance is responsible for monitoring the Company’s cash solicitation policy, practices, disclosures, and recordkeeping. Operations is responsible for monitoring and calculating payments to Copeland’s solicitors. Compliance may also review any new solicitation agreements and disclosure documents, including Form ADV Part II to ensure that they are current and accurate and meet the appropriate regulatory requirements. All solicitor agreements are maintained by Compliance.

Procedure

Solicitation arrangements that involve the payment of cash referral fees may only be made pursuant to a written agreement with the solicitor. This written agreement, at a minimum, must:

•	Describe the solicitation activities to be engaged in by the solicitor and the compensation to be received;

•	Require the solicitor to perform his duties in a manner consistent with the Investment Advisers Act, the rules and regulations promulgated thereunder, and instructions from Copeland, and

•	Require an unaffiliated solicitor to provide the client, at the time of any solicitation activities for which compensation is paid or will be paid by Copeland, a current copy of Copeland’s Form ADV Part II, the solicitor’s written disclosure statement and an acknowledgment form that these disclosures were provided.

A solicitor must provide to Copeland a signed and dated acknowledgement form from any client obtained as a result of third-party solicitation.

X. Valuation of Securities

X-1. Valuation for Separately Managed Accounts

Overview

As a registered investment adviser, Copeland has a fiduciary obligation to ensure that portfolio holdings for accounts for which Copeland has investment discretion are valued fairly and consistently. Proper valuations are necessary for accurate performance calculations and fee billing purposes, among others. Because of the many possible investments, various independent pricing services and sources may be used.

Policy

Copeland has adopted this policy requiring that all client portfolios and investments reflect current, fair and accurate market valuations. It is important that client accounts accurately reflect both the positions and the prices of securities currently held by the client. In order to avoid holding or valuation errors, Copeland has in place a process for comparing its own internal records to those of the clients’ custodians. This exercise also ensures that any errors in either holdings or valuations are discovered and amended on the Company’s portfolio accounting system.

Fair Value Pricing is not permitted when market quotations are readily available. If, for example, Copeland determines that one source of market value is unreliable, Copeland must diligently seek market quotations from other sources, such as other brokers or pricing services, before concluding that market quotations are not available. If market quotations are not readily available, the security will be valued at fair value (the amount which the owner might reasonably expect to receive for the security upon its current sale) as determined in good faith by Copeland (“Fair Value” Pricing). Copeland must use reasonable diligence in determining whether market quotations are readily available.

Responsibility

Operations is responsible for reconciling internal portfolio records with custodian statements on a systematic and regular basis. This department is responsible for reconciling securities positions and cash amounts and noting any discrepancies. The Chief Investment Officer will be alerted when market quotations appear unreliable and will work together with Operations to determine the proper course of action.

Procedures

The following procedures govern the valuation and pricing of portfolio securities:

Equity Securities—U.S. and International

Equity securities are priced using the Firm’s portfolio accounting system. The Firm’s portfolio accounting system receives daily security prices from third party vendors (i.e., IDC) via an electronic submission. Trading reviews pricing feeds on a daily basis for any pricing outages and any other pertinent information. Equity securities generally are valued by using the aforementioned market pricing service, but may be valued on the basis of prices furnished by a pricing service when Copeland believes such prices accurately reflect the fair market value of such securities. For instance, Trading may utilize Bloomberg to conduct a secondary pricing check and may rely upon Bloomberg’s price in the event of stale pricing. Securities that are traded on any stock exchange or on the NASDAQ over-the-counter market are generally valued by the pricing service at the last quoted sale price. Lacking a last sale price, an equity security is generally valued by the pricing service at its last bid price. When market quotations are not readily available, when Copeland determines that the market quotation or the price provided by the pricing service does not accurately reflect the current market value, or when restricted or illiquid securities are being valued, such securities are valued as determined in good faith by Copeland. If Copeland believes that the validity of market quotations is questionable, the number of quotations indicates a thin market in the security, a significant event occurs after the close of the market which may affect a security’s value, or if Copeland is aware of any other data calling into question the reliability of market quotations, Copeland may further consider whether the last sale price or bid price accurately reflects current fair market value. If it does not reflect current market value and, therefore, market quotations are not readily available, the security should be considered as one required to be valued using Fair Value Pricing.

Fixed Income Securities

The Company’s portfolio accounting system is used for pricing fixed income securities. If Copeland decides that a price provided by the pricing service does not accurately reflect the fair market value of the securities, when prices are not readily available from a pricing service, or when restricted or illiquid securities are being valued, securities are valued at fair value as determined in good faith by Copeland. Short-term investments in fixed income securities with maturities of less than 60 days when acquired, or which subsequently are within 60 days of maturity, are valued by using the amortized cost method of valuation.

Determining Liquidity. In determining whether a last sale price or a last bid price accurately reflects current value, Copeland may consider various factors, including, but not limited to: the frequency of trades and quotations, the number of dealers and prospective purchasers in the marketplace; dealer undertakings to make a market; the nature of the security, including any demand or tender features; the nature of the marketplace for trades, including the ability to assign or offset the rights and obligations relating to the investment; and the movement of interest rates. Securities that cannot be sold or disposed of in the ordinary course of business at approximately their valuation prices are considered to be illiquid and should be valued according to these procedures.

Fair Value Pricing. Copeland must consider all appropriate factors relevant to the value of securities for which market quotations are not readily available. No single standard for determining fair value can be established, since fair value depends upon the circumstances of each individual case. As a general principle, the current fair value of an issue of securities being valued by Copeland would be the amount that the owner might reasonably expect to receive for them upon their current sale. Methods that are in accord with this principle may, for example, be based on: a multiple of earnings; a discount from market of a similar freely traded security (including a derivative security or basket of securities traded on other markets, exchanges or among dealers); or yield to maturity with respect to debt issues, or a combination of these and other methods.

Fair value determinations cannot be based on what Copeland believes that a buyer may pay at a later time, such as when market conditions change or when Copeland believes that the market ultimately recognizes a security’s true value. Similarly, bonds and other instruments may not be fair valued at par based on the expectation that the fund will hold the investment until maturity. Copeland should consider the following general factors in determining a valuation method for an individual issue of securities: the fundamental analytical data relating to the investment; the nature and duration of any restrictions of the disposition of the securities; an evaluation of the forces influencing the market in which these securities are purchased or sold; changes in interest rates; government actions or pronouncements; and other news events.

In determining a valuation method for an individual issue of securities, Copeland should consider: the type of security, the financial statements of the issuer, the cost at the date of purchase, the size of the holding, any discount from market value of unrestricted securities of the same class at the time of purchase, any special analyst reports, information regarding transactions or offers related to the security, the existence of merger proposals or tender offers affecting the security, the price and extent of public trading in similar securities, and other relevant matters.

Copeland will value the security or other asset primarily by reference to the public market if there is a public market for securities of the same class or similar securities; primarily by reference to private transactions if public market reference is not available and private transaction reports are available; and primarily by use of one or more analytical methods or models if public and private market references are not available or not reliable. Copeland will use cost only if no better method of valuation is available.

Copeland will regularly evaluate whether its pricing methodologies continue to result in values that the fund might reasonably expect to receive upon a current sale by comparing its fair value prices with values that are available from any other sources.

Reporting and Review

Where Copeland is sub-advisor to an account(s), and where the advisor has requested notification, Copeland will make its best efforts to timely notify the advisor of any valuation decisions outside of the normal daily pricing.

Copeland will document the information it considers in reaching its valuation decisions and present the information, with supporting documentation, to the Chief Compliance Officer for review. The CCO will review the findings to ensure that the resulting valuations are fair and consistent with these policies and procedures.

These policies and procedures will be revised by the CCO at least annually to evaluate the appropriateness of the methods used to identify situations where market quotations are not readily available and the methods used to determine fair value in these situations.

X-2. Valuation for Mutual Funds Advised by Copeland

Overview

As an investment adviser to registered funds, Copeland has a fiduciary obligation to ensure that portfolio holdings for accounts for which Copeland has investment discretion are valued fairly and consistently. Proper valuations are necessary for accurate performance calculations and fee billing purposes, among others. Section 2(a)(41) and Rule 2a-4 of the Investment Company Act of 1940 defined value, with respect to securities for which market quotations are readily available, as the fair market value of those securities. While the ultimate responsibility for valuation rests with the Board of Trustees of the funds, the Board(s) may delegate the day-to-day valuation of portfolio securities to Copeland.

Policy

Fair Value Pricing is not permitted when market quotations are readily available. If, for example, Copeland determines that one source of market value is unreliable, Copeland must diligently seek market quotations from other sources, such as other brokers or pricing services, before concluding that market quotations are not available. If market quotations are not readily available, the security will be valued at fair value (the amount which the owner might reasonably expect to receive for the security upon its current sale) as determined in good faith by Copeland (“Fair Value” Pricing). Copeland must use reasonable diligence in determining whether market quotations are readily available.

For International Equities, if the foreign market has not closed at 16:00 Eastern Time (closing of New York Stock Exchange “NYSE”) for equities held, Copeland’s mutual fund Administrator will use Interactive Data’s (“IDC”) pricing service to fair value the securities in order to calculate the NAV. A monthly backtest will be conducted to review the accuracy of the fair value pricing service. The Fund’s Board of Directors will make any necessary pricing service changes if the backtesting proves that the fair value pricing was inconsistent.

Responsibility

Operations is responsible for reconciling internal portfolio records with statements on a systematic and regular basis. This department is responsible for reconciling securities positions and cash amounts and noting any discrepancies. The Board of the Trustees of the fund oversees all valuation procedures by Copeland and the Fund’s Administrator.

Procedures

The following procedures govern the valuation and pricing of portfolio securities:

Equity Securities. Equity securities generally are valued by using market quotations, but may be valued on the basis of prices furnished by a pricing service when Copeland believes such prices accurately reflect the fair market value of such securities. Securities that are traded on any stock exchange or on the NASDAQ over-the-counter market are generally valued by the pricing service at the last quoted sale price. Lacking a last sale price, an equity security is generally valued by the pricing service at its last bid price. When market quotations are not readily available, when Copeland determines that the market quotation or the price provided by the pricing service does not accurately reflect the current market value, or when restricted or illiquid securities are being valued, such securities are valued as determined in good faith by Copeland. If Copeland believes that the validity of market quotations is questionable, the number of quotations indicates a thin market in the security, a significant event occurs after the close of the market but before the fund’s NAV calculation and may affect a security’s value, or if Copeland is aware of any other data calling into question the reliability of market quotations, Copeland may further consider whether the last sale price or bid price accurately reflects current fair market value. If it does not reflect current market value and, therefore, market quotations are not readily available, the security should be considered as one required to be valued using Fair Value Pricing.

Fixed Income Securities. Fixed income securities are valued by a pricing service when Copeland believes such prices are accurate and reflect the fair market value of such securities. If Copeland decides that a price provided by the pricing service does not accurately reflect the fair market value of the securities, when prices are not readily available from a pricing service, or when restricted or illiquid securities are being valued, securities are valued at fair value as determined in good faith by Copeland, subject to review by the Board of Trustees of the fund. Short-term investments in fixed income securities with maturities of less than 60 days when acquired, or which subsequently are within 60 days of maturity, are valued by using the amortized cost method of valuation.

Determining Liquidity. In determining whether a last sale price or a last bid price accurately reflects current value, Copeland may consider various factors, including, but not limited to: the frequency of trades and quotations, the number of dealers and prospective purchasers in the marketplace; dealer undertakings to make a market; the nature of the security, including any demand or tender features; the nature of the marketplace for trades, including the ability to assign or offset the rights and obligations relating to the investment; and the movement of interest rates. Securities that cannot be sold or disposed of in the ordinary course of business at approximately their valuation prices are considered to be illiquid and should be valued according to these procedures.

Fair Value Pricing. Copeland must consider all appropriate factors relevant to the value of securities for which market quotations are not readily available. No single standard for determining fair value can be established, since fair value depends upon the circumstances of each individual case. As a general principle, the current fair value of an issue of securities being valued by Copeland would be the amount that the owner might reasonably expect to receive for them upon their current sale. Methods that are in accord with this principle may, for example, be based on: a multiple of earnings; a discount from market of a similar freely traded security (including a derivative security or basket of securities traded on other markets, exchanges or among dealers); or yield to maturity with respect to debt issues, or a combination of these and other methods.

Fair value determinations cannot be based on what Copeland believes that a buyer may pay at a later time, such as when market conditions change or when Copeland believes that the market ultimately recognizes a security’s true value. Similarly, bonds and other instruments may not be fair valued at par based on the expectation that the fund will hold the investment until maturity. Copeland should consider the following general factors in determining a valuation method for an individual issue of securities: the fundamental analytical data relating to the investment; the nature and duration of any restrictions of the disposition of the securities; an evaluation of the forces influencing the market in which these securities are purchased or sold; changes in interest rates; government actions or pronouncements; and other news events.

In determining a valuation method for an individual issue of securities, Copeland should consider: the type of security, the financial statements of the issuer, the cost at the date of purchase, the size of the holding, any discount from market value of unrestricted securities of the same class at the time of purchase, any special analyst reports, information regarding transactions or offers related to the security, the existence of merger proposals or tender offers affecting the security, the price and extent of public trading in similar securities, and other relevant matters.

Copeland will value the security or other asset primarily by reference to the public market if there is a public market for securities of the same class or similar securities; primarily by reference to private transactions if public market reference is not available and private transaction reports are available; and primarily by use of one or more analytical methods or models if public and private market references are not available or not reliable. Copeland will use cost only if no better method of valuation is available.

Copeland will regularly evaluate whether its pricing methodologies continue to result in values that the fund might reasonably expect to receive upon a current sale by comparing its fair value prices with values that are available from any other sources.

For International Equities, if the foreign market has not closed at 16:00 Eastern Time (closing of New York Stock Exchange “NYSE”) for equities held, Copeland’s mutual fund Administrator will use Interactive Data’s (“IDC”) pricing service to fair value the securities in order to calculate the NAV. A monthly backtest will be conducted to review the accuracy of the fair value pricing service. The Fund’s Board of Directors will make any necessary pricing service changes if the backtesting proves that the fair value pricing was inconsistent.

Reporting to and Review by the Board of Trustees

Copeland will document the information it considers in reaching its valuation decisions and present the information, with supporting documentation, at quarterly meetings of the fund Board of Trustees for review. Copeland will also retain the documents for the inspection of the fund’s independent accountant. The Board of Trustees will review Copeland’s findings to ensure that the resulting valuations are fair and consistent with these policies and procedures.

These policies and procedures will be revised by the fund’s Board of Trustees annually to evaluate the appropriateness of the methods used to identify situations where market quotations are not readily available and the methods used to determine fair value in these situations. As part of this review, the Board of Trustees will review any pricing service used and will request a report from the fund accountant on each such pricing service, in order to determine whether the pricing service is a reliable source of fair market values.

Reporting and Review—Other

Where Copeland is sub-advisor to a fund(s), and where the fund’s advisor has requested notification, Copeland will make its best efforts to timely notify the advisor of any valuation decisions outside of the normal daily pricing.

X-3. Valuation for Hedge Funds Advised by Copeland

Overview

Copeland will follow the hedge fund documents policies relating to valuation.

XI. Client Complaints

Background

Based on an advisor’s fiduciary duty to its clients and as a good business practice of maintaining strong and long-term client relationships, any advisory client complaints of whatever nature and size should be handled in a prompt, thorough, and professional manner. Regulatory agencies may also require or request information about the receipt, review, and disposition of any written client complaints.

Policy

As a registered advisor, and as a fiduciary to our advisory clients, Copeland’s general policy regarding client complaints is to address adequately and promptly all complaints with a fair resolution. Any incoming written complaints should immediately be forwarded to Compliance for review. Compliance will notify the appropriate member of the Management Committee and will coordinate with the client or sales representative who has the relationship with the client’s broker, as applicable. All written responses will be documented and maintained in a Complaint File maintained by Compliance.

Responsibility

Compliance is responsible for ensuring that any client complaints are promptly and adequately addressed. Compliance shall work with the appropriate member of the Management Committee and/or the client service or sales representative on addressing any complaints.

Procedure

Copeland has adopted the following general procedures for handling complaints:

•	Compliance maintains a Complaint File for written complaints received from any clients.

•	Any person receiving any written client complaint is to forward the client complaint to Compliance.

•	Compliance will coordinate with the appropriate person as well as their supervisor or the Management Committee, depending on the nature of the complaint, for research, review and information to respond to the client complaint.

•	Compliance will then either review and approve or draft a letter to the client responding to the client’s complaint and providing background information and a resolution of the client’s complaint. Additional supervisory review or approval will be conducted and documented, as applicable.

•	Compliance will maintain records and supporting information for each written client complaint in the Company’s complaint file.

XII. Client Accounts

XII-1. Anti-Money Laundering

USA PATRIOT ACT of 2001 – International Money Laundering Abatement and Anti-Terrorist Financing Act (H.R. 3162)

On October 26, 2001, Congress enacted the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorist Act (USA PATRIOT ACT) of 2001 (the “Patriot Act”), which is comprehensive anti-terrorism legislation that includes provisions to combat money laundering. Under the Patriot Act, U.S. financial institutions are required to take special measures with respect to any area, entity, or transaction that it finds to be of “primary money laundering concern.” The special measures include stringent “know your customer” requirements and enhanced suspicious activity reporting.

The Patriot Act also requires all financial institutions to establish anti-money laundering (“AML”) programs, which must, at a minimum, include: 1) the development of internal policies, procedures, and controls; 2) the designation of an AML compliance officer(s); 3) an ongoing employee training program; and 4) an independent audit function to test programs.2 The Patriot Act also requires financial institutions to implement “reasonable and practicable” procedures for verifying the identity of any person seeking to open an account.

Although, as a registered investment adviser, Copeland is not technically subject to the Patriot Act at this time, as a matter of good corporate practice, Copeland has decided to adopt the following policies and procedures to help detect and prevent possible money laundering in situations where Copeland retains investment discretion over a client account.

What is Money Laundering?

“Money Laundering” is a scheme designed to conceal or disguise the source of money obtained illegally. Money laundering starts when a criminal obtains cash from an illicit activity such as drug trafficking or fraud (i.e., securities fraud, wire fraud, tax evasion or embezzling). The cash is deposited into a financial account or converted to a monetary instrument. In an effort to obscure the origin of the cash, the criminal then moves the financial asset from an account at one financial institution to an account at another financial institution. The criminal may switch accounts several more times before finally using the laundered funds to engage in legitimate activities.

Money laundering is said to involve three stages. The first stage is called placement and involves the initial introduction of cash from an illicit activity into the financial system. The second stage is called layering and involves the transfer of cash, which has already been introduced into the financial system to disassociate the illegal monies from the source of the crime by purposely creating a complex web of financial transactions aimed at concealing any audit trail as well as the sourced and ownership of the funds. The third stage is called integration and occurs when the money re-enters the mainstream economy in a legitimate-looking form (i.e., it appears to come from a legal transaction).

Identification and Verification of New Accounts

As an investment adviser, Copeland gains most of its discretionary accounts through program sponsors (“programs”), which are principally brokerage firms. With these programs, the introducing broker-dealer is primarily responsible for the initial and ongoing client contact and for obtaining new account information. Thus, Copeland does not personally meet face-to-face with clients to obtain client information. Accordingly, Copeland shall rely on the broker/financial consultant for customer

[2]	An “independent” audit function applies to broker-dealers/distributors, banks and transfer agents, since these financial institutions take possession or custody of customer funds.

identification requirements, often referred to as “Know Your Customer” or “Customer Identification Procedures (“CIP”) or “Enhanced Due Diligence,” since it is practical for the financial institution with the direct client relationship to be responsible for satisfying such obligation. In addition, Copeland will fully rely on the broker/financial consultant to monitor for suspicious activities since brokers are legally required to file “Suspicious Activity Reports” (“SARs”) with the U.S. Treasury.

Legal Obligations of Investment Advisors

The Federal Penal Code

Under federal law, it is a criminal offense for any person, including investment advisers, to ‘knowingly’ participate in the transfer of funds that are the proceeds of certain specified unlawful activities. It is also unlawful for any person, including advisors, to “turn a blind eye” to suspicious activities in order to avoid “knowingly” participating. The law has found “willful blindness” towards money laundering satisfies the knowledge standard.

It is the Firm’s policy that all Employees are strictly prohibited from engaging in any transaction or assisting a client with any transaction that involves money laundering. Any Employee who detects suspicious activity must promptly report the activity to the Management Committee and Compliance. Compliance shall discuss the suspicious activity with the Management Committee to determine a course of action and notification requirements.

Monitoring the OFAC List

Investment advisers are required to comply with Executive Order 13224, which blocks access to property of, and prohibits transactions with, persons who commit, threaten to commit or support terrorism.3 Accordingly, an investment adviser may not do business, and is forbidden from entering into any transactions, with any person or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (“OFAC”) as set forth at http://www.treas.gov/ofac. In addition, an investment adviser is forbidden from doing business (including accepting/managing client accounts) with countries subject to OFAC-administered sanctions. Please refer to the above website for a current listing of restricted countries, including a description of the sanctions that apply to each country. New clients of Copeland can be searched using the FINRA OFAC Search Tool at http://apps.finra.org/rulesregulation/ofac/1/default.aspx.

Although Copeland gains most of its accounts through wrap fee programs sponsors (namely broker/dealers) who are already responsible for monitoring new accounts against the OFAC list, Copeland shall also be responsible for using its best efforts to monitor this list against all incoming new accounts by using FINRA’s OFAC Search Tool.

If an account is identified as an OFAC match or “hit” and determined to be subject to OFAC restrictions, a financial service provider has 10 days to report the account to OFAC. Therefore, if an Employee identifies an account name that is listed on OFAC’s terrorist list, they should: 1) gather the appropriate documentation, 2) contact the account’s introducing broker/financial consultant, and 3) notify Compliance who will report the account to OFAC. OFAC Compliance can be contacted directly at 202-622-2490. If the Firm does not find an exact name match but only a partial or potential match, the Firm should contact the program sponsor to ascertain the results of the sponsor firm’s OFAC screen and should document the

[3]	The term “terrorism” is defined as an activity that (i) involves a violent act or an act dangerous to human life, property, or infrastructure; and (ii) appears to be intended (A) to intimidate or coerce a civilian population; (B) to influence the policy of a government by intimidation or coercion; or (C) to affect the conduct of a government by mass destruction, assassination, kidnapping, or hostage-taking. (Executive Order 13224, U.S. Code of Federal Regulations).

findings. Compliance also may contact OFAC’s hotline at 1-800-540-6322 for further verification, as deemed necessary. If a client’s name appears on the OFAC list, Copeland may refuse to open an account for such client or to grant such client authority in that account. Compliance will conduct periodic testing to affirm the effectiveness of the process.

Internal Revenue Code

Investment advisers are also subject to cash reporting regulations under the Bank Secrecy Act (“BSA”) and the Internal Revenue Code. Specifically, an advisor must file IRS/FinCEN Form 8300 to report cash payments over $10,000 received by the advisor. The term “cash” is defined very broadly and includes U.S. coin or currency, as well as cashier’s checks, money orders, bank drafts and traveler’s checks. Due to the nature of the wrap business, any cash payments made by clients are generally directed to the clients’ custodian (broker/dealer or bank). Copeland does not generally receive or accept any client funds.

Information Sharing

The Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) relies upon rules under Section 314 of the Patriot Act that provide for the sharing of information between the government and financial institutions and among financial institutions for the purpose of combating money laundering and terrorism.

The definition of “financial institution” for purposes of these rules does not include an investment adviser that is not also a bank or broker-dealer. Therefore, since Copeland is not dually registered as a broker-dealer, nor is it a bank, Copeland is not legally obligated to provide or share any information with FinCEN. Copeland shall continue to fully comply with its Privacy Policy by not sharing any nonpublic personal customer information with anyone except as required by law (e.g., Federal Bureau of Investigation, the SEC, or the DOL).

Annual Review of Copeland’s Anti-Money Laundering Program

At least annually, Compliance will review the Firm’s policies and procedures as stated in this Manual to ensure they continue to be effective and will be evaluated and strengthened as needed. Compliance will notify relevant personnel and the Management Committee in the event of material changes to the policy.

XII-2. Client Reporting

In any instance where Copeland has a direct client relationship, as part of Copeland’s advisory services, Copeland may provide its accounts with certain information on a periodic basis. Copeland may also provide client reporting for non-direct client relationships, but is not required to do so. This information may include:

•	Portfolio review (Client-specific: holdings, performance, performance v. index);

•	Economic commentary by a member of the Management Committee or other Employee of the Firm;

•	Equity or Fixed Income Commentary;

•	A client letter;

•	Other reports that may be specifically requested by a client, such as commissions, characteristics, best execution results, brokerage allocation, etc.

Copeland may contract with an outside vendor to perform the quarterly printing and mailing of reports to clients. The Operations department is directly responsible for any client reporting responsibilities and shall work directly with the outside vendor, if outsourced, on the generation of client portfolio reviews and the mailing process.

XII-3. Proxy Voting

Rule 206(4)-6

Pursuant to Rule 206(4)-6 under the Investment Advisers Act of 1940, it is a fraudulent, deceptive, or manipulative act, practice, or course of business within the meaning of Section 206(4) of the Advisers Act for an investment adviser to exercise proxy-voting authority with respect to client securities unless:

(a)	The adviser has adopted and implemented written policies and procedures that are reasonably designed to ensure that where the adviser is required to vote proxies, they do so in the best interest of clients. The policies should address how the adviser will address any material conflicts of interest that may arise between the adviser and its clients;

(b)	The adviser discloses to clients how they may obtain the information on how the adviser voted their proxies; and

(c)	The adviser has disclosed its proxy voting policies and procedures to clients and, upon request, has furnished a copy to clients.

Note: The rule applies to all SEC registered investment advisers who exercise proxy voting authority with respect to client securities.

Proxy Voting for Separately Managed Accounts

Advisory Accounts

Copeland’s investment advisory agreements and Form ADV Part II (disclosure document) shall state whether or not Copeland has been given the authority to vote proxies solicited by, or with respect to, the issuers of securities in its clients’ accounts. However, Copeland will not vote proxies for the following types of securities:

•	Unsupervised securities (e.g., securities unmanaged by adviser in clients account that, for instance, arrived with the account and client wishes to retain, but are not held in our model);

•	Securities in transition (e.g., securities held in an account that are in the process of being sold so the account can be aligned with the model portfolio);

•	Model securities that have been sold. These represent securities that are no longer in the model come the time of the proxy vote; or

•	Voting for foreign securities in countries that require “shareblocking.”

Sub-Advisory Accounts

Copeland will handle proxy voting consistent with the proxy voting authority stated in the Sub-Advisory Master Agreement between Copeland and the Sponsor/Advisor or in the Sponsor’s client agreement.

Taft Hartley / Union Advisory Accounts

For these selected accounts, Copeland will vote proxies according to the interests recommended by the AFL-CIO Proxy Voting Guidelines.

In all cases, clients may expressly retain the right to vote proxies or take any action relating to specified securities held in their account provided they provide timely, prior written notice to Copeland, releasing Copeland from any liability or responsibility with respect to the voting of proxies.

Proxy Voting Policy

The Chief Operating Officer (COO) shall be responsible for serving as or appointing an officer of Copeland to serve as the “Chief Proxy Voting Officer” (CPVO). The Investment Policy Committee shall be responsible for general oversight of the Proxy Voting Policy. It shall be the responsibility of the CPVO to review all proxies solicited on behalf of Copeland’s clients, to analyze the questions and propositions being proposed, to make a determination, in consultation with the Investment Policy Committee, how each proposal might affect and impact the financial and economic interests of Copeland’s clients, and to execute the vote which is deemed to represent the most favorable short and long term economic interests of Copeland’s clients.

The CPVO and the Investment Policy Committee shall give close attention to proposals affecting the value or future value of Copeland’s clients’ investments. The CPVO together with the Investment Policy Committee shall be responsible for reviewing all Proxy statements to determine which proposals might be controversial, which proposals are deemed to be in the best interests of Copeland’s clients, and which are not in the best interests of Copeland’s clients. The Investment Policy Committee, in consultation with the CPVO, shall make a determination regarding the proper action to take (vote “in favor” or “against”).

Where requested, the CPVO will research the corporate governance issues and corporate actions to make proxy vote recommendations to the Investment Policy Committee and will handle the administrative functions associated with the voting of client proxies. Copeland’s Investment Policy Committee retains the ultimate authority on deciding how to vote. As a general matter, Copeland will vote in favor of proxy proposals that enhance the independence of board membership, improve management accountability and corporate governance, further align management interests with shareholder interests and increase transparency. Furthermore, Copeland will support management initiatives and shareholder resolutions that are socially responsible and reduce a company’s negative impact on the environment. Copeland will also generally oppose an executive compensation proposal if the Investment Policy Committee believes the compensation does not reflect the economic and social circumstances of the company (i.e., at times of layoff, wage freezes, etc.).

Copeland maintains proxy vote records and proxy materials, including the proxy voting ballot issues and votes cast. Copeland will also maintain various proxy voting reports, including reports that indicate the number of shares and votes taken for all applicable proxy votes cast.

Copeland may decide to outsource this function to a third party proxy voting service. While it will allow the third party proxy voting service to recommend votes, Copeland may override some responses utilizing the voting policies stated above.

Conflicts of Interest

Copeland is committed to the highest standards of business conduct. In order for Copeland to identify potential or actual conflicts of interest, it is Copeland’s policy that Employees must immediately contact Compliance if they believe that a certain outside activity raises or appears to raise a conflict of interest in connection with the proxy voting activities of Copeland. It is every Employee’s duty to notify Compliance of any conflicting relationships as they arise.

In any instance where a conflict of interest arises, Copeland will vote in accordance with the best interests of its clients and to promptly disclose the conflict, the details of the proxy vote, and how the issue was voted to all clients in writing.

Disclosure

Rule 206(4)-6 requires advisors with proxy voting authority to make the following disclosures to clients:

1.	Whether the investment adviser votes proxies for clients;

2.	The proxy voting policies, practices, and procedures of the investment adviser;

3.	Whether a client can direct a vote in a proxy solicitation;

4.	How clients can obtain information on the voting of their proxies; and

5.	A clear and prominent disclosure that a copy of proxy policies is available upon request.

Record Keeping

Rule 204-2(c) (2) of the Advisers Act requires investment advisers to keep and retain the following books and records:

1.	Proxy voting policies and procedures (Maintained by Copeland and/or outsourced provider);

2.	A copy of each proxy statement that Copeland receives regarding client securities (Copeland retains a copy of each proxy statement that it receives regarding client securities or Copeland may obtain a copy of a proxy statement from the SEC’s EDGAR system);

3.	A record of each vote cast by Copeland or outsourced provider on behalf of a client;

4.	A copy of any document created by Copeland that was material to making a decision on how to vote proxies on behalf of a client or that memorializes the basis for any such decision (Maintained by Copeland, as needed); and

5.	A copy of each written client request for information on how Copeland voted proxies on behalf of the client, and a copy of any written response by Copeland to any (written or oral) client request for information (Maintained by Copeland).

Potential Conflicts of Interest

All Directors, Officers, and Employees of Copeland are responsible for notifying Compliance of the following:

a.	Any personal or business relationships with any executive director or officer of a company whose securities are (or may be) recommended to the Firm’s clients;

b.	If he or she (or spouse / close relative) currently or formerly serves as a director or executive of any company; and

c.	If he or she (or spouse / close relative) holds more than 2% financial interest in any company.

Proxy Voting for Funds for which Copeland Acts as Investment Adviser

Copeland will comply with the rules established by the SEC pursuant to the Investment Company Act of 1940, and all fund guidelines set forth in the compliance manual of the fund in handling proxy voting for any funds for which Copeland acts as investment adviser. Generally, the responsibility for overseeing proxy voting policies and decisions lies with the Board of Directors for each fund, but may delegate this responsibility to Copeland as the most knowledgeable party to make proxy decisions. In exercising proxy voting rights with regard to companies in any fund’s portfolio, Copeland’s goals are to maximize the value of the fund’s investments, promote accountability of a company’s management and board of directors to its shareholders, to align the interests of management and shareholders, and to increase the transparency of a company’s business and operations.

Generally, the following policies will apply to shares owned by a fund for which Copeland acts as investment adviser. Under Section 12(d)(1) of the Investment Company Act of 1940, as amended, a fund may only invest up to 5% of its total assets in the securities of any one investment company, but may not own more than 3% of the outstanding voting stock of any one investment company or invest more than 10% of its total assets in the securities of other investment companies. However, Section 12(d)(1)(F) of the Investment Company Act of 1940 provides that the provisions of paragraph 12(d)(1) shall not apply to securities purchased or otherwise acquired by a fund if (i) immediately after the purchase or acquisition of not more than 3% of the total outstanding stock of such registered investment company is owned by the fund and all affiliated persons of the fund; and (ii) the fund is not proposing to offer or sell any security issued by it through a principal underwriter or otherwise at a public or offering price which includes a sales load of more than 1.5%. Therefore, Copeland must comply with the following voting restrictions unless it is determined that the fund is not relying on Section 12(d)(1)(F): when the fund exercises voting rights by proxy or otherwise with respect to any investment company owned by the fund, the fund will either (i) seek instruction from the fund’s shareholders with regard to the voting of all proxies and vote in accordance with such instructions, or (ii) vote the shares held by the fund in the same proportion as the vote of all other holders of such security.

Conflicts of Interest Between Copeland and the Fund

In any situation where Copeland is asked to cast a proxy vote that may present a conflict between a fund’s shareholders and those of Copeland, Copeland will abstain from voting and will forward all proxy voting materials to the Board of Trustees of the fund for a voting decision. Copeland shall make a written recommendation of the voting decision to the Board of Trustees, including an explanation of the conflict of interest, the reasons for its recommendation, and an explanation of why the recommendation is consistent with Copeland’s proxy voting policies.

Record Keeping

Copeland will maintain the following records for each fund for whom it acts as investment adviser:

1.	Proxy voting policies and procedures;

2.	A copy of each proxy statement;

3.	A record of each vote cast by Copeland;

4.	A copy of any document created by Copeland that was material to making a decision on how to vote proxies on behalf of the fund; and

5.	Copies of all Form N-PX filed on behalf of the fund.

Form N-PX / Annual Report of Proxy Voting Record

Copeland will work with the fund administrator to file the Form N-PX (and any other required filings and reports) with the SEC regarding the fund’s proxy voting record.

XIII. ERISA Matters

The following outlines ERISA guidelines as they relate to ERISA fiduciary requirements and prohibited transaction restrictions, and may be applicable to Copeland, to the extent Copeland manages ERISA accounts.

1.	Definitions of a “Fiduciary” and “Party in Interest”

a.	ERISA defines a “Fiduciary” as any person or entity that:

i.	Exercises any discretionary authority or discretionary control with respect to the management of any employee benefit plan, or exercises any authority or control with respect to the management or disposition of its assets;

ii.	Renders investment advice to the plan’s assets for a fee or other compensation, or has any authority or responsibility to do so; or

iii.	Has any discretionary authority or responsibility in the administration of the plan.

b.	In addition, ERISA defines a “Party in Interest” as:

i.	Any fiduciary, counsel or employee of the plan;

ii.	Any person providing services to the plan;

iii.	An employer any of whose employees are covered by the plan;

iv.	An employee organization any of whose members are covered by the plan;

v.	An owner, direct or indirect, of 50 percent or more of (a) the combined voting power of all classes of stock entitled to a vote or the total value of shares of all classes of stock of a corporation, (b) the capital interest or the profits interest of a partnership, or (c) the beneficial interest of a trust or unincorporated enterprise which is an employer or employee organization described in (iii) and (iv) above;

vi.	A relative of any individual described in (i), (ii), (iii), or (v) above (a relative is a spouse, ancestor, lineal descendant, or spouse of a lineal descendant);

vii.	A corporation, partnership, or trust or estate of which 50 percent or more of (a) the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of such corporation, (b) the capital interest or profits interest of such partnership, or (c) the beneficial interest of such trust or estate, is owned directly or indirectly, or held by persons described in (i) through (v) above;

viii.	An employee, officer, director, or a 10 percent or more shareholder, of a person described in (ii) through (v) and (vii) above; or

ix.	A 10 percent or more partner or joint venturer of a person described in (ii) through (v) and (vii) above.

Both of these definitions generally include plan trustees, plan administrators, members of plan investment or administrative committees, investment managers, and any person who selects or appoints such individuals.

2. General Duties of a Fiduciary

Where Copeland acts as a fiduciary to any managed ERISA accounts, it may have the responsibility to:

a.	Act solely in the interest of the plan participants and their beneficiaries;

b.	Act for the exclusive purpose of providing benefits to plan participants and their beneficiaries and defraying reasonable expenses of administering the plan;

c.	Exercise the same care, skill, prudence, and diligence that a prudent person acting in a like capacity and familiar with such matters would exercise in the conduct of an enterprise of a like character and with like aims;

d.	Diversify plan investments so as to minimize the risk of large losses (unless it is clearly not prudent to do so under the circumstances); and

e.	Act in accordance with the documents and instruments governing the plan (insofar as the documents and instruments are consistent with ERISA).

3. Breach of Fiduciary Duty

A fiduciary breaches its duty to the plan or its participants and beneficiaries if it enters into a prohibited transaction, as that term is defined in ERISA Section 406. As a fiduciary, the Firm is prohibited from:

a.	Dealing with the assets of the plan in its own interest or for its own account;

b.	Acting in any transaction involving the plan on behalf of a party (or as representative of a party) whose interests are adverse to the interest of the plan or the interests of any of the plan’s participants or beneficiaries (ERISA only, this does not apply to IRA Accounts); or

c.	Receiving any consideration for its own personal account from any party dealing with the plan in connection with a transaction involving the assets of the plan (normal management fees are an exception to this requirement).

A fiduciary that breaches any of the standards of fiduciary conduct imposed by ERISA is personally liable to make good to the plan any losses to the plan resulting from the breach and to restore to the plan any profits of the fiduciary arising from the fiduciary’s use of plan assets.

4. Co-Fiduciary Liabilities

Under ERISA, a co-fiduciary is liable for a breach of duty by another co-fiduciary of a mutual plan (e.g., a Co-Manager or Wrap Sponsor) if the first co-fiduciary is aware of the breach and fails to make “reasonable efforts under the circumstances to remedy the breach.” Failure to do so may expose the non-offending co-fiduciary to potential liability for the acts of the offending co-fiduciary. Accordingly, if an adviser to ERISA accounts, in its capacity as a co-fiduciary, acquires knowledge of a possible breach by another co-fiduciary, it would be under a duty to make reasonable efforts under the circumstances to remedy the breach. The U.S. Department of Labor has stated that it may be necessary to bring legal action or to notify the Department of Labor. Failure to take proper action to remedy or report the breach of a co-fiduciary may subject the Firm to a civil penalty equal to 20% of the amount of any losses that are caused by the breach. (Note: The mere resignation from a co-fiduciary relationship is not sufficient to discharge the fiduciary’s duty to make reasonable efforts to remedy a breach.)

5. Prohibited Transactions

ERISA and the Internal Revenue Code of 1986 prohibit fiduciaries and other “parties-in-interest” (such as sponsoring employers or persons providing services to the plan) from dealing as principal with the plan or furnishing any other services to the plan. The types of transactions that are explicitly prohibited under ERISA and the Code are the following:

a.	The sale, exchange or leasing of any property, including securities, between a plan and a party-in-interest;

b.	The lending of money or the extension of credit between a plan and a party-in-interest;

c.	The furnishing of goods, services, or facilities between a plan and a party-in-interest, with the exception that reasonable arrangements for the provision of services necessary for the establishment and operation of a plan will be allowed if no more than reasonable compensation is paid;

d.	The transfer or use of Plan assets or income for the benefit of a party-in-interest; and

e.	The acquisition or holding on behalf of a plan securities or real property of the employer or an affiliate of the employer by whom the Plan participants are employed.

ERISA would otherwise prohibit the above transactions between a plan and a party-in-interest (disqualified person); however, an adviser claiming to be a Qualified Professional Asset Manager (“QPAM”) would be exempt from these prohibitions.

In order for a fiduciary to incur any liability under ERISA with respect to a prohibited transaction, it must have known or should have known (if it were a prudent fiduciary) that the transaction was prohibited (ERISA Section 406). Therefore, transactions with a party-in-interest where the fiduciary does not know that such party is a party-in-interest will not subject the fiduciary to liability unless its lack of knowledge was due to its failure to discharge its fiduciary obligations in a prudent manner.

For example, a purchase from or sale of a plan asset to a party-in-interest will not be a prohibited transaction if the transaction is an ordinary (blind) purchase or sale of securities through an exchange where neither buyer nor seller (nor the agent of either) knows the identity of the other party involved.

Note: It is a prohibited transaction and violation of ERISA Section 406(b) (3) if a solicitor of an adviser (pursuant to a Solicitor’s Agreement between the adviser and solicitor by which the solicitor, who is a fiduciary, is compensated by the adviser with a solicitation/referral fee) refers an ERISA account to the adviser under the Solicitation Rule 206(4)-1. Such a transaction is considered a prohibited transaction under which the adviser would not be exempted as a QPAM.

6. Permitted Investment Practices

An adviser is permitted to apply the following investment practices on behalf of ERISA accounts:

a.	Payment of wrap fees provided that fees are reasonable;

b.	Payment of performance based fees, provided that a plan has assets of $50,000,000 or more, not more than 10% of assets are managed by the investment manager, investments are generally in securities for which there are market quotations readily available, and assets will be valued on the basis of specific requirements;

c.	Lending of plan securities;

d.	Payment of Soft Dollars covered under Section 28(e) of the Securities Exchange Act, provided the plan would otherwise be required to pay for such services and the amount paid is both reasonable and for the direct benefit of the Plan. (Note: “Direct” benefit does not mean “sole” benefit.)

7. Duty to Vote Proxies

An adviser is responsible for voting proxies solicited by, or with respect to, the issuers of any securities held in an ERISA account in accordance with its policies and procedures for the voting of proxies (see Section XII-3, Proxy Voting). The adviser has the sole authority to vote such proxies, unless the named fiduciary has expressly reserved to itself or another plan fiduciary the right to vote proxies. If an investment management agreement (or ERISA plan document) does not expressly describe (or is silent on) proxy voting instructions, then the adviser would be required to vote the proxies.

8. Bonding

Copeland is required to maintain an appropriate level of bonding with respect to any ERISA accounts it may manage. The policy currently in place allows for coverage of new and existing ERISA accounts while providing an updated list annually upon renewal.

XIV. Reporting of Legal or Ethical Violations Procedures

It is the goal of Copeland Capital Management (“CCM”) that its officers and employees be encouraged to report any possible violation of any federal, state, or local law, regulation or rule or any possible violation of CCM’s Code of Ethics without fear of reprisal. To promote that goal, CCM adopts the following procedures for reporting legal or ethical violations, otherwise known as Whistleblower procedures.

1. Any officer or employee of CCM may contact either CCM’s Chief Compliance Officer (“CCO”) or a member of the Management Committee (“Management Committee”) to report a possible legal or ethical violation.

Chief Compliance Officer:

Barbara Grosso - bgrosso@copelandcapital.com - 484-351-3675

Management Committee:

Eric Brown - ebrown@copelandcapital.com - 781-431-6123

Mark Giovanniello - mgiovanniello@copelandcapital.com - 484-351-3679

Edward Rorer - erorer@copelandcapital.com - 484-351-3610

Charles Barrett - cbarrett@copelandcapital.com - 484-351-3665

2. The identity of the individual reporting a possible legal or ethical violation will not be disclosed to anyone other than the CCO or Management Committee to whom the report was initially given (“the Investigating Officer”), unless the reporting individual expressly authorizes disclosure of his or her identity and the Investigating Officer determines that disclosing the employee’s identity will facilitate the investigation.

3. The Investigating Officer will conduct a reasonable and responsible investigation concerning any such reported legal or ethical violation, taking into consideration the seriousness of the alleged legal or ethical violation and the likelihood that the individual reporting such alleged legal or ethical violation is in a position to know of or observe the alleged legal or ethical violation.

4. The Investigating Officer will report the results of his investigation to the individual who reported the alleged legal or ethical violation.

5. If the Investigating Officer concludes that a legal or ethical violation has occurred, the Investigating Officer shall take all steps necessary to assure that such legal or ethical violation is rectified and appropriate remedial and/or disciplinary action has been taken. If the violation is a material violation of federal or state law, the Investigating Officer must promptly report the violation to the CCO and Management Committee members not directly involved in such violation.

6. If the Investigating Officer concludes that any such alleged legal or ethical violation has not been rectified and/or appropriate remedial or disciplinary action has not been taken, the Investigating Officer shall report such alleged legal or ethical violation as soon as reasonably practicable to the CCO and Management Committee members not directly involved in such violation.

7. The Investigating Officer shall provide a report to the CCO and Management Committee members not directly involved in such violation concerning the nature of all alleged legal or ethical violations investigated promptly upon completion of the investigation.

8.An individual may not be disciplined or penalized in any way for reporting in good faith an alleged legal or ethical violation.

9. If an individual wishes to report an alleged legal or ethical violation anonymously, he or she may submit an anonymous report in writing to either of the CCO or Management Committee.

XV. Pay to Play Policy

POLITICAL CONTRIBUTIONS ARE PROHIBITED to prevent a “pay to play” situation. Any exception must be approved in writing in advance and signed by a member of the Management Committee. The Securities and Exchange Commission has adopted a rule, effective September 13, 2010, under the Investment Advisers Act of 1940 that prohibits an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives or employees make a contribution to certain elected officials or candidates. The rule also prohibits an adviser from providing or agreeing to provide, directly or indirectly, payment to any third party for a solicitation of advisory business from any government entity on behalf of such adviser, unless such third parties are registered broker-dealers or registered investment advisers, in each case themselves subject to pay to play restrictions. Additionally, the rule prevents an adviser from soliciting from others, or coordinating, contributions to certain elected officials or candidates or payments to political parties where the adviser is providing or seeking government business. The Commission also is adopting rule amendments that require a registered adviser to maintain certain records of the political contributions made by the adviser or certain of its executives or employees. The rule and any amendments address “pay to play” practices by investment advisers.

XVI. Social Media Policy

Summary Statement Social Media Policy

The use of social networks for Copeland’s business and professional communications with clients is strongly discouraged. However, should employees find it necessary to discuss company business or otherwise communicate with clients through social networking, it is Copeland’s policy that electronic communications or posts on social networks, blogs, posts, wikis, virtual worlds or other electronic platforms are treated as “written communications” for regulatory purposes and that such communications must always be of a professional nature. Employees must understand that business or client related comments or posts made through social media may be considered advertising under applicable regulations and must not be misleading, fraudulent, deceptive or manipulative. All such communications or advertisements require pre-approval by the CCO prior to posting and must be maintained for Copeland’s records.

Employees are reminded that the use of social media for personal purposes may have implications for Copeland, particularly where the employee is identified as an officer, employee or representative of the firm. No employee may post information pertaining to any security, investment strategy or similar information without the approval of the CCO.

XVII. Business Continuity and Disaster Recovery Statement

Overview

Copeland is committed to managing the avoidance and mitigation of any disaster, accident, or similar event (“disaster” or “significant business disruption”) that could have an impact on our ability to service our clients. Our IT vendor will provide recovery of systems and work areas for critical applications.

Additional business processes will be available via remote access from other locations.

Purpose

•	To mitigate any significant business disruption that causes a cessation of normal business functions and impacts our ability to service our client.

•	To make and document as many decisions as possible before a significant business disruption occurs.

•	To identify key individuals who will manage the process of recovering and restoring the business after a significant business disruption.

•	To identify the individual(s) or team(s) who will complete specific activities necessary in this process.

•	To specify the critical technical support activities that need to continue after a significant business disruption.

•	To outline the logistics of recovering critical technical support functions.

•	To catalog possible contractors and resources that could assist in this process.

•	To establish the procedures necessary to obtain a fair and timely settlement with an insurance company.

•	To list equipment and tools and provide procedures for their repair or replacement.

Responsibility

The Management Committee of Copeland is ultimately responsible for administering and implementing the BC/DR plan, with Compliance providing assistance. All staff members are also part of the Firm’s Disaster Recovery Task Force and shall aid in the event of a significant business disruption.

Testing and Monitoring

The Management Committee of Copeland, in conjunction with Compliance, will be responsible for periodically reviewing and testing the BC/DR Plan.

Management Reporting

Any deficiencies discovered in the BC/DR Plan should be reported to the Chief Compliance Officer, with any material deficiencies also reported to Copeland’s Management Committee.

Phases of the Resumption Effort

The following summarizes the phases of the Copeland Business Continuity Plan.

Phase 1: Emergency Evacuation – The goal of this phase is to provide a safe exit and meeting location in the event of an emergency evacuation of the building. It is essential that all Employees report to a central meeting location (unless otherwise impossible due to the nature of the disaster), as determined by the Fire Marshall, to help assure that each person is safely out of the building.

Phase 2: Immediate Response – Should a significant business disruption occur during normal working hours, the first goal of the Immediate Response Phase would be to identify any Employees that may be trapped in the facility and deploy rescue information to the proper authorities. The next step in this Phase is to determine the potential duration that the building will be inaccessible. There are three Levels used to define the severity of the situation:

Level 1: An event occurred near the building. The building is accessible for business purposes.

Level 2: An event occurred involving the building. The building is accessible for damage assessment and minor repairs.

Level 3: An event occurred involving the building or the immediate surrounding area. The building is NOT accessible for any purpose.

The Plan focuses on Level 3 procedures.

Phase 3: Initial Damage Assessment – The purpose of the Damage Assessment is to determine the potential duration that the building will be inaccessible, the degree of damage to the work space and equipment, the availability of utility services (such as telephone lines), and a first level impression of damage to critical applications, documents and records. This information will be communicated immediately to Copeland’s Management Committee, Compliance, and other key employees.

Phase 4: Disaster Declaration – A member of Copeland’s Management Committee will declare a disaster only after consultation with the other members of the Management Committee. A disaster is declared only after a reasonable damage assessment is performed of accessibility to the building, technology, and other key resources. If there is no reasonable assurance that access will be available within a period that will provide for restoration of the business within the target restoration period, then a disaster should be declared.

Phase 5: Relocation to an Alternate Site – Copeland has three offices—one located in Conshohocken PA, the second located in Wellesley MA and the third in Atlanta, GA. If one of the sites is determined to be inaccessible, operations will continue from one of the other office locations. Depending upon the length of time it is assumed an office will be inaccessible, employees may be relocated to one of our other facilities.

Phase 6: Crisis Management – Crisis management includes several key activities that are performed throughout the entire emergency and recovery phases. Some examples would be communication with the media, cost tracking and insurance claim management, staff management, client communications, and the initial activities associated with salvage operations. Crisis Management is critical to the successful implementation of the continuity plan and requires the direct oversight of the Management Committee.

Phase 7: Business Process Resumption – A key aspect of this phase includes the procedures associated with the identification and re-creation of information lost due to source document destruction and data processed since the last computer backups occurred. Computers are backed up on a daily basis to an off-site location.

Phase 8: Technology Restoration – These procedures are intended to direct the restoration and restoration priority of workstations, servers, computers, applications, telecommunications, personal computers and other technology resources. Restoration includes loading operating systems and application software, data files (where backed up through the network), using replication technology to restore interim data changes as well as reestablishing the telecommunication lines. The technology environment may be restored to an emergency restoration configuration and may not necessarily replicate the day-to-day production environment.

Phase 9: Salvage Operations – Salvage Operations are intended to recover documents, equipment, and other items from the damaged facility. These operations are highly integrated with the insurance claim process and, in some cases, represent the single opportunity to retrieve sensitive source documents and data.

Phase 10: Relocation to Home Site – The objective of these procedures is to help minimize the potential for a “second disaster” that may result from hasty decision making in an effort to relocate to a more comfortable, normal working environment. The reestablishment of the “home” environment must be carefully coordinated with the insurance adjusters to assure the reimbursement of business interruption and equipment damage claims.

XVIII. Compliance Program Annual Review

As an investment adviser registered with the SEC, Copeland is required to conduct an annual review of its investment advisory compliance program, including its compliance policies and procedures, in accordance with Rule 206(4)-7 of the Investment Advisers Act of 1940. The review is intended to identify potential risk areas, validate the effectiveness of Copeland’s existing compliance policies and procedures, and recommend potential enhancements to the program. Copeland prepares and presents a report of its findings to the Management Committee on an annual basis.

XIX. Compliance Manual Acknowledgement and Confirmation

I, (print name)                     , have received and read a copy of the Copeland Capital Management, LLC Compliance Manual dated                     , and agree to abide by all requirements as set forth in the Manual. I further confirm that I will comply with the provisions of the Manual applicable to me and will report any exceptions or issues to a Member of the Management Committee or to Compliance.

Printed Name

Signature

Date

Exhibit I – Code of Ethics

Introduction

Copeland Capital Management, LLC (hereinafter “Copeland” or “the Company”) is guided in all actions by the highest ethical and professional standards. Accordingly, the Company has embraced the SEC’s adoption of Rule 204A-1 under the Investment Advisers Act of 1940, the “Code of Ethics rule,” as an opportunity to affirm its duty to its clients.

Pursuant to the SEC’s adoption of this rule, the Company has adopted this Code of Ethics (“the Code”) in order to set the standards of conduct to be followed by all persons associated with the Company. The Company has set high standards, the intention of which is to protect client interests at all times and to demonstrate the Company’s commitment to its fiduciary duties of honesty, good faith and fair dealing with clients. All officers, directors, and employees (“associated persons”) are subject to this Code and the procedures outlined in it. The policies and guidelines set forth in this Code of Ethics must be strictly adhered to by all associated persons. Severe disciplinary actions, including dismissal, may be imposed for violations of this Code of Ethics.

The Company has several goals in adopting this Code. First, the Company desires to comply with all applicable laws and regulations governing its practice. We believe that compliance with such regulations is a signal to our clients that we exist to serve them, not ourselves, and that we support the efforts of those organizations dedicated to upholding the law.

Next, the management of the Company has set forth guidelines for professional standards, under which all associated persons are to conduct themselves. All associated persons are expected to strictly adhere to these guidelines, as well as the procedures for approval and reporting established in the Code. This will serve to inform and educate associated persons regarding appropriate activities. The Company has instituted, as a deterrent, a policy of disciplinary actions to be taken with respect to any associated person who violates the Code.

Finally, the Company has adopted specific policies and procedures designed to assist in the implementation of the guidelines outlined below. Such policies and procedures will serve to assist in reviewing the effectiveness of the implementation of the Code on an ongoing basis.

Definitions

“Supervised Person.” This term includes directors, officers, partners, and employees of the Company, as well as any other person occupying a similar status or performing similar functions. The Company may also include in this category temporary workers, consultants, independent contractors and anyone else designated by the Chief Compliance Officer (“CCO”). For purposes of the Code, such ‘outside individuals’ will generally only be included in the definition of a supervised person if their duties include access to certain types of information, which would put them in a position of sufficient knowledge to necessitate their inclusion under the Code. The CCO shall make the final determination as to which of these are considered supervised persons.

“Access Person”. An Access Person is a Supervised Person who has access to nonpublic information regarding any client’s purchase or sale of securities, is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic. All of the firm’s directors, officers, and partners and most of its employees are presumed to be access persons.

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“Associated Person.” For purposes of this Code, all Supervised and Access Persons are subject to the provisions of the Code, and are collectively referred to as ‘associated persons’.

“Advisory Client”. Any person to whom or entity to which the Company serves an investment adviser, renders investment advice or makes any investment decisions for a fee is considered to be a client.

“Reportable” or “Covered” Securities”. Such securities include stocks, bonds, exchange traded funds (ETFs), notes, debentures and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments, such as options and warrants.

“Non-Reportable securities”. Specifically exempt from the definition of reportable or covered securities are: treasury securities; bank certificates of deposits, commercial paper, etc.; money market fund shares; shares of open-end mutual funds that are not advised or sub-advised by the Company; and units of a unit investment trust if the UIT is invested exclusively in unaffiliated mutual funds.

Guidelines for Professional Standards

•	All associated persons must at all times reflect the professional standards expected of those engaged in the investment advisory business, and shall act within the spirit and the letter of the federal, state and local laws and regulations pertaining to investment advisers and the general conduct of business.

•	All associated persons are required to report any violation of the Code, by any person, to the CCO or the Management Committee immediately. Such reports will be held in confidence.

•	Associated persons must place the interests of Advisory Clients first. All associated persons must scrupulously avoid serving their own personal interests ahead of the interests of the Company’s Advisory Clients. In addition, associated persons must work diligently to ensure that all clients are treated fairly. Copeland’s trading policy and procedures address this important issue in more detail.

•	All associated persons are naturally prohibited from engaging in any practice that defrauds or misleads any client, or engaging in any manipulative or deceitful practice with respect to clients or securities.

•	No associated person may serve on the board of directors of any publicly traded company without prior written permission from the CCO or the Management Committee.

•	Associated persons must avoid taking inappropriate advantage of their positions. The receipt of investment opportunities, perquisites, or gifts from clients or potential clients could call into question the exercise of the independent judgment of an associated person. Associated persons should therefore use caution in these circumstances, and always consult the CCO when in doubt. Generally, gifts valued over $200 are not permitted to be given or accepted by any associated person. Charitable donations by associated persons are generally not restricted, so long as there is no intent to induce a recipient to engage the Company for services or any other benefit to the Company or the associated person.

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•	Pay to Play: POLITICAL CONTRIBUTIONS ARE PROHIBITED to prevent a “pay to play” situation. Any exception must be approved in writing in advance and signed by a member of the Management Committee. The Securities and Exchange Commission has adopted a rule, effective September 13, 2010, under the Investment Advisers Act of 1940 that prohibits an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives or employees make a contribution to certain elected officials or candidates. The rule also prohibits an adviser from providing or agreeing to provide, directly or indirectly, payment to any third party for a solicitation of advisory business from any government entity on behalf of such adviser, unless such third parties are registered broker-dealers or registered investment advisers, in each case themselves subject to pay to play restrictions. Additionally, the rule prevents an adviser from soliciting from others, or coordinating, contributions to certain elected officials or candidates or payments to political parties where the adviser is providing or seeking government business. The Commission also is adopting rule amendments that require a registered adviser to maintain certain records of the political contributions made by the adviser or certain of its executives or employees. The rule and any amendments address “pay to play” practices by investment advisers.

•	Associated persons must conduct all personal securities transactions in full compliance with this Code, including both pre-clearance and reporting requirements. Doubtful situations always should be resolved in favor of Advisory Clients and in cooperation with the CCO. Technical compliance with the Code’s provisions shall not automatically insulate from scrutiny any securities transactions or actions that could indicate a violation of the Company’s fiduciary duties.

•	Personal transactions in securities by associated persons must be accomplished to avoid conflicts of interest on the part of such personnel with the interests of the Company’s clients. Likewise, associated persons must avoid actions or activities that allow a person to profit or benefit from his or her position with the Adviser at the expense of clients, or that otherwise bring into question the person’s independence or judgment. The Personal Trading Policies are a part of this Code of Ethics.

•	The Company has adopted Insider Trading Policies, which set parameters for the establishment, maintenance, and enforcement of policies and procedures to detect and prevent the misuse of material non-public information. The Insider Trading Policies are a part of this Code of Ethics.

•	Associated persons are prohibited from accepting compensation for services from outside sources without the specific permission of the CCO or the Management Committee. This is not intended to include compensation for services from a different non-related industry (ie, part time job not investment related).

•	When any associated person faces a conflict or potential conflict between their personal interest and the interests of client, they are required to immediately report the conflict to the CCO for instruction regarding how to proceed.

•	The recommendations and actions of the Company are confidential and private matters that are not to be distributed, discussed, or communicated outside the Company, except to broker/dealers or other bona fide service providers in the ordinary course of business. In addition, no information obtained during the course of employment regarding particular securities (including internal reports and recommendations) may be transmitted, distributed, or communicated to anyone who is not affiliated with the Company, without the prior written approval of the CCO. In addition, we have adopted a Privacy Policy to prohibit the transmission, distribution, or communication of any information regarding securities transactions in client accounts or other non-public client information. Violation of the Privacy Policy is also considered a violation of this Code of Ethics.

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Insider Trading

The purpose of these policies and procedures (the “Insider Trading Policies”) is to educate our associated persons regarding insider trading, and to detect and prevent insider trading by any person associated with Copeland. The term “insider trading” is not specifically defined in the securities laws, but generally refers to the use of material, non-public information to trade in securities or the communication of material, nonpublic information to others.

A. Prohibited Activities

All associated persons of the Company, including contract, temporary, or part-time personnel, or any other person associated with the Advisor are prohibited from the following activities:

(a)	trading or recommending trading in securities for any account (personal or client) while in possession of material, non-public information about the issuer of the securities; or

(b)	communicating material, non-public information about the issuer of any securities to any other person.

The activities described above are not only violations of these Insider Trading Policies, but also may be violations of applicable law.

B. Reporting of Material, Non-Public Information

Any associated person who possesses or believes that she/he may possess material, non-public information about any issuer of securities must report the matter immediately to the CCO or a member of the Management Committee if, for example, the CCO possesses material, non-public information about any issuer of securities. The CCO, or Management Committee member when appropriate, will review the matter and provide further instructions regarding appropriate handling of the information to the reporting individual.

C. Definitions

Material Information. “Material information” generally includes:

•	any information that a reasonable investor would likely consider important in making his or her investment decision; or

•	any information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Examples of material information include, but are not limited to, the following: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

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Non-Public Information. Information is “non-public” until it has effectively communicated to the market and the market has had time to “absorb” the information. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public.

Insider Trading. While the law concerning “insider trading” is not static, it generally prohibits: (1) trading by an insider while in possession of material, non-public information; (2) trading by non-insiders while in possession of material, non-public information, where the information was either disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and (3) communicating material, non-public information to others.

Insiders. The concept of “insider” is broad, and includes all employees of a company. In addition, any person may be a temporary insider if she/he enters into a special, confidential relationship with a company in the conduct of a company’s affairs and as a result has access to information solely for the company’s purposes. Any person associated with the Adviser may become a temporary insider for a company it advises or for which it performs other services. Temporary insiders may also include the following: a company’s attorneys, accountants, consultants, bank-lending officers and the employees of such organizations.

D. Penalties for Insider Trading

The legal consequences for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below and/or other penalties even if he/she does not personally benefit from the violation. Penalties may include:

•	civil injunctions

•	jail sentences

•	revocation of applicable securities-related registrations and licenses

•	fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

•	fines for the employee or other controlling person of up to the greater of $1,000,000 (or such other amount as may be legally permitted) or three times the amount of the profit gained or loss avoided.

In addition, the Company’s management will impose serious sanctions on any person who violates the Insider Trading Policies. These sanctions may include suspension or dismissal of the person or persons involved.

Personal Trading Policies

A. General Information

The following policies and procedures apply to all accounts owned, shared or controlled by an associated person, those accounts owned, shared or controlled by members of the associated person’s immediate family, including any relative by blood, marriage or domestic partnership living in the same household,

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and any account in which the associated person or their immediate family has any beneficial interest, such as a trust. These accounts are collectively referred to as “covered accounts.” In the event that an associated person has a ‘casual roommate’, as opposed to a fiancé or other domestic partner, the accounts of the roommate may be exempt from the Code provisions, subject to the CCO’s determination. Any account in question should be addressed with the CCO immediately to determine if it is a covered account.

B. Pre-Approval

The Company has determined that it is in the best interest of our clients to require pre-clearance of personal trading in reportable or covered securities (as defined earlier in the Code) by our associated persons, subject to certain exemptions.

No trading in reportable securities is allowed in any covered account until pre-clearance approval has been obtained. Approval is contingent upon the CCO or member of the Investment Policy Committee determining that the contemplated transaction will raise no conflict of interest. An associated person who wishes to place a trade in a covered account shall complete a Pre-Clearance Request Form (Schedule A), have the request approved by a member of the Investment Policy Committee indicating both the date and the time he/she processed the request, and submit it to the CCO or their designee. If the trade is not placed or is placed but not executed within the time period noted on the Pre-Clearance Request Form, a new Pre-Clearance Request Form must be processed.

So that front-running a client’s portfolio is avoided, information on client trades being contemplated / placed must be sent via email to both the Research and Trading groups so that each office is aware of each other’s pending client trades.

Exemptions from Pre-Approval

(1)	Non-reportable securities

Rule 204A-1 specifically excludes the following from the definition of reportable or covered securities:

•	Direct Obligations of the US Treasury

•	Bankers’ acceptance, Certificates of deposit, commercial paper, and the like

•	Money market fund shares

•	Shares of open end mutual funds, as long as Copeland nor any affiliate serves as the adviser or sub-adviser to the fund

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are advised or sub-advised by Copeland.

(2)	Delegated Discretion Accounts

Pre-clearance is not required on trades in a covered account over which an associated person has no discretion if:

(a)	the associated person provides to the CCO a copy of the written contract pursuant to which investment discretion of the account has been delegated in writing to a fiduciary;

(b)	the associated person certifies in writing that she/he will and will not discuss potential investment decisions with the independent fiduciary; and

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(c)	the associated person ensures that duplicate broker-dealer trade confirmations and monthly/quarterly statements of the discretionary account holdings are provided to the Adviser.

NOTE: Transactions in reportable securities in such accounts shall be reported on a quarterly basis.

(3) Automatic Reinvestment Plans

Pre-Clearance is not required for transactions within an automatic reinvestment plan.

C. Black-out periods

Trades in any reportable security, including options on such underlying securities, within 3 business days before and 3 business day after any client account trades or considers trading the same security are prohibited.

Note: The following are exemptions from the black-out period:

Some associated persons and their immediate family are paying clients of the Company. As such, no Pre-Clearance Form is required and the accounts will trade in the same manner in which the strategy is traded with the same trade rotation and other rules listed for Advisory Client trades under the trading policies and procedures.

D. Holding Period

Copeland requires associated persons to hold personal trade purchases for a minimum of 30 days.

E. Quarterly reporting requirements

Each associated person must file or cause to be filed with the CCO or their designee a Personal Securities Transaction Report (the “PST Report”) within 30 days after the end of each quarter (Schedule B) or such other date as the CCO may delegate. PST Report forms shall be circulated by the CCO or their designee each quarter. Each PST Report shall require the covered person to certify that, for the preceding quarter: (i) the information on the PST (or in lieu thereof or in conjunction with, attached brokerage statements) represents all of the associated person’s trading activity for the preceding quarter, and (ii) the covered person has complied with the Adviser’s trading policies in this Code of Ethics and applicable federal and state law in all respects. This report shall be reviewed by the CCO (or his or her designee) in a timely fashion.

If no broker is involved in a trade (unbrokered trades) by an associated person other than those that are also Advisory Clients, he or she shall provide a transaction report within 10 days of the trade.

F. Initial and Annual reporting requirements

Within 10 days of beginning employment, or such other date as the CCO may delegate, and annually thereafter, each associated person must provide a list of brokerage accounts and securities owned or controlled by the associated person, his or her spouse or minor children, or any other person or entity in which the associated person may have a beneficial interest or derive a direct or indirect benefit (Schedule C). As indicated on Schedule C, this list must be current as of a date no more than 45 days prior to the date the report is submitted. Additionally, each associated person shall instruct the broker for these accounts (the “Covered Accounts”) to send duplicate confirmations and brokerage statements for these accounts to the Company, c/o the CCO. Finally, each associated person must notify the CCO of any updates or changes to his or her Covered Accounts within 10 days of such update or change.

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G. Prohibited and Restricted Transactions

•	Associated persons are prohibited from participating in IPO’s (Initial Public Offerings) without proper pre-clearance.

•	Short sales of securities are prohibited.

•	Purchases and sales of restricted securities issued by public companies are generally prohibited, unless CCO determines that the contemplated transaction will raise no actual, potential, or apparent conflict of interest.

•	Short-term trading by associated persons in their personal accounts, while not strictly prohibited, is discouraged.

•	Any associated person wishing to purchase or sell a security obtained through a private placement, including purchase of any interest in a hedge fund, must first seek approval by the CCO. In addition, if an associated person who owns a security in a private company knows that the company is about to engage in an IPO, she/he must disclose this information to the CCO and will likely be prohibited from inclusion. If possible, an exclusion for IPOs should be placed on the associated person’s Limited Partnership account.

•	Participation in Investment Clubs must be approved in writing by the CCO in advance of any such participation.

Case-by-Case Exemptions

Because no written policy can provide for every possible contingency, the CCO may consider granting additional exemptions from the Prohibitions on Trading on a case-by-case basis. Any request for such consideration must be submitted by the covered person in writing to the CCO. Exceptions will only be granted in those cases in which the CCO determines that granting the request will create no actual, potential, or apparent conflict of interest.

Gifts and Entertainment Policy

No associated person shall receive or give any gift (including gifts of nominal value as noted below), entertainment, or other consideration in merchandise, service, or otherwise that is excessive in value or frequency from (or to) any person, firm, corporation, association or other entity (“Outside Entity”) that does business with or on behalf of Copeland or a fund for which Copeland acts as investment adviser. As described more fully below, gifts are generally subject to a $200 limit. Notwithstanding the guidance set forth below, please note that giving or receiving gifts or entertainment to or from federal, state or local government officials, and state or local pension or retirement plan officials, may be subject to more stringent requirements. No exceptions will be granted for gifts subject to FINRA’s $100 gift limit

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b.	Gifts, favors, or other things of value which could influence decision-making or make one feel beholden to a person or an Outside Entity may not be accepted.

c.	Gifts, favors, or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making an Outside Entity feel beholden to Copeland may not be offered

d.	Gifts should not be sent to the home of a Copeland associated person or employee. If they are, the associated person or employee must request that the gift giver discontinue this practice in the future.

e.	Gifts may be received from an Outside Entity so long as their aggregate annual value does not exceed the equivalent of $200. Gifts may be given to an Outside Entity so long as the aggregate annual value does not exceed the equivalent of $200. (To determine an item’s value, use the higher of cost, face, or market value (i.e., what it would cost to purchase on the open market).

f.	Under no circumstances should cash gifts be given to or accepted from an Outside Entity.

g.	Any gift received that is prohibited should be refused; however, if it is not possible in the interest of business, the gift should be donated to a charitable organization after consultation with the CCO.

h.	This policy applies to gifts given to or received by family and friends on behalf of employees, vendors or clients.

B. Exceptions

If an associated person believes that it would be appropriate to give a gift with a value exceeding the $200 limit, he or she must submit a written request to, and obtain written approval from, the CCO before the gift is given. The request should specify (i) the name of the giver; (ii) the name of the intended recipient and his or her employer, if applicable; (iii) a description of the gift; (iv) the gift’s monetary value; (v) the nature of the business relationship; and (vi) the reason the gift is being given. No exceptions will be granted for gifts subject to FINRA’s $100 gift limit.4

C. Reporting of Gifts

All associated persons are required to notify Compliance of all gifts given or received believed to be valued in excess of $50 within thirty days.

D. Business Entertainment

Business entertainment is considered part of a business relationship and occurs when a Copeland employee is in the presence of an Outside Entity (either when the business contact is being entertained by

4	FINRA Rule 3220, Influencing or Rewarding Employees of Others, provides: “No member or person associated with a member shall, directly or indirectly, give or permit to be given anything of value, including gratuities, in excess of one hundred dollars per individual per year to any person, principal, proprietor, employee, agent or representative of another person where such payment or gratuity is in relation to the business of the employer of the recipient of the payment or gratuity. A gift of any kind is considered a gratuity.”

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a Copeland employee or vice versa). If a Copeland employee and the Outside Entity do not both plan to be present, the item will be considered a gift and be subject to the gift restrictions and reporting requirements noted above. For all business entertainment:

a.	Entertainment must be reasonable in terms of frequency and value.

b.	Entertainment of value which could influence decision-making or make one feel beholden to a person or an Outside Entity may not be accepted.

c.	Entertainment of value that could be viewed as overly generous or aimed at influencing decision-making or making an Outside Entity feel beholden to Copeland may not be offered.

d.	Entertainment involving personnel associated with Outside Entities may only be used to foster and promote business relationships with Outside Entities.

e.	Business meals, business related conferences, sporting events and other entertainment events at the expense of the giver may be attended only if the expense is reasonable and both the Copeland employee and the giver are present.

f.	Travel or other accommodations may not be accepted without prior written approval from the CCO.

g.	This policy applies to entertainment given to or received by family and friends on behalf of employees, vendors or clients.

h.	Entertainment offered or received in connection with a bona fide personal relationship is excluded from this policy (e.g., dinner at the home of a long-time personal friend).

i.	Business entertainment received from an Outside Entity that exceeds $100 in the aggregate per quarter should be reported to the CCO within thirty days after the quarter end.

E. Illegal Payments

Federal, State, and laws of other countries prohibit the payment of bribes, kickbacks, inducements or other illegal gratuities or payments by or on behalf of Copeland or any fund for which Copeland acts as investment adviser. The U.S. Foreign Corrupt Practices Act makes it a crime to corruptly give, promise or authorize payment, in cash or in kind, for any service to a foreign government official or political party in connection with obtaining or retaining business. If you are solicited to make or receive an illegal payment, or have any questions regarding whether any solicitation to receive or make a payment is illegal, contact the CCO.

Sanctions

Associated persons who violate any provision of the Code of Ethics may be subject to sanctions, which may include, among other things, education or formal censure; a letter of admonition; disgorgement of profits; restrictions on such person’s securities transactions; fines, suspension, reassignment, demotion or termination of employment; or other significant remedial action.

All disciplinary responses to violations to the Code of Ethics shall be administered by the CCO, subject to approval, as applicable, by the Management Committee. Determinations regarding appropriate disciplinary responses will be administered on a case-by-case basis, subject to the following specific policies:

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(1)	Associates persons who violate the Pre-Clearance Procedures described above shall have personal trading privileges under these Personal Trading Policies suspended for three months following the discovery of the violation, and may face further discipline for repeated violations; and

(2)	Associated persons who fail to timely submit PST Reports to the CCO as described above shall be fined a minimum of $100 per offense, and may face further discipline for repeated violations.

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Certification

Upon Copeland’s adoption of this Code of Ethics and annually thereafter, all associated persons are required to certify in writing his or her understanding and continuing acceptance of, as well as agreement to abide by, the guidelines and policies set forth herein. (Schedules D, E) Additionally, any change or modification to the Code of Ethics will be distributed to all associated persons and they will be required to certify in writing their receipt, understanding, and acceptance of the change(s) (Schedule F).

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Copeland will maintain the following records with regard to this Code:

•	Copies of the original Code of Ethics and all revisions to the Code;

•	Certification from all associated persons regarding their acknowledgement and acceptance of the Code and subsequent revisions;

•	When there are greater than 25 employees, a list will be kept of all associated persons subject to the Code;

•	Annual representation by each employee regarding his or her holdings in Reportable Securities;

•	Annual representation by each employee listing his or her covered accounts; and

•	Quarterly reports, submitted by each associated person within 30 days following the end of each calendar quarter, or such other date as the CCO may delegate, reflecting personal securities transactions during the quarter.

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Schedule A – Personal Transaction Pre-Clearance Form

COPELAND CAPITAL MANAGEMENT, LLC

PERSONAL SECURITY TRANSACTION APPROVAL FORM

EMPLOYEE NAME:

TYPE OF SECURITY: (check one)

STOCK	________________

BOND	________________	Approval is required for purchase or sale of shares of Copeland’s mutual funds or any fund that Copeland serves as the adviser or sub-adviser to.
COPELAND FUND	________________

OPTION	________________

OTHER	________________

NAME OF SECURITY:

CUSIP OR SYMBOL:

BUY	________________	SELL	NUMBER OF SHARES

BROKERAGE FIRM USED: ________________________

ACCOUNT NUMBER: _____________________________

NOTE: PERSONAL TRANSACTIONS OF SECURITIES THAT REQUIRE PRE-APPROVAL REQUIRES THE FOLLOWING:

Trades in any reportable security, including options on such underlying securities, within 3 business days before or 3 business days after any client account trades or considers trading the same security are prohibited. The undersigned acknowledges that no trades are currently pending to occur within 3 calendar days of this approval.

SIGNATURE OF INVESTMENT POLICY COMMITTEE MEMBER:

APPROVED BY:

DATE and TIME APPROVED:

APPROVAL IS REQUIRED FOR ALL INDIVIDIUAL STOCK, BOND, COPELAND MANAGED FUND, OPTION, WARRANT, RIGHT, CONVERTIBLE AND CLOSED-END FUND TRANSACTIONS, AND IS ONLY GOOD FOR THE DATE APPROVED. REFER TO THE CODE OF ETHICS FOR ANY EXCEPTIONS.

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Schedule B - Quarterly Personal Trading Report and Compliance Acknowledgement

COPELAND CAPITAL MANAGEMENT LLC

PERSONAL SECURITIES TRANSACTIONS REPORT

Under the Company’s Code of Ethics and Personal Trading Policies, you are required to arrange for brokerage statements and confirmations (“Brokerage Reports”) to be sent to the CCO for accounts in which you have a direct or indirect interest or control (including accounts of your spouse or minor children) (your “Covered Accounts”). Please answer the following question/provide the following information with respect to your personal trading activity:

Reporting Period:                      to                                          Due Date:

Name of Individual(s)*:

*	List all other persons (e.g., spouse or minor children living in your household) whose securities transactions are also reported by reason of your discretion or beneficial ownership in such securities.

Check one:

____ I/we had no reportable securities transactions during this quarterly period.

____ I/we had reportable securities transactions during this quarterly period that were pre-approved (do not need to list).

____ I/we had the following reportable securities transactions during this quarter that were not pre-approved.

Price                                         Brokerage

Date Security Amount Action Per Share Commission                                               Firm

[e.g.: 1/31/09 IBM             100 shs             sold             $100         $50             Merrill Lynch]

1.

2.

I/we have [OPENED / CLOSED] the following account(s) this quarter: (Please list Account Open/Close Date, Name of Broker, Dealer or Bank, Account Name and Account Number)

I certify that the information I am providing in this Personal Securities Transactions Report is accurate and includes all transactions from all of my Covered Accounts which I am required to report under applicable personal securities transaction reporting rules, a copy of which I have received and understand. To the best of my knowledge, I have complied with the terms and spirit of those rules.

Signature:

Date:

(Please return by )

Reviewed By: Date:

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Schedule C - Employee Representation of Accounts

Employee Name

Employee home address

Regulations require that you disclose information to your employer regarding your personal investment activity. Please list all brokerage accounts you currently own, exercise control over or in which you have any direct or indirect beneficial interest (for example, spouse’s accounts, children’s accounts, etc. – see Code of Ethics or discuss with CCO for clarification). Please attach a copy of the most recent statement (must be dated within 45 days of your signature below).

Additionally, each associated person shall instruct the broker for these accounts (the “Covered Accounts”) to send duplicate confirmations and brokerage statements for these accounts to the Company, c/o the CCO. Finally, each associated person must notify the CCO of any updates or changes to his or her Covered Accounts within 10 days of such update or change.

Name of Account Custodian	Account number	Registration (Name) on Account

Signature	Date

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Schedule D – Certification of Compliance with the Code of Ethics

I certify that during period the 2011 Compliance Manual was in effect, which precedes the date written below, in accordance with the Company’s Code of Ethics:

1.	I have fully disclosed all accounts and securities holdings in which I have, or a member of my immediate family or household has, a beneficial interest (“covered securities” and “covered accounts”).

2.	I have obtained pre-clearance for all transactions as required by the Code of Ethics, including those in IPO’s or private placements in covered accounts.

3.	I have reported all securities transactions in which I have, or any member of my immediate family has, a beneficial interest except for transactions exempt from reporting requirements.

4.	I have complied, and will continue to comply, with the Code of Ethics in all other respects.

5.	I have complied, and will continue to comply with, the policies and procedures established by the Company.

Signature

Print Name

Dated:

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Schedule E – Initial Certification of Compliance with the Code of Ethics

I hereby certify that I have reviewed and understand the Company’s Code of Ethics. I agree to abide by all provisions of the Code of Ethics, including, without limitation:

1.	I agree to annually disclose all securities holdings in which I have or a member of my immediate family or household has a beneficial interest.

2.	I will obtain any pre-clearance required under the Code for securities transactions in which I have, or an immediate member of my family has, a beneficial interest except for transactions exempt from pre-clearance or for which I have received an exception in writing from the CCO.

3.	I will report, on a quarterly basis, all securities transactions in which I have, or any member of my immediate family has, a beneficial interest except for transactions exempt from reporting requirements or for which I have received an exception in writing from the CCO.

Signature

Print Name

Dated:

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Schedule F – Certification of Compliance with Changes to the Code of Ethics (Other than Annual Amendments)

I hereby certify that I have reviewed and understand the change(s) in the Company’s Code of Ethics. I agree to abide by all provisions of the Code of Ethics, including without limitation new provisions represented by this change(s).

Signature

Print Name

Dated:

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Exhibit II – Client Notice of Privacy Policy

COPELAND CAPITAL MANAGEMENT, LLC

CLIENT NOTICE OF PRIVACY POLICY

At Copeland Capital Management, protecting your privacy is very important to us. We want you to understand what information we collect and how we use it. We collect and use “nonpublic private information” in order to provide our clients with a broad range of financial services as effectively and conveniently as possible. We treat non-public personal information in accordance with our privacy policy.

“Non-public personal information” is non-public information about you that we obtain in connection with providing a financial service or product to you.

WHAT INFORMATION WE COLLECT AND FROM WHOM WE COLLECT IT

We may collect non-public personal information about you from the following sources:

•	Information we received from you or your representatives on applications or other forms;

•	Information about your transactions with us, our “affiliates” or others; and

•	Information we receive from non-affiliated third parties, including consumer reporting agencies.

Our “affiliates” are companies with which we share common ownership. We do not currently have any affiliated companies.

WHAT INFORMATION WE DISCLOSE AND TO WHOM WE DISCLOSE IT

We restrict access to your non-public personal information to those employees, affiliates and independent third parties who need to know that information in order to provide products and services to you, or as permitted by law. As this information is required to manage your assets, no opt out is available.

OUR SECURITY PROCEDURES

We maintain physical, electronic and procedural safeguards to protect your non-public personal information. This includes measures to protect your information in the course of its disposal.

For questions concerning our policy, please contact the Compliance Department at 484-351- 3700, or write to: Copeland Capital Management, Eight Tower Bridge, 161 Washington St., Suite 1650, Conshohocken, PA 19428, Attn: Compliance Dept.

This is for your information only; no certification is required on your part.

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Exhibit III – Document Retention Requirements Pursuant to the Advisers Act

As a registered investment adviser and legal entity, Copeland has a duty to maintain accurate and current “Organization Documents” (i.e., Limited Liability Company documents). As a general policy, Copeland shall maintain any Organizational Documents as reasonably expected.

Document	Length of Retention	Department
Corporate Documents
1. LLC Documentation (articles of incorporation or partnership articles or charters) and any amendments thereto of Copeland, any predecessor and/or any combining entity thereto	Termination + 3 years	Management Committee

Document	Length of Retention	Department
2. Minute books	Termination + 3 years	Management Committee
3. Stock certificate books	Termination + 3 years	N/A

Accounting Records

1. Journals, including cash receipts and disbursements, and any other records of original entry that form the basis of all ledger entries.	6 years	Administration

2. General auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts.	6 years	Administration

3. Bank account information, including checkbooks, bank statements, canceled checks and cash reconciliations.	6 years	Administration

4. Bills and statements, paid or unpaid, relating to the business of Copeland	6 years	Administration

5. Trial balances	6 years	Administration

Document	Length of Retention	Department
6. Financial statements	6 years	Administration

7. Internal audit working papers relating to Copeland’s business	6 years	Administration

Trading Records

1. Trade Tickets. A memorandum of	6 years	Trading
(i) each order given by Copeland for the purchase or sale of any security, (ii) of any instruction received by Copeland from a client concerning the purchase, sale, receipt, or delivery of a particular security and (iii) of any modification or cancellation of any such order or instruction. Each memorandum must: (a) Show the terms and conditions of the order, instruction, modification or cancellation;

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(b) Identify the person connected with Copeland who recommended the transaction to the client and the person who placed the order;

(c) Show the client account for which the transaction was entered, the date of entry, and the bank, broker or dealer by or through whom the transaction was executed; and

(d) Indicate any orders entered pursuant to the exercise of discretionary power.

The trade ticket must reflect the terms of the execution (e.g., shares, price, broker commission, etc.)

Document	Length of Retention	Department

Marketing and Client Relationship Records

1. Form ADV – Part II. A copy of Form ADV Part II and each amendment or revision to the Form ADV given or sent to any client or prospective client.	6 years	Compliance

2. Form ADV – Delivery Record. Proof that Form ADV Part II was given or sent to any client or prospective client at the inception of the relationship, including a record of the dates that each written statement was delivered to any client or prospective client who subsequently becomes a client. Documentation shall include any name and address list used to mail the ADV.	6 years	Compliance, Administration

3. Advisory and Other Contracts. An original or copy of each written agreement entered into by Copeland with any client.	6 years (after termination of the contract)	Administration, Operations, Compliance

4. Fee Schedules. A list of all fee schedules, if not kept as part of the advisory contracts.	6 years (after termination of the contract)	Administration, Operations, Compliance

5. Client Investment Objectives. A copy of each client’s investment objectives, if not part of the advisory contracts.	6 years (after termination of the contract)	Administration, Operations, Compliance

6. Brokerage Recapture and Soft Dollar Agreements. A copy of any client directed-brokerage agreements and any soft dollar agreements with broker-dealers	6 years	Operations

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7. Discretionary Power – List. A list (or other record) of all accounts in which Copeland has any discretionary power with respect to the funds, securities, or transactions of any client	6 years	Operations

8. Powers of Attorney. All powers of attorney and other evidences of the granting of discretionary authority by any client to Copeland	6 years	Administration, Operations, Compliance

9. Written Communications. Originals of all written communications received and copies of all written communications sent to Copeland relating to:	6 years	Marketing, Trading, Operations, Administration

(a) Any recommendations or advice made or proposed to be made (including research reports produced by

Copeland, RFPs, newsletters, copies of articles prepared by third-parties that are distributed by the adviser, related emails and copies of articles prepared by third-parties that are distributed by the adviser)

(b) Any receipt, disbursement or delivery of funds or securities (including related emails)

(c) Marketing materials, circulars and research reports (Copeland is not required to keep unsolicited market letters and “other similar communications of general public distribution” not prepared by or for

Copeland) (d) Notices to custodians (e) Periodic statements sent to clients (f) Fee invoices (g) Trade confirmations (h) Principal and agency transaction consents

Document	Length of Retention	Department
Client Complaints

Complaint File. A client correspondence or complaint file	6 years	Compliance

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Document	Length of Retention	Department
Marketing and Performance Records

1. Marketing Materials. A copy of each notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that Copeland circulates or distributes directly or indirectly to 10 or more people	6 years from the end of the fiscal year when last used	Marketing

2. Supporting Memoranda. If Copeland recommends the purchase or sale of a security in its marketing materials without stating a reason for the recommendation, Copeland must maintain a memorandum indicating the reason for the recommendation	6 years from the end of the fiscal year when last used	Marketing, Compliance

3. Performance Numbers. All documentation (i.e., account statements, calculation worksheets, etc.) that demonstrate, for the entire measuring period, the calculation of performance or rate of return used in any marketing materials circulated or distributed to 10 or more people	6 years from the end of the fiscal year when last used	Marketing, Operations

(For the performance of managed accounts, this requirement can be satisfied by keeping

• All account statements, if they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and;

Document	Length of Retention	Department
• All worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts

Personal Securities Transaction Records

1. Advisory Representative List. A list of all: a) employees who make or participate in the decision to make recommendations to clients,

b) employees who as part of their job obtain information about recommendations before recommendations are disseminated, and

c) control persons and their designates who obtain information about recommendations before recommendations are disseminated

	6 years	Investment Policy Committee, Compliance

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2. Personal Securities Transaction Records. Copeland must maintain a record of every transaction in a security in which Copeland or any of its employees has, or by reason of the transaction acquires, a direct or indirect beneficial interest. Each record must state the title and amount of each security involved; the date and nature of the transaction; the price at which it was effected; and the name of the broker, dealer or bank with or through whom it was effected.	6 years	Compliance

Document	Length of Retention	Department
Internal Control Records
1. Functions and Responsibilities. Organizational charts, personnel lists and other documents describing the functions and responsibilities of each department and employee	6 years	Management Committee

2. Policies and Procedures for the Prevention of Insider Trading	6 years	Compliance

3. Compliance Manuals. Written materials containing supervisory policies and procedures	6 years	Compliance

4. Annual Certifications. Annual employee certifications of compliance with inside trading and compliance policies and procedures	6 years	Compliance

5. Personnel and Other Employee- Related Manuals	6 years	Administration

6. Personnel Records. For each employee, officer and director, Copeland should maintain the date of employment, address, social security number, and disciplinary history	Termination + 6 years	Administration

7. Litigation File. A record of past, present and pending litigation involving Copeland or its officers, directors, or employees that may have a material effect on Copeland or otherwise trigger disclosure obligations	6 years	Compliance

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8. Business Contracts. All written agreements or copies of agreements entered into by Copeland relating to the business of Copeland, including, but not limited to: (a) employment contracts; (b) rental agreements and property leases; and (c) contracts with custodians, transfer agents, or other service providers	Termination + 6 years	Administration, Operations, Compliance

Document	Length of Retention	Department
SEC Filings and Correspondence

1. Form ADV, Parts I and II, and all Schedules and amendments	6 years	Compliance

2. SEC order granting registration	Termination + 6 years	Compliance

3. Reports required to be filed under the 1933 Act, including, if applicable, form D for private placement limited partnerships	6 years	Compliance

4. Reports required to be filed under the 1934 Act, including, if applicable: a) Schedules 13D and 13G; b) Forms 13F; and c) Forms 3, 4, and 5 under Section 16	6 years	Compliance

5. Copies of all correspondence with the SEC, including any past deficiency letters, exemptions, and no-action letters	6 years	Compliance

Document	Length of Retention	Department
State Filing Requirements and Correspondence

1. Notice Filings. Copies of all notice filings sent to states where Copeland conducts business	6 years	Compliance, Marketing

2. Investment Advisory Representatives. A list of all of Copeland’s “investment adviser representatives” and the states in which these persons have a place of business, as defined in Rule 203A-3	6 years	Compliance, Marketing

3. Filings for Representatives. Copies of all state filings made on behalf of investment adviser representatives, as well as copies of all state licenses obtained by investment adviser representatives, if any	6 years	Compliance, Marketing

4. Correspondence. Copies of all correspondence with any state	6 years	Compliance, Marketing

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Client Portfolio Records

1. Client Records. Records showing separately for each client the securities purchased and sold, and the date, amount, and price of each such purchase and sale	6 years	Operations

2. Securities Records. For each security in which a client has a current position, the current amount or interest of the client	6 years	Operations

3. Investment Recommendations. Written documentation that supports any recommendation made or proposed to be made and any advice given or proposed to be given to any client.	6 years	Research

Document	Length of Retention	Department
4. Custodian Records. If Copeland receives client custodian statements, they must be maintained. Copeland may rely on the custodian’s maintenance of these records, however, Copeland needs to be sure the custodian has the proper controls in place to prevent loss of these records	6 years	Operations

Cash Solicitation Records

1. Cash Solicitation Agreements	6 years	Compliance, Marketing

2. Solicitation Agreements. Solicitors’ separate disclosure documents and all written acknowledgement/copies of the disclosure documents delivered to clients by solicitors	6 years	Compliance, Marketing

3. Acknowledgement Letter. Copies of each signed and dated acknowledgement of receipt of Copeland’s Form ADV Part II and the solicitor’s written disclosure document	6 years	Compliance, Marketing

4. Check List. A list of accounts obtained by each third-party solicitor	6 years	Compliance, Marketing, Operations

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Document	Length of Retention	Department
Records Where Copeland Maintains Custody or Possession of Client Funds or Securities
1. Journals. A journal showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for accounts over which Copeland maintains custody and all other debits and credits to these accounts	6 years	N/A – Copeland does not have custody of client funds or securities.

2. Separate Ledger. A separate ledger for each of these clients showing: a) all purchases, sales, receipts, and deliveries of securities; b) the date and price of each purchase and sale; and c) all debits and credits	6 years	N/A – Copeland does not have custody of client funds or securities.

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Document	Length of Retention	Department
3. Confirmations. Copies of confirmations of all transactions for the accounts of these clients	6 years	N/A – Copeland does not have custody of client funds or securities.

4. Appraisals. A record for each	6 years	N/A – Copeland does not have
security in which any of these clients		custody of client funds or
has a position, showing: a) the name of		securities.
each client having any interest in the security; b) the amount or interest of each client; and c) the location of the security

Document	Length of Retention	Department
Privacy Notice

Annual privacy notice sent to all clients	6 years	Administration, Operations, Compliance
Proxy Voting

Document	Length of Retention	Department
Proxy Voting
1. Policy and Procedures. A copy of all proxy voting policies and procedures	6 years	Operations, Compliance

2. Proxy Statements. A copy of each proxy statement that Copeland receives regarding client securities. (Copeland may satisfy this requirement by relying on a third party to make and retain, on Copeland’s behalf, a copy of a proxy statement) and Copeland may rely on obtaining a copy of a proxy statement from SEC’s EDGAR system).	6 years	Operations

3. Votes Cast. A record of each vote cast by Copeland on behalf of a client	6 years	Operations, Compliance

4. Decision Documentation. A copy of any document created by Copeland that was material to making a decision on how to vote proxies on behalf of a client or that memorializes the basis for that decision.	6 years	Operations, Research, Compliance
5. A copy of each written client request for information on how Copeland voted proxies on behalf of the client, and a copy of any written response by Copeland to any (written or oral) client request for information on how Copeland voted proxies on behalf of the requesting client.	6 years	Operations

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Exhibit IV – Document Retention Requirements Pursuant to the 1940 Act

This chart contains those records Copeland is required to maintain in connection with Copeland’s acting as investment adviser to registered funds.

Brokerage Allocation

Document	Length of Retention	Department Responsibility
1. Brokerage Reports. A record for each fiscal quarter showing the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to brokers or dealers and the division of brokerage commissions or other compensation among the brokers or dealers were made during such quarter. The record shall indicate the consideration given to: (i) sales of shares of a 40 Act Fund by brokers or dealers; (ii) the supplying of services or benefits by brokers or dealers to the 40 Act Fund, Copeland, or any persons affiliated therewith; and (iii) any other considerations other than the technical qualifications of the brokers or dealers as such. The record shall also include the identities of the persons responsible for the determinations of such allocations.	6 years	Trading, Operations, Fund Administration

2. Authorized Persons. A record identifying the persons authorizing the purchase or sale of portfolio securities of a 40 Act fund.	6 years	Trading, Operations

Document	Length of Retention	Department
Marketing

1. Any advertisement, pamphlet, circular, form letter or other sales literature intended for distribution to prospective fund investors.	6 years	Marketing

Document	Length of Retention	Department
Fund Administration Records

1. Federal and State Tax Reports. All filings, provisions, supporting schedules and work papers for each fund.	3 years or longer at the discretion of Copeland	Fund Administration

2. SEC Filings. Forms NSAR, NCSR, 24F-2, N-1A, N-14, N-Q, and N-PX filings submitted to the SEC for each fund, and supporting schedules.	6 years	Fund Administration

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3. Fund Compliance Reports (IRS, SEC & SAI). All calculations, supporting schedules and subadvisor (if any) commentary for each fund.	6 years	Fund Administration

4. Semi-Annual Shareholder Reports. Final Reports, including work papers, for each fund.	6 years	Fund Administration

5. Fund Billing. Actual vendor bills, fund invoicing, payment authorizations, authorized vendor lists, copies of check payments and summary sheets for wire payments for all funds.	6 years	Fund Administration, ExpenseWatch, Operations, Administration

Document	Length of Retention	Department
Fund Portfolio Records

1. Accounts, books and other documents relating to the fund and forming the basis for audited financial statements, and related auditor certificates.	6 years; 2 years in an easily accessible location.	Fund Accounting, Fund Administration

2. Journals and other records containing itemized daily records detailing all purchases and sales of securities, receipts and deliveries of securities, including certificate numbers, all cash receipts and disbursements, and all other debits and credits.	6 years; 2 years in an easily accessible location.	Fund Custodian, Fund Accounting, Fund Administration

3. General and auxiliary ledgers and other records showing all assets, liability, reserve, capital, income and expense accounts, including: separate ledger accounts reflecting securities in transfer, securities in physical possession, securities borrowed, securities loaned, monies borrowed and loaned with a record of collateral, dividends and interest received, and dividends receivable and interest accrued.	6 years; 2 years in an easily accessible location.	Fund Accounting, Fund Administration

4. Separate ledger accounts for each portfolio security showing (as of trade dates) the quantity, unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and all other debits and credits.	6 years; 2 years in an easily accessible location.	Fund Custodian, Fund Accounting, Fund Administration

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5. Separate ledger accounts for each broker-dealer bank or other person with or though which transactions in portfolio securities are effected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate price of such securities, and the commissions or other compensation paid to such persons.	6 years; 2 years in an easily accessible location.	Fund Custodian, Fund Accounting, Fund Administration, Operations

6. Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of a fund the number of shares of capital stock of the company held.	6 years; 2 years in an easily accessible location.	Fund Transfer Agent, Fund Accounting, Fund Administration

7. A securities record or ledger reflecting separately for each portfolio security as of trade date all “long” and “short” positions carried by a Fund for its own account and showing the location of all securities long and the off-setting position to all securities short.	6 years; 2 years in an easily accessible location.	Fund Custodian, Fund Accounting, Fund Administration, Operations

8. Corporate charters, certificates of incorporation or trust agreements, and by-laws, and minute books of stockholders’ and directors’ or trustees’ meetings; and minute books of directors’ or trustees’ committee and advisory board or advisory committee meetings.	6 years; 2 years in an easily accessible location.	Fund Legal Counsel, Fund Administration

9. A record of each brokerage order given by or in behalf of a Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted.	6 years from the end of the fiscal year in which any transactions occurred, the first 2 years in an easily accessible place	Fund Custodian, Fund Administration, Operations

10. A record of all other portfolio purchases or sales showing details comparable to those prescribed in paragraph F above.	6 years from the end of the fiscal year in which any transactions occurred, the first 2 years in an easily accessible place	Fund Custodian, Fund Administration, Operations

11. A record of all puts, calls, spreads, straddles, and other options in which a Fund has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale	6 years from the end of the fiscal year in which any transactions occurred, the first 2 years in an easily accessible place	Fund Custodian, Fund Administration, Operations

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of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing, at least, an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

12. A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances.	6 years from the end of the fiscal year in which any transactions occurred, the first 2 years in an easily accessible place	Fund Administration, Fund Accountant

13. A record for each fiscal quarter showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter.	6 years from the end of the fiscal year in which any transactions occurred, the first 2 years in an easily accessible place	Fund Administration, Operations

14. A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities.	6 years from the end of the fiscal year in which any transactions occurred, the first 2 years in an easily accessible place	Trading, Operations

15. Files of all advisory material received from the investment adviser, any advisory board or advisory committee, or any other persons from whom a Fund accepts investment advice, other than material which is furnished solely through uniform publications distributed generally.	6 years from the end of the fiscal year in which any transactions occurred, the first 2 years in an easily accessible place	Fund Distributor, Fund Administration, Marketing

16. Any advertisement, pamphlet, circular, form letter or other sales literature addressed to or intended for distribution to prospective investors of a Fund.	6 years from the end of the fiscal year in which any transactions occurred, the first 2 years in an easily accessible place	Fund Distributor, Fund Administration, Marketing

17. Any documents or other written information considered by the directors of the investment company pursuant to section 15(c) of the Act in approving the terms or renewal of a contract or agreement between the company and an investment advisor.	6 years from the end of the fiscal year in which any transactions occurred, the first 2 years in an easily accessible place	Compliance, Fund Legal Counsel, Fund Administration

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18. Any records forming the basis for the initial determination that a director is not an interested person of a Fund, and each subsequent determination that the director is not an interested person of a Fund.	6 years from the end of the fiscal year in which any transactions occurred, the first 2 years in an easily accessible place	Fund Legal Counsel, Fund Administration

19. Any materials used by the disinterested directors of a Fund to determine that a person who is acting as legal counsel to those directors is an independent legal counsel.	6 years from the end of the fiscal year in which any transactions occurred, the first 2 years in an easily accessible place	Fund Legal Counsel, Fund Chief Compliance Officer, Fund Administration

20. Any written shareholder information sharing agreements between the Fund and any financial intermediary.	During the timeframe that an agreement is in effect, and 6 years thereafter, in an easily accessible place	Fund Distributor, Fund Administration

21. A copy of the policies and procedures adopted by a Fund pursuant to Rule 38a-1 under the Investment Company Act, that are in effect or at any time within the past five years were in effect.	Five years from the date when the policies were last in effect, in an easily accessible place.	Fund Chief Compliance Officer, Fund Legal Counsel, Fund Administration

22. Copies of materials provided to the board of trustees of the Funds in connection with their approval of policies and procedures and written reports that were provided to the board of trustees of the Funds, both pursuant to Rule 38a-1 under the Investment Company Act.	Five years after the end of the fiscal year in which the documents were provided, the first 2 years in an easily accessible place	Fund Chief Compliance Officer, Fund Legal Counsel, Fund Administration

Document	Length of Retention	Department
Fund Code of Ethics
1. A copy of each Code of Ethics in effect	During the timeframe that a code of ethics is in effect, and five years thereafter, the first 2 years in an easily accessible place	Fund Chief Compliance Officer, Compliance, or Fund Administration

2. A record of any violation of the code of ethics, and of any action taken as a result of the violation	5 years after the end of the fiscal year in which the violation occurs, 2 years in an easily accessible place	Fund Chief Compliance Officer, Compliance, or Fund Administration

3. A copy of each report made by an Access Person	5 years after the end of the fiscal year in which the report is made, the first 2 years in an easily accessible place	Fund Chief Compliance Officer, Compliance, or Fund Administration

4. A record of all persons, currently or within the past five years, who are or were required to make reports under the code of ethics, or who are or were responsible for reviewing these reports	5 years after the end of the fiscal year in which the report is made, the first 2 years in an easily accessible place	Fund Chief Compliance Officer, Compliance, or Fund Administration

5. All reports relating to each code of ethics that are provided to the fund’s board of directors	5 years after the end of the fiscal year in which each report is provided, the first 2 years in an easily accessible place.	Fund Chief Compliance Officer, Compliance, or Fund Administration

6. A record of any decision, and the supporting reasons therefore, to approve the acquisition by investment personnel of securities	5 years after the end of the fiscal year in which each approval is granted	Fund Chief Compliance Officer, Compliance, or Fund Administration

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Document	Length of Retention	Department
Reports to Board of Directors of Fund

1. Copies of materials provided to the board of trustees of the fund in connection with their approval of policies and procedures	5 years	Fund Chief Compliance Officer, Fund Legal Counsel, Fund Administration

2. Written reports provided to the board of trustees of the funds	5 years	Fund Chief Compliance Officer, Fund Legal Counsel, Fund Administration

Document	Length of Retention	Department
Compliance Review

1. Any records documenting a fund’s annual review of policies and procedures pursuant to Rule 38a-1under the Investment Company Act of 1940	5 years	Fund Chief Compliance Officer, Fund Administration

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